As filed with the Securities and Exchange Commission on March 25, 2026.

Registration No. 333-[●]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fenbo Holdings Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3634	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit J, 19/F, World Tech Centre

95 How Ming Street

Kwun Tong

Kowloon, Hong Kong

Telephone: +(852) 2343-3328

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry Yin, Esq. Benjamin Yao, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR (852) 3923-1111	Richard I. Anslow, Esq. Scott M. Miller, Esq. Ellenoff Grossman & Schole LLP 1345 Ave of the Americas, 11th Fl. New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated March 25, 2026

Up to US$10,000,000 Units, each consisting of one Class A Ordinary Share and one Warrant to purchase two Class A Ordinary Shares
Up to 17,094,017 Class A Ordinary Shares included in the Units

Up to 17,094,017 Warrants to Purchase Up to 34,188,034 Class A Ordinary Shares
Up to 34,188,034 Class A Ordinary Shares Issuable Upon Exercise of the Warrants

FENBO HOLDINGS LIMITED

We are offering, on a reasonable best-efforts basis, up to US$10,000,000 Units (the “Units”). Each Unit consists of (i) one Class A ordinary share, par value $0.0001 per share (“Class A Ordinary Shares”), and (ii) one (1) accompanying warrant (the “Warrants”) to purchase two Class A Ordinary Shares (the “Warrant Shares”). Each Warrant will be exercisable at an exercise price of $0.702 per share (representing 120% of the assumed public offering price of $0.585 per Unit). Each Warrant will be exercisable upon issuance and will expire five (5) years from the date of issuance. We refer to the Units, the Class A Ordinary Shares and the Warrants comprising the Units, and the Warrant Shares as the “Securities.”

On March 20, 2026, the last reported sales price of our Class A Ordinary Shares on the Nasdaq Capital Market was $1.17 per share. We are offering the Units at an assumed public offering price of $0.585 per Unit, which is fifty percent (50%) of the last reported sales price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026. This is representative of the currently anticipated discount to market price for this offering, however the public offering price per Unit is an assumed price only, and there can be no assurance that this will be the discount at the time of pricing of the offering. The actual public offering price of the securities we are offering was negotiated between us, the Placement Agent, and the investors in the offering based on the trading of our Class A Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering included our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

As the public offering price per Unit is an assumed price only, the actual number of Units sold in the offering and actual public offering price will be determined at the time of pricing and may be at a discount to the current market price of our Class A Ordinary Shares or to the assumed price set forth above. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price. The assumed public offering price is used so that we can provide certain disclosures, which require a calculation based on the public offering price.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. Our Class A Ordinary Shares and the Warrants can only be purchased together as part of a Unit in this offering but will be immediately separable upon issuance. The Warrant Shares, or the Class A Ordinary Shares issuable from time to time upon exercise of the Warrants, are also being offered by this prospectus. We may enter into a securities purchase agreement directly with certain of the investors, at the investor’s option, who purchase our Securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus and the registration statement of which this prospectus forms a part, in connection with the purchase of our Securities in this offering.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FEBO”. On March 20, 2026, the last reported sales price of the Class A Ordinary Shares on the Nasdaq Capital Market was $1.17. There is no established trading market for the Units or the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Units or the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Units or the Warrants will be limited.

We have a dual class structure with respect to our Ordinary Shares (defined hereafter). Pursuant to a special resolution passed on September 29, 2025, our authorized share capital was changed to US$30,000 divided into 303,000,000 shares, comprising 285,000,000 Class A Ordinary Shares and 18,000,000 Class B ordinary shares, par value US$0.0001 per share (the “Class B Ordinary Shares” and collectively with the Class A Ordinary Shares, the “Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares at all times vote together as one class on all resolutions submitted to a vote of our shareholders. Each Class A Ordinary Share entitles the holder thereof to one vote on all matters subject to vote at shareholder meetings, and each Class B Ordinary Share entitles the holder thereof to 20 votes on all matters subject to vote at shareholder meetings. This provides our holders of Class B Ordinary Shares with substantially greater voting rights than the holders of our Class A Ordinary Shares, which are being offered to investors in this offering. Our Class B Ordinary Shares are not publicly traded and are not listed for trading on any securities exchange. For more information on our Ordinary Shares, see “Description of Securities” beginning on page 95 of this prospectus.

We have engaged Joseph Stone Capital, LLC (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the Securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the Securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number of Securities or dollar amount. We have agreed to pay to the Placement Agent the fees set forth in the table below, which assumes that we sell all of the Securities offered by this prospectus. There is no minimum number of Securities or amount of proceeds required as a condition to closing in this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of Securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. The proceeds from the sale of the securities in this offering will be deposited in a separate non-interest bearing bank account (the “Escrow Account”) (limited to funds received on our behalf) established by our Escrow Agent (as defined below). At the time we complete a closing of this offering, investor funds that are then held in escrow will be released to us upon such closing, subject to funds in the amount of US$200,000, which will be held, in a separate escrow account, with respect to the initial closing, for any indemnification obligations we may have to the Placement Agent, and without regard to meeting any particular contingency. Any such funds that the Escrow Agent receives will be held in escrow until the applicable closing of this offering, and then used to complete securities purchases, or returned if this offering fails to close. See the section entitled “Risk Factors” beginning on page 18 for more information. We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page 109 of this prospectus for more information regarding these arrangements.

The Placement Agent has also required that US$200,000 of the funds deposited in a separate escrow account, with respect to the initial closing of this offering, and to remain in such account for a period of twelve (12) months after the final closing, to be applied to the payment of any amounts payable by us to indemnify the Placement Agent for any damages it suffers, in connection with this offering, other than damages arising out of the Placement Agent’s gross negligence or willful misconduct.

This offering will terminate on April [_], 2026 unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We intend to hold an initial closing for the Securities purchased in this offering, and we may also undertake one or more additional closings, after the initial closing of this offering. We expect the initial closing of this offering to be completed not later than two trading days following the commencement of sales in this offering (on or about the effective date of the registration statement of which this prospectus forms a part) and the Securities to be issued in connection with each closing of this offering will be delivered via delivery versus payment upon the release to us of investor funds from the Escrow Agent at such closing. All subscription funds for this offering will be held in escrow by the Escrow Agent until each closing.

FEBO is a holding company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations in Hong Kong through our subsidiaries, Fenbo Industries Limited (“FIL”), and Able Industries Ltd. (“AIL”), both incorporated in Hong Kong, and in China through Fenbo Plastic Products Factory (Shenzhen) Ltd. (“FPPF”) incorporated in the People’s Republic of China (“China” or the “PRC”) (FIL, AIL and FPPF, collectively, the “Operating Subsidiaries”). We directly hold equity interests in our Operating Subsidiaries in China and Hong Kong, and we do not currently use a variable interest entity (“VIE”) structure.

Investors are cautioned that the Securities they are buying are securities of FEBO, a Cayman Islands holding company, and not securities of the Operating Subsidiaries. Investors in this offering will not directly hold equity interests in the Operating Subsidiaries.

Since our business operations are conducted in China and Hong Kong through our Operating Subsidiaries, the Chinese government may exercise significant oversight and discretion over the conduct of our business in China and Hong Kong and may intervene in or influence our Operating Subsidiaries’ operations at any time, which could result in a material change in their operations and/or the value of our Ordinary Shares.

China and PRC shall refer to the People’s Republic of China, including Hong Kong, Macau, and Taiwan; however, the only time such jurisdictions are not included in the definition of the PRC and China in this prospectus is when we make reference to the specific laws that have been adopted by the PRC.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Prospectus Summary – Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Foreign Private Issuer” beginning on page 16 of this prospectus for more information.

Investing in our Securities involves significant risks. The risks could result in a material change in the value of the Securities we are registering for sale including the risk of losing your entire investment or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. See “Risk Factors” beginning on page 18 of this prospectus to read about factors you should consider before buying our Securities.

We are subject to legal and operational risks associated with having our Operating Subsidiaries’ operations in mainland China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and Hong Kong and China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause our Class A Ordinary Shares to significantly decline in value or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We may be subject to these regulatory actions or statements. Although we have not engaged in any monopolistic behavior, our business does involve the collection of user data and may implicate cybersecurity reviews. We currently expect that these new regulations may have an impact on our Operating subsidiaries or this offering.

On February 17, 2023, with the approval of the State Council, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Measures”), and relevant supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered, and listed securities must be filed with the CSRC within three business days after the offering is completed. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to the continued listing of our Class A Ordinary Shares or the issuance of our Class A Ordinary Shares in this offering. We have been advised by the Sundial Law Firm, our PRC counsel, that, the primary production and business operations of the Company are located within China, and therefore it should be deemed to fall under the principle of substance over form, qualifying it as a PRC domestic enterprise. Accordingly, under the Trial Measures, PRC domestic enterprises seeking overseas listings are required to file with the CSRC. As this offering constitutes a subsequent securities offering in an overseas market as provided by the Trial Measures, we will be required to complete a filing with the CSRC within three business days after this offering is completed.

However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules. If we inadvertently fail to maintain full compliance with all new regulatory requirements outlined in these opinions, or if we are unable to comply with any future implementing rules in a timely or complete manner, our ability to offer or continue to offer our Securities to investors could be significantly limited or completed hindered, which could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the Cyberspace Administration of China or other PRC regulatory agencies. These regulatory agencies may impose fines, penalties, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our Securities. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our Securities.

As advised by Sundial Law Firm, our PRC counsel, on December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. As of the date of this prospectus, we have not been notified, approached or designated by any PRC authorities as a critical information infrastructure operator, nor have we received any notice that notifying any of our network facilities or information systems being determined as critical information infrastructure from any PRC authorities. The Operating Subsidiaries do not process users’ personal information and it is not deemed to be an online platform operator with personal information of more than one million users. Since we do not process users’ personal information, we are not subject to the requirement of applying for cybersecurity review. Therefore,  we believe, we are currently not required to obtain any permission or approval from the Cyberspace Administration of China (the “CAC”), nor have we been denied of any permissions or approvals from the authorities of mainland China related to such.

Although Hong Kong is a Special Administrative Region of the PRC, it has enacted its own laws pertaining to data security and anti-monopoly concerns. Hong Kong has enacted the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) to ensure an adequate level of privacy data protection to individuals. Moreover, Hong Kong has also enacted the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (the “Competition Ordinance”) to prohibit restrictions on competition in the Hong Kong market. The Competition Ordinance prohibits: (i) anti-competitive agreements and concerted practices; and (ii) abuse of power with the object or effect of preventing, restricting or distorting competition in Hong Kong. If we were to be found in violation of either of these laws, our Hong Kong Operating Subsidiaries’ operations may be restricted, and they may be required or elect to make changes to their operations in Hong Kong so as to be in accordance with the PDPO and/or the Competition Ordinance. Moreover, Hong Kong authorities may take other action against us, such as imposing taxes or other penalties, which could materially affect our financial results. Thus, our revenue and business operations in Hong Kong would be adversely affected.

Nevertheless, if the applicable laws, regulations, or interpretations change, we may face regulatory actions or other sanctions from the CSRC, the CAC or other PRC or Hong Kong regulatory authorities if we fail to fully comply with any new regulatory requirements. Consequently, our operations and financial condition could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless. If there is significant change to current political arrangements between mainland China and Hong Kong, the PRC government intervenes or influences operations of companies operated in Hong Kong like us, or exerts more control through change of laws and regulations over offerings conducted overseas and/or foreign investment in issuers like us, it may result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Our Corporate Structure” beginning on page 18 and “Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 21 of this prospectus for more information.

In addition, the Holding Foreign Companies Accountable Act (the “HFCAA”), which prohibits foreign companies from listing their securities on U.S. exchanges if the company’s auditor has been unavailable for Public Company Accounting Oversight Board (United States) (“PCAOB”) inspection or investigation for three consecutive years, became law in December 2020. On December 16, 2021, the PCAOB issued a determination (the “Determination Report”) that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by authorities in those jurisdictions, and the PCAOB included in the Determination Report a list of the accounting firms that are headquartered in the PRC or Hong Kong. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. The U.S. Securities and Exchange Commission (the “SEC”) adopted final amendments to its rules to implement the HFCAA, which went into effect on January 20, 2022. As part of the SEC’s final rules, identified issuers will need to provide additional disclosures in subsequent filings that prove the issuer is not owned or controlled by a governmental authority in the foreign jurisdiction of the audit firm identified by the PCAOB in the Determination Report. Although our current independent registered public accounting firm, SR CPA & Co., is headquartered in Hong Kong, based on the PCAOB’s current position and China’s compliance with the Statement of Protocol, we do not expect to be affected by the HFCAA at this time. However, if authorities in Hong Kong were to take a position in the future that would prevent the PCAOB from continuing to inspect or investigate completely registered public accounting firms headquartered in Hong Kong and if such lack of inspection were to extend for the requisite period of time under the HFCAA, the PCAOB may issue new determinations based on its inability to inspect or investigate completely registered public accounting firms headquartered in Hong Kong because of a position taken by an authority in that jurisdiction. If that were to happen, our Class A Ordinary Shares could be delisted and prohibited from trading on a U.S. exchange, including Nasdaq, and in the over-the-counter trading market. In addition, our investors would be deprived of the benefits of the PCAOB’s oversight of our auditor through its inspections, and they may lose confidence in our reported financial information and procedures and the quality of our financial statements. Also, we cannot assure you that U.S. regulatory authorities will not apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was enacted on December 29, 2022, and amended the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the AHFCAA was enacted, which amended the HFCA Act by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our Class A Ordinary Shares may be prohibited from trading or delisted. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Risk Factors — Risks Related to Doing Business in the People’s Republic of China and Hong Kong — To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company is located in China or in Hong Kong, our Class A Ordinary Shares could be delisted and prohibited from trading on a U.S. exchange.” beginning on page 24 of this prospectus for more information.

As a holding company, we will rely on dividends and other distributions on equity paid by our Hong Kong or PRC Operating subsidiaries for our cash and financing requirements. If our Hong Kong and PRC Operating Subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As of June 30, 2025, we held cash and cash equivalents of approximately HK$28.3 million, or US$3.6 million, a portion of which is held by our PRC subsidiary, FPPF. Under PRC laws, our PRC subsidiary is required to set aside a portion of its after-tax profits in a statutory reserve fund which is not distributable as cash dividends. To the extent cash is in our PRC Operating Subsidiary, FPPF, there is a possibility that the funds may not be available to fund our operations or for other uses outside the PRC due to interventions or the imposition of restrictions and limitations by the PRC government on the ability to transfer cash. Since our initial public offering on December 1, 2023, there have been transfers of funds between the Company and its subsidiaries to fund working capital requirements. Any such funds were not transferred to Rich Legend Holdings Limited, our direct wholly-owned British Virgin Islands subsidiary, but are transferred directly to our Hong Kong or PRC Operating Subsidiaries, as the case may be. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC or Hong Kong Operating Subsidiaries via capital contribution or shareholder loans, as the case may be.

While we do not currently have a formal cash management policy, the transfer of funds among companies is subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision), (the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020, to regulate the financing activities between natural persons, legal persons, and unincorporated organizations. The Provisions on Private Lending Cases do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC Operating Subsidiary’s ability to transfer cash between subsidiaries. We intend to conduct regular review and management of all of our subsidiaries’ and Operating Subsidiaries’ cash transfers and report to our Board of Directors, and all such transfers are subject to internal review and approval by management.

Upon completion of this offering at an assumed public offering price of $0.585 per Unit, our issued and outstanding shares will consist of 28,156,517 Ordinary Shares, consisting of 20,156,517 Class A Ordinary Shares and 8,000,000 Class B Ordinary Shares, assuming all Units offered are sold and no Warrants are exercised. As of the date of this prospectus, Luxury Max Investments Limited, a British Virgin Islands company (“LMIL”) owns 8,000,000 Class B Ordinary Shares, representing approximately 72.3% of our total issued and outstanding Ordinary Shares and approximately 98.1% of our total voting power. We are a controlled company as defined under the Rule 5615(c) of The Nasdaq Stock Market LLC (“Nasdaq”) because, Mr. Huang Hongwu, our Chief Executive Officer, Chairman, and executive director, and Ms. Wang Xuefei, our Chief Financial Officer and executive director, through their respective ownership of 60% and 40% of the outstanding shares of LMIL, collectively control LMIL and therefore indirectly control the voting power of the shares held by LMIL. Following completion of this offering at an assumed public offering price of $0.585 per Unit, assuming all Units offered are sold and no Warrants are exercised, LMIL will own approximately 28.4% of our total issued and outstanding Ordinary Shares, representing approximately 88.8% of the total voting power. As such, we will continue to be deemed a “controlled company” under the Nasdaq Listing Rules. Please see “Implications of Being a ‘Controlled Company’” on page 14, and the related risks under “Risk Factors - Risks Related to Our Business and Corporate Structure” beginning on page 18, of this prospectus for more information.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)

Public offering price	$	$
Placement Agent fees(2)	$	$
Proceeds before expenses to us(3)	$	$

(1)	Assumes no exercise of the Warrants and assumes the sale of all Units offered hereby.

(2)	We have agreed to pay the Placement Agent a cash fee of 6.0% of the aggregate gross proceeds raised in this offering. We have agreed to reimburse the Placement Agent for accountable out-of-pocket expenses up to $100,000, payable at the initial closing of this offering, and to pay the Placement Agent a non-accountable expense allowance of $30,000 at each closing of the offering. See “Plan of Distribution” for a complete description of the compensation arrangements for the Placement Agent.

(3)	Because there is no minimum number of Securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees and commissions, and net proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. We estimate the total expenses of this offering payable by us, excluding the Placement Agent fees and commissions and the non-accountable expense allowance payable to the Placement Agent, will be approximately $266,982. For more information, see “Plan of Distribution.”

We expect to deliver the Securities offered hereby against payment in New York, New York on or about April [  ], 2026, subject to satisfaction of customary closing conditions.

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our Securities means that the information contained in this prospectus, or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our Securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of our Securities.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby, or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: Neither we nor the Placement Agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Placement Agent

The date of this prospectus is               , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). You should rely only on the information contained in this prospectus, any related prospectus supplement, or in any free writing prospectus we may authorize to be delivered or made available to you.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of the prospectus entitled “Where You Can Find Additional Information.”

Neither the Company nor the Placement Agent has authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither the Company nor the Placement Agent take responsibility for, or provide any assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither the Company nor the Placement Agent has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Securities and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information, and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts, and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Financial Information in U.S. Dollars

Our reporting currency is the Hong Kong dollar. For the purpose of presenting these financial statements of our Operating Subsidiary, FPPF, using RMB as functional currency, the Company’s assets and liabilities are expressed in Hong Kong dollars at the exchange rate on the balance sheet date, which is 0.9143, 0.9306, 0.9424, and 0.9126 as of June 30, 2025 and 2024 and December 31, 2024 and 2023, respectively; shareholders’ equity accounts are translated at historical rates, and income and expense items are translated at the average exchange rate during the period, which is 0.9341, 0.9209, 0.9233, and 0.9070 as of June 30, 2025 and 2024 and December 31, 2024 and 2023, respectively.

This prospectus also contains translations of Hong Kong dollars into U.S. dollars for the convenience of the reader. For transactions in the year ended December 31, 2022, translation of Hong Kong dollars into U.S. dollars were made at US$0.12761 to HK$1., the exchange rates set forth in the statistical releases of the Federal Reserve Board on June 30, 2023. For transactions in the year ended December 31, 2023, translation of Hong Kong dollars into U.S. dollars were made at US$0.12803 to HK$1, the exchange rates set forth in the statistical releases of the Federal Reserve Board on December 29, 2023. For transactions in the year ended December 31, 2024 and the six month ended June 30, 2024, translation of Hong Kong dollars into U.S. dollars were made at US$0.12874 to HK$1, the exchange rates set forth in the statistical releases of the Federal Reserve Board on December 29, 2024. For transactions in the six month ended June 30, 2025, translations of Hong Kong dollars into U.S. dollars were made at US$0.1274 to HK$1, the exchange rates set forth in the statistical releases of the Federal Reserve Board on June 30, 2025.

We make no representation that the Hong Kong dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate or at all.

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MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical fact included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements that are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties, and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and in this section of the prospectus.

Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national, or global political, economic, business, competitive, market and regulatory conditions and the following:

●	our Operating Subsidiaries’ business strategies, operating plans, and business prospects;

●	our Operating Subsidiaries’ capital commitment plans and funding requirements;

●	our ability to effectuate and manage our Operating Subsidiaries’ planned business expansion;

●	our Operating Subsidiaries’ ability to attract customers and maintain customer loyalty;

●	our Operating Subsidiaries’ ability to retain senior management team members and recruit qualified and experienced new team members;

●	our Operating Subsidiaries’ ability to maintain their competitiveness and operational efficiency;

●	our Operating Subsidiaries’ prospective financial conditions;

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●	general economic market and business and financial conditions in Hong Kong, the PRC and globally;

●	laws, regulations, and rules for the personal care electric appliance industry in Hong Kong, the PRC and globally;

●	future trends, developments, and conditions in the personal care electric appliance industry in Hong Kong, the PRC and globally;

●	certain statements in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to trends in prices, volumes, and operations;

●	our ability to execute strategies for our Operating Subsidiaries;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which our Operating Subsidiaries operate, and to client demands, trends and preferences;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our Operating Subsidiaries’ business;

●	changes in interest rates or rates of inflation;

●	legal, regulatory, and other proceedings arising out of our Operating Subsidiaries’ operations; and

●	other factors that are described in “Risk Factors.”

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update nor revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various research and other publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for personal care electric appliances / hair styling products may not grow at the rate projected by such market data, or at all. Failure of our industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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DEFINITIONS

“AIL” means Able Industries Ltd., a private company limited by shares incorporated on November 7, 2005, under the laws of Hong Kong and one of our Operating Subsidiaries conducting business operations in Hong Kong.

“Articles of Association” means the memorandum and articles of association of our Company adopted on September 29, 2025, and as further supplemented, amended, or otherwise modified from time to time, a copy of which is filed as Exhibit 3.1 to this prospectus.

“Board of Directors” or “Board” means the board of directors of our Company.

“BVI” means the British Virgin Islands.

“CAGR” means compound annual growth rate.

“Class A Ordinary Shares” are to Class A ordinary shares of FEBO, par value $0.0001 per share, which shall entitle the holder thereof to one (1) vote per share on all matters subject to vote at general meetings of the Company;

“Class B Ordinary Shares” are to Class B ordinary shares of FEBO, par value $0.0001 per share, which shall entitle the holder thereof to twenty (20) votes per share on all matters subject to vote at general meetings of the Company;

“Companies Act” means the Companies Act (as revised) of the Cayman Islands, as amended, supplemented and/or otherwise modified from time to time.

“Companies Ordinance” means the Companies Ordinance (Chapter 622 of the laws of Hong Kong) as amended, supplemented, or otherwise modified.

“Controlling Shareholders” means for the purposes of our Company, Mr. Huang Hongwu and Ms. Wang Xuefei, collectively, and Luxury Max Investments Limited, a British Virgin Islands company, as a group, where the context requires.

“EIT Law” or “EIT Rules” means the Enterprise Income Tax Law of the People’s Republic of China.

“EU” means the European Union.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“FEBO” or “Company” means Fenbo Holdings Limited, our holding Company, an exempted company limited by shares incorporated on September 30, 2022, under the laws of the Cayman Islands.

“FIL” means Fenbo Industries Ltd., a private company limited by shares incorporated on June 17, 1993, under the laws of Hong Kong and one of our Operating Subsidiaries conducting business operations in Hong Kong.

“FPPF” means Fenbo Plastic Products Factory (Shenzhen) Ltd., a limited liability company incorporated on October 19, 2010, under the laws of the PRC, which is our Operating Subsidiary conducting business operations in the PRC.

“Group,” “our Group,” “we,” “us,” or “our” means the Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before the Company became the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of the Company at the relevant time or the businesses which have since been acquired or carried on by them or, as the case may be, their predecessors.

“Hong Kong dollars” or “HKD” or “HK$” means Hong Kong dollars, the lawful currency of Hong Kong.

“Hong Kong Operating Subsidiaries” means FIL and AIL.

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“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse nor descendant (by birth or adoption) of any 5% owner of the Company.

“Initial Public Offering” or “IPO” refers to the closing on December 1, 2023 of our initial public offering of 1,000,000 ordinary shares, par value $0.001 per share, at a public offering price of $5.00 for total gross proceeds of $5,000,000. On November 30, 2023, we commenced the listing of our ordinary shares on the Nasdaq Capital Market under the ticker symbol “FEBO”.

“LMIL” means Luxury Max Investments Limited, a British Virgin Islands company incorporated on October 21, 2022, which is a holding company not conducting any business operations but owning 8,000,000 Class B Ordinary Shares (72.3%) of the total issued and outstanding shares of the Company, representing 98.1% of the total voting power, and which is beneficially owned by Mr. Huang Hongwu (60%), our Chief Executive Officer, chairman, and executive director and, and Ms. Wang Xuefei (40%), our Chief Financial Executive and Executive Director.

“mainland China” are to the People’s Republic of China excluding Taiwan, the Hong Kong Special Administrative Region, and the Macau Special Administrative Region;

“Nasdaq” means The Nasdaq Stock Market LLC.

“Operating Subsidiaries” means FIL, AIL and FPPF.

“ordinary shares” or “Ordinary Shares” are to Class A Ordinary Shares and Class B Ordinary Shares, collectively.

“PRC” or “China” means the People’s Republic of China, excluding, for the purpose of this prospectus, the Hong Kong Special Administrative Region and the Macau Special Administrative Region, and Taiwan, unless the context requires otherwise.

“Reorganization” means the reorganization arrangements undertaken by our Group in preparation for the Initial Public Offering and the listing on Nasdaq, which are described in more detail in “History and Corporate Structure” in this prospectus.

“RLHL” means Rich Legend Holdings Limited, a BVI business company limited by shares incorporated on October 21, 2022, under the laws of the BVI and the holding company of our Operating Subsidiaries.

“RMB” means Renminbi, the lawful currency of the PRC.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“US$,” “$” or “USD” means United States dollar(s), the lawful currency of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Securities. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Unless otherwise stated, all references to “us,” “our,” “we,” the “Company,” and similar designations refer to Fenbo Holdings Limited, a Cayman Islands exempted company limited by shares.

Overview and Corporate History

FEBO, incorporated on September 30, 2022, under the laws of the Cayman Islands, is the holding company of our Operating Subsidiaries, AIL, FIL and FPPF. Through our Operating Subsidiaries, we represent over 30 years of experience producing personal care electric appliances (principally electrical hair styling products) and toy products to overseas markets. Our operating history began in 1993 when FIL was founded in Hong Kong as a toy manufacturer and distributor. As the toy market deteriorated, we founded AIL in 2005 in Hong Kong, and shifted our operations to the manufacturing and sales of personal care electric appliances. Our manufacturing subsidiary, FPPF, located in Guangdong, PRC, was formed in the PRC on October 19, 2010. We currently act as both an original equipment manufacturer (“OEM”) and original design manufacturer (“ODM”). Since 2006, the Company has served as an OEM for Spectrum Brands, a global home essential company, and the Company’s sole customer, producing electrical hair styling products, under the “Remington” brand which Spectrum Brands has the right of the use of, and which are currently sold to Europe, United States and Latin America.

Purchasers in this offering are buying shares of the Company, whereas all of our operations are conducted through our Operating Subsidiaries. At no time will the Company’s shareholders directly own shares of the Operating Subsidiaries.

Corporate Structure and Reorganization

Our Company was incorporated in the Cayman Islands on September 30, 2022 under the Companies Act as an exempted company with limited liability. Effective November 18, 2022, our Group completed a reorganization to consolidate its business operations in Hong Kong and the PRC into an offshore corporate holding structure to expand our manufacturing and sales operations and in anticipation of listing on a recognized securities market. On December 1, 2023, we closed on our Initial Public Offering of 1,000,000 ordinary shares of par value of $0.0001 each at a public offering price of $5.00 for total gross proceeds of $5,000,000 and on January 16, 2024, we closed on the sale of an additional 62,500 ordinary shares of par value of $0.0001 each pursuant to the partial exercise of the underwriter’s over-allotment option for additional gross proceeds of $312,500. On November 30, 2023, we commenced the listing of our ordinary shares of par value of $0.0001 each on the Nasdaq Capital Market under the ticker symbol “FEBO.”

On November 29, 2024, LMIL, Mr. Li Kin Shing, our then controlling shareholder, and then sole director and shareholder of LMIL, entered into two definitive securities purchase agreements (the “LMIL Purchase Agreements”) with Mr. Huang Hongwu, our Chief Executive Officer, chairman of the Board, and executive director, and Ms. Xuefei Wang, our Chief Financial Officer and executive director, respectively. Pursuant to the LMIL Purchase Agreements, Mr. Li Kin Shing sold 60% of his interest in LMIL to Mr. Huang and 40% of his interest to Ms. Wang. Mr. Li concurrently resigned all of his positions with LMIL and our Company. As of the date of this prospectus, LMIL is the owner of record of 8,000,000 Class B Ordinary Shares, representing approximately 72.3% of our total issued and outstanding Ordinary Shares and approximately 98.1% of our total voting power.

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On September 29, 2025, the Company held an extraordinary general meeting at which the Company adopted a dual-class share structure following shareholder approval. Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share entitles the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of the Company. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Except as provided above, no share may be converted or redesignated from one class to another without the sanction of a special resolution. As a result of this reclassification of our Ordinary Shares, the then listed ordinary shares of par value of $0.0001 were redesignated as Class A Ordinary Shares and continued trading under the same CUSIP Number as prior to such reclassification. The Class B Ordinary Shares are not listed or traded on any securities exchange.

We are and will be a “controlled company” as defined under the listing rules of Nasdaq because, immediately after the completion of this offering at an assumed public offering price of $0.585 per Unit, our Controlling Shareholders, Mr. Huang Hongwu and Ms. Wang Xuefei, through LMIL, will collectively beneficially own approximately 28.4% of our total issued and outstanding Ordinary Shares, representing 88.8% of the total voting power. Please see “- Implications of Being a ‘Controlled Company” below for more information.

Organization Chart

The following diagram illustrates our corporate structure as of the date of this prospectus:

Holder of Class B Ordinary Shares
Holder of Class A Ordinary Shares
Luxury Max investments Limited
(“LMIL”)
(British Virgin Island)
Public Shareholders
Fenbo Holdings Limited
("FHL")
(Cayman Islands)
100%
RichLegend Holdings
Limited
("RLHL")
(British Virgin Islands)
100%
100%
Fenbo Industries Limited
("FIL")
(Hong Kong)
Able Industries Limited
("AIL")
(Hong Kong)
Outside PRC
Inside PRC
100%
Fenbo Plastic Products
Factory (Shenzhen) Ltd
("FPPF")
(PRC)

Business of the Operating Subsidiaries

A description of our subsidiaries is set out below:

AIL – As the marketing arm for the Group, AIL is responsible for all sales and marketing efforts. As of December 31, 2025, AIL employed one employee.

FIL – Is responsible for the overall management of the Operating Subsidiaries. As of December 31, 2025, FIL employed a total of seven employees.

FPPF – Is responsible for the production of all of the Company’s products, and its engineering and design department conducts in-house design and research functions for the development of new products and product lines. As of December 31, 2025, FPPF employed a total of 260 employees.

RLHL – Is a non-operating wholly-owned subsidiary of FHL, which is incorporated in the British Virgin Islands. No funds transferred from FIL or AIL, as the case may be, to FHL, whether by the payment of dividends or otherwise, are transferred to RLHL, but all such funds are transferred directly from FIL or AIL, as the case may be, directly to FHL, whether by the payment of dividends or otherwise. Additionally, RLHL does not have any bank accounts nor does it hold any funds.

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Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	Long term and stable relationship with “Spectrum Brands”, a diversified global branded consumer products and home essentials company, which owns the right to use the Remington trademark for personal care products and our sole customer for whom we develop, and supply products sold under the Remington brand (see “Risk Factors — Risks Related to Our Operating Subsidiaries’ Business Operations);
●	R&D department with substantial industry experience and market awareness permitting it to anticipate market changes and proactively develop innovative and trendy products;
●	Stringent adherence to quality control; and
●	Management members that have decades of operating history, deep industry knowledge, proven track records, and established presence in the industry.

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	Upgrade and expand our existing production capacity, and capability by purchasing and installing new equipment, such as our plastic injection molding production line and other ancillary equipment in the SZ Factory (as defined herein).
●	Strengthen and reinforce our engineering, research, and product development capabilities by recruiting additional engineers and/or research and development personnel which will better position us to expand the range of product / models and lines available for our current sole customer and potential future ODM and OEM customers.
●	Penetrate and further expand into existing and new geographic markets by enhancing our sales and marketing efforts and establishing new subsidiary or representative offices and in new or existing geographical markets such as United States to (i) strengthen our support services to our sole existing customer, Spectrum Brands, to provide a more timely response to their requirements thus solidifying our relationship and potentially resulting in our engagement by Spectrum Brands for additional products; and (ii) explore cooperative opportunities with other potential new customers, thereby capturing new sales opportunities and expanding our market share.

REGULATORY APPROVAL OF THE PRC

Permission Required from Hong Kong and Chinese Authorities

As of the date of this prospectus, other than the business registration certificates as detailed in the section entitled “Regulatory Environment” in this prospectus, neither we nor our Operating Subsidiaries are required to obtain any permission or approval from the Hong Kong authorities to operate our business or issue our Class A Ordinary Shares to foreign investors. According to the Trial Measures issued by CSRC, we are required to complete the filing procedures with CSRC within three business days after this offering is completed.

However, in the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the Cyberspace Administration of China (“CAC”) and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder the operations of our Operating Subsidiaries and our ability to offer or continue to offer securities to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

RECENT REGULATORY DEVELOPMENT IN CHINA

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews and expanding the efforts in anti-monopoly enforcement.

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On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Public Comment) (the “Administration Provisions”). The CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the Trial Measures) on February 17, 2023, and it came into effect on March 31, 2023.

On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Moreover, the CAC released the Regulations on Network Data Security Management (Draft for Public Comments) in November 2021 for public consultation, which was then promulgated and implemented by the State Council on January 1, 2025. These regulations stipulate that network data processors may provide personal information overseas after engaging data security service providers to conduct data security assessments. On July 7, 2022, the CAC released the Measures for the Security Assessment of Cross-Border Data, which became effective on September 1, 2022.

Given the nature of our Operating Subsidiaries’ business, we believe this risk is not significant. Our Operating Subsidiaries are not CIIOs as defined in the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our Operating Subsidiaries’ business, operations or this offering as we do not believe that our Operating Subsidiaries are deemed to be operators of critical information infrastructure or data processors controlling personal information of no less than one million users, that are required to file for cybersecurity review as a condition to listing in the U.S. since: (i) as of the date of this prospectus, none of the Operating Subsidiaries have collected any personal information of PRC individuals; and (ii) as of the date of this prospectus, none of the Operating Subsidiaries have been informed by any PRC governmental authority of any requirement that they file for a cybersecurity review. Therefore, we believe that our Operating Subsidiaries are not covered by the permission and requirements from or the CAC.

Nevertheless, it is highly uncertain what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If, based on the new regulatory actions, any of the Operating Subsidiaries are deemed an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the completion of this offering could be subject to CAC’s cybersecurity review. If we become subject to the CAC or any other governmental agency, we cannot assure you that we will be able to complete this offering, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of the price of our Class A Ordinary Shares or render them worthless.

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On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Measures”), and relevant supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered, and listed securities must be filed with the CSRC within three business days after the offering is completed. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

As of the date of this prospectus, (1) we and our PRC Subsidiary have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied, and (2) we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to the continued listing of our Class A Ordinary Shares or the issuance of Class Ordinary Shares in this offering and, in the opinion of our PRC legal counsel, the Sundial Law Firm, the primary production and business operations of the Company are located within China, and therefore it should be deemed to fall under the principle of substance over form, qualifying it as a PRC domestic enterprise. Accordingly, under the Trial Measures, PRC domestic enterprises seeking overseas listings are required to file with the CSRC. As this offering constitutes a subsequent securities offering in an overseas market as provided by the Trial Measures, we will be required to complete a filing with the CSRC within three business days after this offering is completed.

However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules. If we inadvertently fail to maintain full compliance with all new regulatory requirements outlined in these opinions, or if we are unable to comply with any future implementing rules in a timely or complete manner, our ability to offer or continue to offer our Securities to investors could be significantly limited or completed hindered, which could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the Cyberspace Administration of China or other PRC regulatory agencies. These regulatory agencies may impose fines, penalties, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our Securities.

HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT (the “HFCA Act or the “HFCAA”)

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill, enacted on December 29, 2022, which amended the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCA Act. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

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On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor is headquartered in Hong Kong, appears as part of the report, and is listed under its Appendix B: Registered Public Accounting Firms Subject to the Hong Kong Determination.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC (the “SOP”). Pursuant to the SOP, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. The determinations as to mainland China and Hong Kong were vacated by the PCAOB as of December 15, 2022 as a result of the PCAOB’s having been able to conduct extensive and thorough inspections and investigations of mainland China and Hong Kong firms in 2022 under the SOP; however, if the PCAOB encounters any impediment, in the future, to conducting an inspection or investigation of auditors in mainland China or Hong Kong as a result of a position taken by an authority in either jurisdiction, it may issue new determinations consistent with the HFCAA.

Although our current independent registered public accounting firm, SR CPA & Co., is headquartered in Hong Kong, based on the PCAOB’s current position and China’s compliance with the SOP, we do not expect to be affected by the HFCAA at this time. However, if authorities in Hong Kong were to take a position in the future that would prevent the PCAOB from continuing to inspect or investigate completely registered public accounting firms headquartered in Hong Kong and if such lack of inspection were to extend for the requisite period of time under the HFCAA, the PCAOB may issue new determinations based on its inability to inspect or investigate completely registered public accounting firms headquartered in Hong Kong because of a position taken by an authority in that jurisdiction. If that were to happen, our Class A Ordinary Shares could be delisted and prohibited from trading on a U.S. exchange, including Nasdaq, and in the over-the-counter trading market. In addition, our investors would be deprived of the benefits of the PCAOB’s oversight of our auditor through its inspections, and they may lose confidence in our reported financial information and procedures and the quality of our financial statements. Also, we cannot assure you that U.S. regulatory authorities will not apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

See “Risk Factors — Risks Related to Doing Business in the People’s Republic of China and Hong Kong — To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company is located in China or in Hong Kong, our Class A Ordinary Shares could be delisted and prohibited from trading on a U.S. exchange.” on page 24. We cannot assure you that U.S. regulatory authorities will not apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

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Implications of Being a Holding Company - Transfers of Cash to and from Our Subsidiaries

We operate under a direct holding structure. Fenbo Holdings Limited, the entity whose shares are listed on the Nasdaq Capital Market, is a holding company incorporated in the Cayman Islands. We conduct our substantive business operations through our Operating Subsidiaries in Hong Kong and the PRC. As a holding company, we rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements.

While we do not currently have a formal cash management policy dictating the amount of funding or how funds are transferred, all transfers of funds within our organization are subject to internal review and approval by management. We have not experienced any difficulties or limitations on our ability to transfer cash between subsidiaries. As of the date of this prospectus, none of our Operating Subsidiaries have paid any dividends or made other distributions to the Company. As of June 30, 2025, we held consolidated cash and cash equivalents of approximately HK$28.3 million (US$3.6 million). Following our Initial Public Offering in December 2023, the Company transferred approximately US$4.0 million of the net proceeds to our operating subsidiary, FIL. These funds were used to reimburse FIL for approximately US$2.1 million in offering-related expenses that it had paid on behalf of the Company and for general working capital purposes.

Our ability to transfer funds, pay dividends, and make distributions is subject to various restrictions. We are permitted under the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our subsidiaries through loans or capital contributions. Our subsidiaries in Hong Kong are permitted under the laws of Hong Kong to provide funding to us through dividends without restrictions on the amount of the funds, other than as limited by the amount of their distributable earnings. Our PRC subsidiary, FPPF, is subject to PRC laws and regulations on currency conversion and dividend distribution. Current PRC regulations permit our PRC subsidiary to pay dividends only out of its accumulated after-tax profits, as determined in accordance with PRC accounting standards. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. This reserve is not distributable as cash dividends. These PRC government controls on currency conversion may also limit our ability to receive dividends from FPPF. Furthermore, to the extent that cash is in our Hong Kong or PRC Operating Subsidiaries, such funds may not be available for our use outside of Hong Kong or the PRC due to interventions by, or the imposition of restrictions and limitations from, the PRC government on the ability to transfer cash. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our Operating Subsidiaries in Hong Kong or the PRC via capital contribution or shareholder loans, as the case may be. Any such funds will not be transferred to RLHL, our direct wholly-owned British Virgin Islands subsidiary, but will be transferred directly to our Hong Kong or PRC Operating Subsidiaries, as the case may be. Any dividends from our Hong Kong subsidiaries will be distributed to the Company, which will then distribute them to all shareholders, including U.S. investors, in proportion to their shareholdings. None of such funds transferred to the Company will be transferred to RLHL, but all such funds will be transferred directly from our Hong Kong subsidiaries. Additionally, RLHL does not have any bank accounts nor does it hold any funds. For a detailed illustration of our corporate structure, please see “History and Corporate Structure” on page 67 of this prospectus. See also “Risk Factors – Risks Related to Our Corporate Structure – We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Operating subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” on page 18 of this prospectus.

Summary Risk Factors and Challenges

Investing in our Securities involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 18 of this prospectus, which you should carefully consider before making a decision to purchase our Securities. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Class A Ordinary Shares would likely decline, and you may lose part or all of your investment.

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These risks include but are not limited to the following:

Risks Related to Our Business and Corporate Structure

●	We have continuedly suffered net losses from operations, and we may not be able to achieve profitability.

●	We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

●	Our corporate structure may involve unique risks and could be disallowed by Chinese regulatory authorities. Any PRC regulations pertaining to our corporate structure, loans to and investment in PRC entities by offshore holding companies may delay us from making loans or capital contributions to our Operating Subsidiaries, which could materially and adversely affect their liquidity and their ability to fund and expand their businesses, which could cause our Class A Ordinary Shares to significantly decline in value or become worthless.

●	We have identified material weaknesses in our internal control over financial reporting. If we fail to implement and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which could harm the trading price of our Class A Ordinary Shares.

Risks Related to Doing Business in the People’s Republic of China and Hong Kong

●	A downturn in the Hong Kong, Chinese or global economy, or a change in economic and political policies of China, could materially and adversely affect our Operating Subsidiaries’ business and financial condition.

●	Changes in the policies, regulations and rules, and the enforcement of laws of the PRC government may be implemented quickly with little advance notice and could have a significant impact upon our Operating Subsidiaries’ ability to operate profitably in the PRC. The PRC legal system also embodies uncertainties, which could limit law enforcement availability. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

●	The PRC government may exercise significant oversight and discretion over the conduct of our Operating Subsidiaries’ business and may intervene in or influence their operations at any time, which could result in a material change in their operations and/or the value of our Ordinary Shares. Changes in the policies, regulations, rules and enforcement of laws of the Chinese government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs concerning the risk imposed by the PRC legal and regulatory system cannot be certain.

●	Although we are based in Hong Kong and conduct operations in China and Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Operating Subsidiaries’ business operations, this offering and our reputation and could result in a loss of investment in our Class A Ordinary Shares if such allegations cannot be addressed and resolved favorably.

●	The imposition of tariffs and export restrictions, including the resulting trade wars and other trade barriers, have resulted in the cancellation of a substantial number of orders and a delay or reduction in further orders from our sole customer, Spectrum Brands, which has had a material adverse effect on our business and results of operations.

●	There are political risks associated with conducting business in Hong Kong.

●	We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

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Risks Related to Our Operating Subsidiaries’ Business Operations and Industry

●	We rely on one customer, and if we fail to retain this customer or attract new customers, our business, financial condition, results of operations and growth prospects will be materially and adversely affected, and we would likely be forced to cease our business operations.

●	Our ability to deliver products to our only customer in a timely manner and to satisfy our customer’s fulfillment standards are subject to several factors, some of which are beyond our control.

●	To compete successfully in the global marketplace, we must develop and introduce innovative new products to meet changing consumer preferences.

●	Our Operating Subsidiaries may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for their business activities in multiple jurisdictions and related to residents.

●	Significant changes in or our compliance with regulations, interpretations or product certification requirements could adversely impact our operations.

●	Our business may be adversely impacted by product defects or other quality issues.

●	An economic downturn may adversely affect consumer discretionary spending and demand for our products and services.

●	We may not be able to keep pace with rapid technological changes and competition in our industry.

●	Compliance with governmental regulations could increase our operating costs and interfere with our business efforts.

Risks Related to Our Securities and the Offering:

●	We may not maintain the listing of our Class A Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

●

Any future action by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers or expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Securities to significantly decline or the Securities to become worthless.

●	The dual class structure of our Ordinary Shares has the effect of concentrating voting control with Mr. Huang Hongwu, our Chief Executive Officer, Executive Director and Chairman of the Board of Directors, and Ms. Wang Xuefei, our Chief Financial Officer and Executive Director, and their interest may not be aligned with the interests of our other shareholders.

●	The dual-class structure of our Ordinary Shares may adversely affect the trading market for our Class A Ordinary Shares.

●	There is no public market for the Warrants to purchase our Class A Ordinary Shares being offered in this offering.

●	Nasdaq may apply additional and more stringent criteria for our continued listing.

●	An active trading market for our Class A Ordinary Shares may not continue and the trading price for our Class A Ordinary Shares may fluctuate significantly.

●

This is a reasonable best efforts offering, and no minimum amount of Securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for a return on your investment.

●	As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules and corporate governance standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

Implications of Being a “Controlled Company”

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

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Public companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules a “controlled company” is a company with more than 50% of its voting power held by a single person, entity, or group. Under the Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the Nasdaq Capital Market’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

LMIL, which is beneficially owned by Mr. Huang Hongwu (60%), our Chief Executive Officer, the chairman of the Board and executive director, and Ms. Wang Xuefei (40%), our Chief Financial Officer and executive director, is the owner of record of an aggregate of 8,000,000 Class B Ordinary Shares, representing approximately 72.3% of our total issued and outstanding Ordinary Shares and approximately 98.1% of our total voting power. Depending on the number of Class A Ordinary Shares sold in this offering, our Controlling Shareholders may continue to control more than 50% of our issued and outstanding Ordinary Shares after this offering. If this offering is sold in full at an assumed public offering price of $0.585 per Unit, LMIL will own approximately 28.4% of the then total issued and outstanding Ordinary Shares, representing 88.8% of the total voting power. As a result, we will continue to be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholders will hold more than 50% of the voting power for the election of directors. Therefore, our Controlling Shareholders will be able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions. This concentration of ownership may not be in the best interests of all of our shareholders. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. As of the date of this prospectus, we have not relied on these exemptions, but we may elect to do so in the future.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

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●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of the IPO; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last Business Day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer,” within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Information

We were incorporated in the Cayman Islands on September 30, 2022, for the purpose of being the holding company for the listing on the Nasdaq Capital Market. Our registered office in the Cayman Islands is at Quality Corporate Services Ltd., Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town, Grand Cayman, KYI-9006 Cayman Islands. Our principal executive office is at Unit J, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong. Our telephone number at this location is +852 2343 3328. Our website address is http://www.fenbo.com. The information contained on our website does not form part of, and is not incorporated by reference into, this prospectus. Our agent for service of process in the United States is Cogency Global Inc., whose address is 122 E 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors – Risks Related to our Securities and the Offering” on page 37 of this prospectus, and “Enforceability of Civil Liabilities” on page 51 of this prospectus for more information.

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THE OFFERING

Securities being offered:	Up to 17,094,017 Units at an assumed public offering price per Unit equal to $0.585, which is fifty percent (50%) of the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026, and is representative of the currently anticipated discount to market price for this offering. Each Unit consists of one (1) Class A Ordinary Share and one (1) accompanying Warrant to purchase two (2) Class A Ordinary Shares. Our Class A Ordinary Shares and the Warrants can only be purchased together as part of a Unit in this offering but will be immediately separable upon issuance.

Warrants to be offered by us

Up to 17,094,017 Warrants to purchase an aggregate of up to 34,188,034 Class A Ordinary Shares, subject to adjustment as set forth therein. Each Warrant will be exercisable for two (2) Class A Ordinary Shares, will have an exercise price of $0.702 per Class A Ordinary Share (which is equal to 120% of the assumed public offering price per Unit), will be immediately exercisable and will expire on the five-year anniversary of the initial issuance date. This offering also relates to the Class A Ordinary Shares issuable upon the exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities—Warrants”

Offering size	Up to $10,000,000.

Ordinary Shares outstanding prior to this offering	11,062,500 Ordinary Shares, consisting of 3,062,500 Class A Ordinary Shares and 8,000,000 Class B Ordinary Shares.

Ordinary Shares to be outstanding immediately after this offering	28,156,517 Ordinary Shares (at an assumed public offering price of $0.585 per Unit and assuming the sale of all Units and no Warrants are exercised), consisting of 20,156,517 Class A Ordinary Shares and 8,000,000 Class B Ordinary Shares.

Voting Rights	Holders of Class A Ordinary Shares are entitled to one (1) vote per share. Holders of Class B Ordinary Shares are entitled to twenty (20) votes per share. Following this offering at the assumed public offering price of $0.585 per Unit, our Controlling Shareholders will hold approximately 88.8% of the total voting power of our outstanding shares (assuming the sale of all 17,094,017 Units and no Warrants are exercised), and will continue to have the ability to control the outcome of matters submitted to our shareholders for approval. See “Risk Factors” and “Description of Share Capital.”

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $9.0 million, after deducting placement agent fees and estimated offering expenses payable by us, assuming the sale of all Units offered hereby. We will not receive any additional funds from the exercise of the Warrants if they are exercised on a cashless basis. We currently intend to use the net proceeds, if any, from this offering as follows: (i) approximately 20% for research and development on new products; (ii) approximately 40% for development of our own branded products; (iii) approximately 30% for formation of a sales team for marketing of our own branded products; and (iv) the remaining amount for working capital and general corporate purposes. We intend to allocate the net proceeds received from this offering in the approximate percentages set forth below, regardless of the total amount raised. See “Use of Proceeds” on page 52 of this prospectus.

Risk Factors	Investing in our Securities involves a high degree of risk and purchasers of our Securities may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Securities beginning on page 18.

Lock-Up	We have agreed for a period from the date of entry into the securities purchase agreement for this offering until ninety (90) days after the final closing of this offering, not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, subject to certain exceptions. Additionally, each of our directors, executive officers and shareholders owning 5% or more of our Ordinary Shares, including our Controlling Shareholders, have agreed, subject to certain exceptions, for a period from the date of entry into the securities purchase agreement for this offering until one hundred and eighty (180) days after the final closing of this offering, not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company. See “Plan of Distribution—Lock-Up Agreements.”

Dividend Policy	We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Reasonable Best Efforts Offering	We have engaged Joseph Stone Capital, LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the Securities in this offering. The placement agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the Securities. No minimum offering amount is required as a condition to closing this offering. We intend to hold an initial closing for the Securities purchased in this offering, and we may also undertake one or more additional closings, after the initial closing of this offering. We expect the initial closing of this offering to be completed not later than two trading days following the commencement of sales in this offering (on or about the effective date of the registration statement of which this prospectus forms a part) and the Securities to be issued in connection with each closing of this offering will be delivered via delivery versus payment upon the release to us of investor funds from the Escrow Agent at each closing. Funds provided by investors to purchase the Securities in this offering will be deposited in a separate non-interest bearing bank account (limited to funds received on our behalf) established by the Escrow Agent. Investor funds that are held in escrow will be released to us upon each closing of this offering, as applicable, subject to funds in the amount of US$200,000, which will be held, in escrow, with respect to the initial closing, for any indemnification obligations we may have to the Placement Agent, and without regard to meeting any particular contingency. See “Plan of Distribution” on page 109 of this prospectus.

Escrow Account and Deposit of Proceeds

Funds provided by investors for the purchase of the Securities in this offering will be payable to the Company and will be deposited in a separate non-interest bearing bank account (limited to funds received on our behalf), or the “Escrow Account.” The purpose of the Escrow Account is for (i) the deposit of all subscription monies (wire transfers) which are received by the placement agent from prospective purchasers of our securities and are delivered by the placement agent to the Escrow Agent, (ii) the holding of amounts of subscription monies which are collected through the banking system, and (iii) the disbursement of collected funds. We have appointed [__], as our escrow agent, or the “Escrow Agent.”

No interest will be available for payment to either us or the purchasers (since the funds are being held in a non-interest bearing account). At the time we complete a closing of this offering, investor funds that the Escrow Agent receives shall be held in escrow until the applicable closing of this offering, and then used to complete Securities purchases, or returned if this offering fails to close. In the event that this offering is terminated, all subscription funds being held in the Escrow Account at the time of such termination will be returned to investors by noon of the next business day after the termination of this offering. Release of the funds to us is based upon the Escrow Agent reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All subscription information and subscription funds through wire transfers should be delivered to the Escrow Agent. Failure to do so will result in subscription funds being returned to the investor.

The Placement Agent has also required that US$200,000 of the funds be deposited in a separate escrow account, with respect to the initial closing of this offering, for a period of twelve (12) months after the final closing of this offering, to be applied to the payment of any amounts payable by us to indemnify the Placement Agent for any damages it suffers, in connection with this offering, other than damages arising out of the Placement Agent’s gross negligence or willful misconduct.

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. There is no established trading market for the Units or the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Units or the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Units or the Warrants will be limited.

Trading symbol	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FEBO.”

Transfer agent	Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK; facsimile: 646-536-3179

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RISK FACTORS

Investing in our Securities is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Class A Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment. You should carefully review the “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

Risks Related to Our Business and Corporate Structure

We have continuedly suffered losses from operations, and we may not be able to sustain profitability.

Our net loss from operations for the for the six months ended June 30, 2025 and 2024 was HK$3,826,000 (US$487,000) and HK$1,901,000, respectively. Our loss from operations for the for the fiscal years ended December 31, 2024 and 2023 was HK$15,482,000 (US$1,993,000) and HK$1,462,000, respectively. The loss from operations for the six months ended June 30, 2025 increased by 101.26%, or HK$1,925,000, compared to that for the six months ended June 30, 2024, primarily caused by the trade war between the United States and China, which resulted in a significant increase in trade tariff on our hair style products exported from China and in return significantly decreased purchases of our products manufactured in China. The net loss from operations for the fiscal year ended December 31, 2024 increased by 958.96%, or HK$14,020,000 compared to that for the fiscal year ended December 31, 2023, primarily due to an increase in general and administrative expenses of HK$16,090,000, which was mainly due to an increase in legal and professional fees (including a marketing consultancy fee paid) and staff costs as a result of the expansion in our Group’s business during the fiscal year ended December 31, 2024. If we fail to generate sufficient revenues to operate profitably on a consistent basis or if we are unable to fund our continuing losses, you could lose all or part of your investment.

We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

FEBO is a holding company, and we rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC, Hong Kong, and the Cayman Islands.

The transfer of funds within our organization follows a specific path. After investors’ funds enter the Company, they may be transferred directly to our Hong Kong Operating Subsidiaries, AIL and FIL, without being transferred to our wholly-owned British Virgin Island subsidiary, RLHL. FIL may then transfer funds to our PRC subsidiary, FPPF, to support its operations. Conversely, if the Company intends to distribute dividends, funds may be transferred from FPPF to FIL in accordance with PRC laws. FIL and/or AIL may then transfer funds directly to the Company in accordance with Hong Kong laws, without transferring the funds to RLHL. The Company will then distribute dividends to all of its shareholders, including U.S. investors, in proportion to the Ordinary Shares they hold, in accordance with the laws and regulations of the Cayman Islands. As advised by Harney Westwood & Riegels, our Cayman Islands counsel, under the laws of the Cayman Islands, a company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Our ability to receive distributions is subject to various regulations. As advised by SH Wong & Co., our Hong Kong counsel, under the Companies Ordinance of Hong Kong, dividends may only be paid out of distributable profits. There are no restrictions under the laws of Hong Kong on the conversion of HK dollars into foreign currencies or the remittance of currencies out of Hong Kong. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends. As advised by the Sundial Law Firm, our PRC counsel, under PRC laws, our PRC subsidiary, FPPF, is required to set aside at least 10% of its after-tax profits each year to fund certain statutory reserves until the aggregate amount of such fund reaches 50% of its registered capital. As of December 31, 2024, these restricted assets totaled approximately HK$2,806,000, or US$361,000.

Despite the current legal framework, there can be no assurance that the PRC or Hong Kong government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors. Such actions could result in an inability or prohibition on making transfers or distributions outside of China or Hong Kong. While we do not have a formal cash management policy, all fund transfers are subject to internal management review and approval, and we intend to conduct regular reviews for our Board of Directors. In addition, if any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

As of the date of this prospectus, no dividends or distributions have been made by any of our Operating Subsidiaries to the Company or to U.S. investors. Since our initial public offering, the only transfer of funds from the Company to its Operating Subsidiaries consisted of a transfer of approximately US$4.0 million of the net proceeds to FIL. These funds were used to reimburse FIL for approximately US$2.1 million in offering-related expenses paid on our behalf and for general working capital. In the future, any cash proceeds raised from overseas financing activities may be transferred by us to our Operating Subsidiaries via capital contribution or shareholder loans, as the case may be.

Any limitation on the ability of our Operating Subsidiaries to pay dividends or make other distributions to us could materially and adversely affect our business, financial condition, results of operations, and the value of our Class A Ordinary Shares.

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Our corporate structure may involve unique risks and could be disallowed by Chinese regulatory authorities. Any PRC regulations pertaining to our corporate structure, loans to and investment in PRC entities by offshore holding companies may delay us from making loans or capital contributions to our Operating Subsidiaries, which could materially and adversely affect their liquidity and their ability to fund and expand their businesses, which could cause our Class A Ordinary Shares to significantly decline in value or become worthless.

With regards to our corporate structure, the funds we may transfer to our PRC Operating Subsidiary, either as a loan or as an increase in registered capital, are subject to approval by or registration with relevant government authorities in China. According to the relevant PRC regulations, capital contributions to our PRC Operating Subsidiary, FPPF, are subject to the submission of reports of changes through the enterprise registration system and registration with a local bank authorized by the State Administration of Foreign Exchange (“SAFE”). In addition, any foreign loan procured by our PRC Operating Subsidiary is required to be registered with SAFE, and such loan also is required to be registered with the National Development and Reform Commission (“NDRC”). We may not be able to complete such registrations or obtain necessary approvals on a timely basis with respect to future capital contributions or foreign loans by us to our PRC Operating Subsidiary. If we fail to complete such registration or other procedures, our ability to maintain our corporate structure while capitalizing our PRC Operating Subsidiary’s operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

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Our Controlling Shareholders have potential conflicts of interest with our Company which may adversely affect our business.

Upon completion of this offering at an assumed public offering price of $0.585 per Unit, 28,156,517 Ordinary Shares will be issued and outstanding, consisting of 20,156,517 Class A Ordinary Shares and 8,000,000 Class B Ordinary Shares, assuming all Units offered are sold and no Warrants are exercised. As of the date of this prospectus, LMIL owns 8,000,000 Class B Ordinary Shares, representing approximately 72.3% of our total issued and outstanding Ordinary Shares and approximately 98.1% of our total voting power. We are a controlled company as defined under the Rule 5615(c) of The Nasdaq Stock Market LLC (“Nasdaq”) because, Mr. Huang Hongwu, our Chief Executive Officer, chairman of the Board and executive director, and Ms. Wang Xuefei, our Chief Financial Officer and executive director, through their respective ownership of 60% and 40% of the outstanding shares of LMIL, collectively control LMIL and therefore indirectly control the voting power of the shares held by LMIL. Following completion of this offering at an assumed public offering price of $0.585 per Unit, assuming all Units offered are sold and no Warrants are exercised, LMIL will own approximately 28.4% of our total issued and outstanding Ordinary Shares, representing approximately 88.8% of the total voting power.

Our board of directors is comprised of a majority of independent directors. These independent directors may be in a position to deter and counteract the actions of our officers or non-independent directors (including, potentially, Mr. Huang and Ms. Wang) that are against our interests. We cannot, however, give any assurance as to how the independent directors will act in any given circumstance. Further, if we or the independent directors cannot resolve any conflicts of interest between us and those of our officers and directors who are management members of our affiliated companies in the PRC, we would have to rely on legal proceedings, which could result in the disruption of our business.

In the event that you believe that your rights have been infringed under the securities laws or otherwise as a result of any one of the circumstances described above, it may be difficult or impossible for you to bring an action against us or our officers or directors who reside within the PRC. Even if you are successful in bringing an action, the PRC laws may render you unable to enforce a judgment against our assets and management, most of which are located in the PRC.

We have identified material weaknesses in our internal control over financial reporting. If we fail to implement and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which could harm the trading price of our Class A Ordinary Shares.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Ineffective internal control could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Class A Ordinary Shares.

We have identified material weaknesses in our internal control over financial reporting in the Company and in its subsidiaries. As defined in Regulation 12b-2 under the Exchange Act, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Specifically, we determined that we have the following material weaknesses in our internal control over financial reporting: (i) we have limited controls over information processing; (ii) we have inadequate segregation of duties; and (iii) we do not have sufficient formal written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles in the United States of America, or GAAP, and SEC guidelines. In addition, we do not have a qualified chief financial officer, with US GAAP accounting knowledge and significant experience working in U.S. listed companies on financial reporting, in place to oversee our financial reporting, and we currently rely on external consultants regarding financial reporting functions.

Although we currently have an audit committee comprised of three independent directors, one of whom management has determined qualifies as a financial expert under the applicable SEC rules, and our financial statements and footnotes are now reviewed by our management and our audit committee, we do not have a formal policy to review significant accounting transactions and the accounting treatment of such transactions.

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Even if we develop effective internal controls over financial reporting, such controls may become inadequate due to changes in conditions or the degree of compliance with such policies or procedures may deteriorate, which could result in the discovery of additional material weaknesses and deficiencies. In any event, the process of determining whether our existing internal control over financial reporting is compliant with Section 404 of the Sarbanes-Oxley Act (“Section 404”) and is sufficiently effective requires the investment of substantial time and resources by our senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. In addition, we cannot predict the outcome of this process and whether we will need to implement remedial actions in order to establish effective controls over financial reporting. The determination of whether our internal controls are sufficient and any remedial actions required could result in our incurring additional costs that we did not anticipate, including the hiring of additional outside consultants. We may also fail to timely complete our evaluation, testing and any remediation required to comply with Section 404.

We are required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. However, for as long as we are an “emerging growth company” or for as long as we are not an accelerated filer under Rule 12b-2 under the Securities Exchange Act of 1934, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404. While we could be exempt from the auditor attestation requirement for an indefinite amount of time even after we lose our status as an emerging growth company, an independent assessment of the effectiveness of our internal control over financial reporting, if obtained, could detect problems that our audit committee’s assessment might not. Such undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation.

Risks Related to Doing Business in the People’s Republic of China and Hong Kong.

A downturn in the Hong Kong, China or global economy, or a change in economic and political policies of China, could materially and adversely affect our Operating Subsidiaries’ business and financial condition.

Our Operating Subsidiaries’ business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on our PRC Operating Subsidiary, FPPF.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect our current customer’s and potential customers’ businesses and have a negative impact on our Operating Subsidiaries’ businesses, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

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Changes in the policies, regulations and rules, and the enforcement of laws of the PRC government may be implemented quickly with little advance notice and could have a significant impact upon our Operating Subsidiaries’ ability to operate profitably in the PRC. The PRC legal system also embodies uncertainties, which could limit law enforcement availability. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly enhanced the protections afforded to various forms of foreign investment in China. Our Operating Subsidiaries are subject to PRC laws and regulations. However, these laws and regulations change frequently, and the interpretation and enforcement thereof involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protections to which we are entitled by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability of our Operating Subsidiaries to enforce their contracts, could affect our business and operation. In addition, confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to our business, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement.

The PRC government may exercise significant oversight and discretion over the conduct of our Operating Subsidiaries’ business and may intervene in or influence their operations at any time, which could result in a material change in their operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules and enforcement of laws of the Chinese government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs concerning the risk imposed by the PRC legal and regulatory system cannot be certain.

Our Company is a holding company, and we conduct our operations through our Operating Subsidiaries in Hong Kong and the PRC. The PRC government may choose to exercise significant oversight and discretion, and the regulations to which our Operating Subsidiaries are subject may change rapidly and with little notice to them or our shareholders. As a result, the application, interpretation and enforcement of new and existing laws and regulations in China are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our Operating Subsidiaries’ current policies and practices. Compliance with new laws, regulations and other government directives in China may also be costly, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our Operating Subsidiaries’ development;

●	result in negative publicity or increase our Operating Subsidiaries’ operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our Operating Subsidiaries’ business, including fines assessed for our Operating Subsidiaries current or historical operations, or demands or orders that our Operating Subsidiaries modify or even cease their business practices.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews and expanding the efforts in anti-monopoly enforcement. These regulatory actions and statements emphasize the need to strengthen the administration over illegal securities activities and the supervision of China-based companies seeking overseas listings. Additionally, companies are required to undergo a cybersecurity review if they hold large amounts of data related to issues of national security, economic development or public interest before carrying out mergers, restructuring or splits that affect or may affect national security. These statements were recently issued, and their official guidance and interpretation remain unclear at this time. While we believe that our Operating Subsidiaries’ operations are not currently being affected, they may be subject to additional and stricter compliance requirements in the near term. Compliance with new regulatory requirements or any future implementation rules may present a range of new challenges which may create uncertainties and increase our Operating Subsidiaries’ cost of operations.

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The Chinese government may intervene or influence our Operating Subsidiaries’ operations and may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our Operating Subsidiaries’ operations and/or the value of our Class A Ordinary Shares. Any legal or regulatory changes that restrict or otherwise unfavorably impact our Operating Subsidiaries’ ability to conduct their operations could decrease demand for their services, reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates or subject them to additional liabilities. To the extent that any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and our Class A Ordinary Shares could decrease in value or become worthless.

Although we are based in Hong Kong and conduct operations in China and Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Operating Subsidiaries’ business operations, this offering and our reputation and could result in a loss of investment in our Class A Ordinary Shares if such allegations cannot be addressed and resolved favorably.

During the last several years, U.S. listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. The Chinese government also may exercise significant oversight and discretion over the conduct of our business in China and Hong Kong and may intervene or influence our Operating Subsidiaries’ operations at any time, which could result in a material change in their operations and/or the value of our Class A Ordinary Shares. Moreover, as a result of this scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

Although we are based in Hong Kong, if we should become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming, likely would distract our management from our normal business and could result in our reputation being harmed. The price of our Class A Ordinary Shares could decline because of such allegations, even if the allegations are false.

There are political risks associated with conducting business in Hong Kong.

We are based in Hong Kong and conduct operations in China and Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market and adversely affect the business operations of the Company. Hong Kong is a special administrative region of the PRC, and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since we are based and conduct business in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial position.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and then President Trump signed an executive order and the Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

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Given the relatively small geographic size of Hong Kong, any of such incidents may have a widespread effect on our Operating Subsidiaries’ business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

The imposition of tariffs and export restrictions, including the resulting trade wars and other trade barriers, have resulted in the cancellation of a substantial number of orders and a delay or reduction in further orders from our sole customer, Spectrum Brands, which has had a material adverse effect on our business and results of operations.

In recent years, the U.S. government has imposed significant tariffs and other trade barriers on a broad range of goods imported from the PRC in response to perceived unfair trade practices. In response, the PRC government has implemented retaliatory measures. The imposition of these tariffs and the resulting trade tensions have in the past resulted in the cancellation of a substantial number of orders and a delay or reduction in further orders from our sole customer, Spectrum Brands, which has had a material adverse effect on our business and results of operations.

Our sole customer is Spectrum Brands, a U.S. corporation headquartered in the U.S. We do not have a long-term agreement with Spectrum Brands and their purchases are made on an order-by-order basis. The imposition of such tariffs has previously resulted in the cancellation by Spectrum Brands of a substantial number of its orders and a delay or reduction in further orders.

Based on the uncertainty regarding the continued imposition of tariffs and the percentages of such tariffs, it is difficult to predict the full impact of the tariffs on our business operations and what steps to take to mitigate such impacts. However, in order to commence mitigation of the adverse effects of the tariffs on our operations, we are exploring the possibility of closing our factory, which is located in China, and establishing a factory in another country. Unless the tariff situation improves to our satisfaction, we anticipate the closure of our current factory and establishment of a new factory to be accomplished within the next 12 months.

Moreover, tariffs could increase the cost to us of manufacturing our products as well as the cost to our U.S. customer of importing our products. The global trade environment remains dynamic and uncertain. Political uncertainty surrounding international trade disputes and the potential of their escalation could have a negative effect on overall consumer confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business or our results of operations, as well as the financial condition of our customer. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations, what products may be subject to such actions, or what actions may be taken by other countries in response. Any increased trade barriers or restrictions on global trade could have a materially adverse impact on our business and financial results.

To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company is located in China or in Hong Kong, our Class A Ordinary Shares could be delisted and prohibited from trading on a U.S. exchange

The Holding Foreign Countries Accountable Act, as amended, (the “HFCAA”) prohibits foreign companies from listing their securities on U.S. exchanges if the company’s auditor has been unavailable for PCAOB inspection or investigation for two consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued the Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in (i) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (ii) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the Determination Report identified specific registered public accounting firms subject to these determinations.

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On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC (the “SOP”). Pursuant to the SOP, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. The determinations as to mainland China and Hong Kong were vacated by the PCAOB as of December 15, 2022 as a result of the PCAOB’s having been able to conduct extensive and thorough inspections and investigations of mainland China and Hong Kong firms in 2022 under the SOP; however, if the PCAOB encounters any impediment, in the future, to conducting an inspection or investigation of auditors in mainland China or Hong Kong as a result of a position taken by an authority in either jurisdiction, it may issue new determinations consistent with the HFCAA.

Although our current independent registered public accounting firm, SR CPA & Co., is headquartered in Hong Kong, based on the PCAOB’s current position and China’s compliance with the SOP, we do not expect to be affected by the HFCAA at this time. However, if authorities in Hong Kong were to take a position in the future that would prevent the PCAOB from continuing to inspect or investigate completely registered public accounting firms headquartered in Hong Kong and if such lack of inspection were to extend for the requisite period of time under the HFCAA, the PCAOB may issue new determinations based on its inability to inspect or investigate completely registered public accounting firms headquartered in Hong Kong because of a position taken by an authority in that jurisdiction. If that were to happen, our Class A Ordinary Shares could be delisted and prohibited from trading on a U.S. exchange, including Nasdaq, and in the over-the-counter trading market. In addition, our investors would be deprived of the benefits of the PCAOB’s oversight of our auditor through its inspections, and they may lose confidence in our reported financial information and procedures and the quality of our financial statements. Also, we cannot assure you that U.S. regulatory authorities will not apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

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Our business depends on our ability to collect, use, maintain and otherwise process data, including personal data, relating to the production of our products, the engineering and design of new products and product lines and sales and marketing efforts. Any limitation imposed on our collection, use, maintenance or other processing of this data could significantly diminish the value of our Company and cause us to lose revenue. Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any other regulations, legislation or self-regulations relating to data protection, data privacy, cybersecurity, e-commerce and advertising may entail significant expenses. Uncertainties regarding the application or interpretation of existing or newly adopted laws and regulations could also threaten our ability to collect, use, maintain and otherwise process this data which, in turn, could materially harm our business and subject us to significant costs and legal liability for non-compliance.

Our Operating Subsidiaries’ business and operations in Hong Kong are subject to data privacy related laws and regulations. In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest.

The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfillment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems it fit to do so.

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If our Operating Subsidiaries conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution. Based on advice of counsel, we believe we have established the necessary protocols and data collection standards to ensure compliance with the PDPO.

Moreover, the increase in attention to and regulation of data protection, data privacy and cybersecurity across the globe in recent years will require us to further devote resources and incur additional costs associated with compliance. Although we strive to comply with applicable laws and regulations regarding data protection and data privacy and to inform our suppliers and customer of our business practices, it is possible that these laws and regulations may be interpreted and applied in a manner that is inconsistent with our data collection, use, maintenance and other processing practices or that it may be argued that our practices do not comply with Hong Kong’s Personal Data (Privacy) Ordinance. Due to rapid changes in technology and the inconsistent interpretations of privacy and data collection and protection laws and regulations, we may be required to materially change the way we do business. The challenges imposed by the ongoing need to remain compliant with such laws and regulations, as well as the need to implement any changes due to newly introduced laws and regulations, may slow our growth, and if we are not able to cope with these challenges as effectively as other companies, we will be competitively disadvantaged, and therefore our business operations, financial position and results of operations could be materially and adversely affected.

We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and cause our Class A Ordinary Shares to significantly decline in value or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and a hierarchical protection system for data security.

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On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or the “PRC Personal Information Protection Law,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (i) such processing is for the purpose of providing products or services for natural persons within China; (ii) such processing is to analyze or evaluate the behavior of natural persons within China; or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security shall conduct a cybersecurity review and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Our Operating Subsidiaries may in the future collect and store certain data (including certain personal information) from our customers, who may be PRC individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). Given that: (i) two of our Operating Subsidiaries are incorporated and located in Hong Kong and the other Operating Subsidiary is incorporated and located in mainland China; and (ii) we have an Operating Subsidiary engaged in business operations in mainland China, we currently may expect the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law to apply to our Operating Subsidiaries.

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On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and relevant supporting guidelines, which came into effect on March 31, 2023. On February 17, 2023, the CSRC also issued the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies (the “CSRC Notice”). Pursuant to the Trial Measures and the CSRC Notice, among other things, (i) a domestic company that seeks to offer or list securities overseas, both directly and indirectly, must complete certain filing procedures with the CSRC within three working days following its submission of an initial public offering or listing application; and (ii) domestic companies which have already, directly or indirectly, offered and listed securities in overseas markets prior to the effectiveness of the Trial Measures are required to fulfill their filing obligations and report relevant information to the CSRC within three working days after conducting a follow-on offering of equity securities on the same overseas market. If the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (ii) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. The determination of indirect overseas listings by domestic enterprises shall follow the principle of substance over form. Where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

It is highly uncertain what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiaries, their respective abilities to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchange. Should new regulations be introduced, there may remain significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If any of our Operating Subsidiaries is deemed to be an “Operator” required to file for cybersecurity review before listing in the United States or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our Operating Subsidiaries, the business operations of our Operating Subsidiaries and the continued listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review in the future. We need to complete the filing procedures with the CSRC pursuant to the Trial Measures. If our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects. In the event of a failure to comply, our Operating Subsidiaries may become subject to fines and other penalties, which may have a material adverse effect on our business, operations and financial condition, may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and may cause our Class A Ordinary Shares to significantly decline in value or become worthless.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause our Class A Ordinary Shares to significantly decline in value or be worthless. As of the date of this prospectus, and based on the advice of our PRC counsel, Sundial Law Firm, we believe that, except for the CSRC filing for this offering, no effective laws or regulations in the PRC explicitly require us to seek approval from any other PRC governmental authorities for our overseas offering, nor has the Company or any of our Operating Subsidiaries received any inquiry, notice, warning or sanctions regarding this offering from the CSRC or any other PRC governmental authorities.

These recent statements, laws and regulations by the Chinese government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Measures, have indicated an intent to exert greater oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. It is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries located in Hong Kong. We could be subject to approval or review of Chinese regulatory authorities. Any future action by the PRC government increasing the scrutiny by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause such securities to significantly decline in value or become worthless.

Failure to comply with PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or us to liability or penalties, limit our ability to inject capital into PRC subsidiary or limit PRC subsidiary’s ability to increase their registered capital or distribute profits.

The SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or the SAFE Circular 37, on July 14, 2014, which replaced the former circular commonly known as the “SAFE Circular 75” promulgated by the SAFE on October 21, 2005. The SAFE Circular 37 requires PRC residents to register with local branches of the SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in the SAFE Circular 37 as a “special purpose vehicle.” The SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfil the required the SAFE registration, the special purpose vehicle may be prohibited from making profit distributions to the shareholder, and the shareholder may be restricted in its ability to contribute foreign exchange or additional capital into PRC.

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We have notified substantial beneficial owners of Ordinary Shares who we know are PRC residents of their filing obligation. However, such beneficial owners may have yet completed SAFE registration and we may not at all times be aware of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners and cannot assure you that all of our PRC-resident beneficial owners will comply with the SAFE Circular 37 and subsequent implementation rules. Furthermore, since it is unclear how the SAFE Circular 37, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategies. Failure to register or comply with relevant requirements may limit our ability to contribute additional capital to our PRC subsidiary or limit our PRC subsidiary to make profit distributions to us or our shareholder who are PRC resident.

If the Chinese government were to impose new requirements for approval from the PRC authorities to issue the Company’s Class A Ordinary Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline in value or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or “the Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies.

Based on the advice of PRC counsel, Sundial Law Firm, and our understanding of currently applicable PRC laws and regulations: as of the date of this prospectus, except for the CSRC filing for this offering, no effective laws or regulations in the PRC explicitly require the Company and its PRC subsidiary to seek approval from any other PRC governmental authorities for our overseas offering, nor has the Company or any of our Operating Subsidiaries received any inquiry, notice, warning or sanctions regarding this offering from the CSRC or any other PRC governmental authorities; In addition, FIL, our Hong Kong subsidiary that owns 100% of the outstanding shares of FPPF, is afforded the legal protections of national treatment under the Foreign Investment Law of the People’s Republic of China. We believe, based on the advice of our PRC counsel, that (i) as this offering is regarded as a subsequent securities offering in the same overseas market under the Trial Measures, we are required to complete the filing procedures with the CSRC in accordance with the Trial Measures with respect to this offering, and we will submit our filing application to the CSRC within three working days after the completion of this offering; (ii) neither we nor the PRC subsidiary is subject to cybersecurity review with the CAC, pursuant to the Measures for Cybersecurity Review (2021 version).

If we have erroneously concluded that these permission requirements do not apply to us, or if applicable laws, regulations or interpretations change, and it is determined in the future that the permission requirements become applicable to us, we may be subject to review, may face challenges in addressing these requirements and may incur substantial costs in complying with these requirements, which could result in material adverse changes in our business operations and financial position. In addition, if we are not able to fully comply with the Measures for Cybersecurity Review (2021 version) or if the Opinions come into effect and are determined to be applicable to us, our ability to offer or to continue to offer securities to investors may be significantly limited or completely hindered, and our Securities may significantly decline in value or become worthless.

Given the current PRC regulatory environment, it is uncertain whether the Company can complete the CSRC filing. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas offerings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to our this offering from the CSRC or other PRC governmental authorities.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and relevant supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered, and listed securities must be filed with the CSRC within three business days after the offering is completed. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China; and (C) where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. The determination of indirect overseas listings by domestic enterprises shall follow the principle of substance over form. According to the Trial Measures, subsequent securities offerings of an issuer in the same overseas market where it has previously offered, and listed securities must be filed with the CSRC within three business days after the offering is completed. As this offering constitutes a subsequent securities offering in an overseas market as provided by the Trial Measures, we will be required to complete a filing with the CSRC within three business days after this offering is completed.

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As of the date of this prospectus, our Company and our PRC subsidiary have not been involved in any investigations on cybersecurity review initiated by CAC or any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. If it is determined in the future that the approval of the CAC or any other regulatory authority is required for this offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from our offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our Securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering and any public offerings before settlement and delivery of our Class A Ordinary Shares to investors. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery of our Class A Ordinary Shares, such investors do so at the risk that settlement and delivery may not occur. In addition, except for the CSRC filing, if the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for public offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our Securities.

We believe that our PRC subsidiary’ operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which our PRC subsidiary operate may impose new, stricter regulations or interpretations of existing regulations with little advance notice that would require additional expenditures and efforts on their part to ensure our subsidiary’s compliance with such regulations or interpretations. Our PRC subsidiary may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In the event that our PRC subsidiary is not able to substantially comply with any existing or newly adopted laws and regulations, our business operations may be materially adversely affected and the value of our Ordinary Shares may significantly decrease and cause the value of our securities to significantly decline or the securities to become worthless.

We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Risks Related to Our Operating Subsidiaries’ Business Operations and Industry

We rely on one customer, and if we fail to retain this customer or attract new customers, our business, financial condition, results of operations and growth prospects will be materially and adversely affected, and we would likely be forced to cease our business operations.

We rely on one customer who contributed approximately 100% of our total revenues for the six months ended June 30, 2025 and 2024 and the fiscal years ended December 31, 2024 and 2023. We do not have a long-term agreement with our key customer and their purchases are made on an order-by-order basis. Our business with this customer has been, and we expect it will continue to be, conducted based on the actual orders received from time to time. Our sole customer is not obligated in any way to continue placing orders with us at the same or increasing levels, or at all. Our customer’s level of demand for our products may fluctuate significantly from period to period. Such fluctuation is attributable mainly to changes in our customer’s business strategies, operational needs and product portfolio, as well as consumer trends. The loss of our sole customer, our inability to attract new customers, a significant decrease in our existing customer’s spending on the products we offer, or a failure to make repeat purchases of our products, would have a severe adverse impact on our business, financial condition, results of operations and growth prospects and would likely result in the cessation and termination of our business.

Our sole customer may take actions that adversely affect our gross profit and operating results.

We are dependent upon our one key customer whose bargaining strength is substantial and growing. We may be negatively affected by changes in their policies, such as price and term demands, special packaging, shorter lead times for the delivery of products, smaller and more frequent shipments or other conditions. If we do not effectively respond to these demands, this customer could decrease its purchases from us and a reduction in the demand for our products or the costs of complying with their business demands could have a material adverse effect on our business, operating results and financial condition.

Our ability to deliver products to our sole customer in a timely manner and to satisfy our customer’s fulfillment standards is subject to several factors, some of which are beyond our control.

Our sole customer places great emphasis on timely delivery of our products for specific selling seasons, especially during our third fiscal quarter, and on the fulfillment of consumer demand throughout the year. We cannot control all of the various factors that might affect our product delivery. Production delays, difficulties encountered in shipping from overseas, customs clearance delays and operational issues with any of the third-party logistics providers we use are on-going risks of our business. Accordingly, we are subject to risks, including labor disputes, inclement weather, public health crises (such as pandemics and epidemics), natural disasters, possible acts of terrorism, port and canal backlogs and blockages, availability of shipping containers and increased security restrictions associated with the carriers’ ability to provide delivery services to meet our shipping needs. These risks have been exacerbated by surges in demand and shifts in shopping patterns related to COVID-19, which has resulted in carrier-imposed capacity restrictions, carrier delays and longer lead times for our products. Failure to deliver products to our key customer in a timely and effective manner could damage our reputation and result in the loss of our only customer or reduced orders, which could have a material adverse effect on our business, operating results and financial condition.

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To compete successfully in the global marketplace, we must develop and introduce innovative new products to meet changing consumer preferences.

Our long-term success in the competitive personal care electric appliance industry depends on our ability to develop and commercialize a continuing stream of innovative new products that meet changing consumer preferences and take advantage of opportunities sooner than our competition. We face the risk that our competitors will introduce innovative new products that compete with our products. There are numerous uncertainties inherent in successfully developing and commercializing new products on a continuing basis and new product launches may not deliver expected growth in sales or operating income. If we are unable to develop and introduce a continuing stream of competitive new products it may have an adverse effect on our business, operating results and financial condition.

Our Operating Subsidiaries may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for their business activities in multiple jurisdictions and related to residents.

In accordance with the relevant laws and regulations in the PRC, our PRC Operating Subsidiary, FPPF, is required to maintain various approvals, licenses and permits to operate its business, including, but not limited to, business licenses. These approvals, licenses and permits are obtained upon satisfactory compliance with, among other things, the applicable laws and regulations.

Our PRC Operating Subsidiary may be subject to regulatory measures imposed by various governmental entities in the PRC as follows: (i) regulations relating to competition; (ii) Electronic Commerce Law; (iii) regulations relating to intellectual property: copyright, trademark, patent and domain Name; (iv) regulations on offshore parent holding companies’ direct investment in and loans to their PRC subsidiaries; (v) regulations relating to foreign exchange; (vi) regulations relating to dividend distributions; (vii) regulations relating to overseas listings; (viii) regulations relating to employment; (ix) regulations relating to customer rights protection; and (x) regulations relating to tax: income tax, value-added tax. As of the date of this prospectus, our PRC Operating Subsidiary has received all necessary governmental approvals and licenses for operations in the PRC and has not been denied any such licenses or approvals.

Moreover, our Operating Subsidiaries are also subject to laws, regulations and policies relating to the protection of the environment and to workplace health and safety and may be adversely affected by new and changing laws and regulations. They are required to adopt measures to control the discharge of polluting matters, toxic substances or hazardous substances and noise at their facilities in accordance with such applicable laws and regulations and to implement such measures that ensure the safety and health of their employees. Changes to current laws, regulations or policies or the imposition of new laws, regulations and policies in the personal care electric appliance industry could impose new restrictions or prohibitions on their current practices. Our Operating Subsidiaries may incur significant costs and expenses and need to budget additional resources to comply with any such requirements, which may have a material and adverse effect on their business, financial condition, results of operations and prospects.

As of the date of this prospectus, our Operating Subsidiaries have received all substantial and necessary governmental approvals for operations in the PRC and Hong Kong. However, in the event that our Operating Subsidiaries fail to renew the relevant licenses or filings, there is no assurance that our Operating Subsidiaries can find suitable suppliers in a timely manner or on reasonable commercial terms, or that such suppliers will at all times perform in a satisfactory level. Therefore, our Operating Subsidiaries’ business, reputation, prospects, results of operations and financial condition may be materially and adversely affected. For further discussion, including the possible consequences for non-compliance, see “Regulatory Environment.”

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Significant changes in or our compliance with regulations, interpretations or product certification requirements could adversely impact our operations.

We are subject to U.S. and foreign regulations, including environmental, health and safety laws, and industry-specific product certifications. The products we sell are subject to product safety laws and regulations in various jurisdictions. These laws and regulations specify product safety testing requirements and set product identification, labeling and claim requirements.

Significant new regulations, material changes to existing regulations, or greater oversight, enforcement, or changes in interpretation of existing regulations, could further delay or interrupt distribution of our products in the U.S. and other countries, result in fines or penalties or cause our costs of compliance to increase. We cannot guarantee that our products will receive regulatory approval in all countries. Some of our personal care electronic appliances require various safety certifications, including UL certifications. Significant new certification requirements or changes to existing certification requirements could further delay or interrupt distribution of our products or make them more costly to produce.

We are not able to predict the nature of potential changes to, or enforcement of laws, regulations, product certification requirements, repeals, or interpretations. Nor are we able to predict the impact that any of these changes would have on our business in the future. Further, if we were found to be noncompliant with applicable laws and regulations in these or other areas, we could be subject to governmental or regulatory actions, including fines, import detentions, injunctions, product withdrawals or recalls or asset seizures, any of which could have a material adverse effect on our business, results of operations and financial condition.

Our business may be adversely impacted by product defects or other quality issues.

Product defects or other quality issues can occur throughout the product development, design and manufacturing processes. Any product defects or any other failure of our products or substandard product quality could harm our reputation and result in adverse publicity, lost revenues, delivery delays, product recalls, relationships with our network partners and other business partners, product liability claims, administrative penalties, harm to our brand and reputation and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects.

Global climate change and related legal and regulatory developments could negatively affect our business, results of operations, liquidity and financial condition.

The effects of climate change resulting from increased concentrations of carbon dioxide and other greenhouse gases in the atmosphere, such as droughts, heat waves, flooding, wildfires, increased storm severity, sea level rise and power outages or shortages, particularly in certain regions in which we operate, may materially adversely impact our business. China, where our manufacturing operations are conducted, is presently undergoing the worst heat wave in 60 years while also contending with a prolonged drought drying up reservoirs and crippling hydropower stations. This has resulted in power shortages and factories having to cease or limit their production operations. While the Company has not experienced any disruptions in the operations of its manufacturing operating subsidiary, any such disruptions could have a material adverse effect on its business, operations, liquidity and financial condition.

An economic downturn may adversely affect consumer discretionary spending and demand for our products and services.

Our products and services may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions and other factors, such as consumer confidence in future economic conditions, consumer sentiment, the availability and cost of consumer credit, levels of unemployment and tax rates. Unfavorable economic conditions may lead consumers to delay or reduce purchases of our products and services and consumer demand for our products and services may not grow as we expect. Our sensitivity to economic cycles and any related fluctuation in consumer demand for our products and services may have an adverse effect on our operating results and financial condition.

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The war in Ukraine, conflicts in the Middle East and shipping disruptions in the Red Sea could materially and adversely affect our business and results of operations.

The uncertainties regarding the effects and duration of global hostilities, including the recent outbreak of war in Ukraine, the Israel—Gaza and Hezbollah conflict and any associated military campaigns have affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of these conflicts could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, the European Union and other countries against Russia and possibly countries that support, directly or indirectly, Russia’s incursion. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the business of our sole customer, even though we do not have any direct exposure to Russia or the adjoining geographic regions. In addition, Russia and Ukraine are major exporters of critical minerals needed for semiconductors, which could have a significant negative impact on us and on our sole customer. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described herein. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond our control. Moreover, the recent armed conflict between Israel and Hamas is highly unpredictable, and this conflict could lead to further significant market and other disruptions, including significant volatility in commodity prices, supply of energy resources, instability in financial markets, political and social instability and increases in cyberattacks and espionage. Prolonged unrest, intensified military activities or more extensive sanctions impacting the affected regions could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, recently there have been shipping disruptions in the Red Sea and surrounding waterways due to attacks on marine vessels by the Houthi movement which controls part of Yemen. These disruptions may impact our ability to distribute our products to our customers in a cost-effective and timely manner and to meet our customer’s demands, all of which could have an adverse effect on our financial condition and results of operations.

Our Operating Subsidiaries rely on our management team and employees in their business.

Our experienced executive directors and senior management team are one of the key factors contributing to our Operating Subsidiaries’ success. Their extensive experience and knowledge of the personal care electric appliance industry help formulate and implement business strategy and foster growth of our Operating Subsidiaries’ business. The loss of services of any senior management members without timely and suitable replacement may cause disruption or loss of our Operating Subsidiaries’ business operations and prospects. Please refer to “Management – Executive Officers and Directors” in this prospectus for details about the experience and roles of our executive directors, independent non-executive directors and senior management.

Aside from our key management, our Operating Subsidiaries also rely on our employees for their daily operations. Our Operating Subsidiaries’ results of operations and business performance may be materially and adversely affected if we cannot retain the services of our employees and recruit suitable replacements in a timely manner.

Our Operating Subsidiaries derive a significant portion of their revenue from international operations and are exposed to foreign exchange risk. Moreover, fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Most of our Operating Subsidiaries’ sales are settled in U.S. dollar. Our Operating Subsidiaries currently do not have a foreign currency hedging policy. For the six months ended June 30, 2025 and the fiscal year ended December 31, 2024, we recorded no foreign exchange gain or loss. For the six months ended June 30, 2024 and the fiscal year ended December 31, 2023, we recorded a net foreign exchange gain of approximately HK$216,000 (US$27,808) and HK$213,000 (US$27,270), respectively. Despite these historical gains, there is no assurance that we will not experience foreign exchange losses in the future. Significant volatility in foreign exchange rates may negatively affect our results of operations and other comprehensive income.

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In addition, our Operating Subsidiaries’ revenues and expenses will also be denominated in Hong Kong dollars. Although the exchange rate between of the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. Any significant fluctuations in the exchange rates between Hong Kong dollars and U.S. dollars may have a material adverse effect on our Operating Subsidiaries’ revenue and financial condition. For example, to the extent that we were required to convert U.S. dollars we receive from this offering into Hong Kong dollars for our Operating Subsidiaries’ operations, fluctuations in the exchange rates of the Hong Kong dollar against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion. We have not used any forward contracts, futures, swaps, or currency borrowings to hedge our exposure to foreign currency risk.

Our Operating Subsidiaries are exposed to the credit risk of their customers.

The credit risk exposure of our Operating Subsidiaries mainly arises from trade receivables from our customers. As of June 30, 2025, and December 31, 2024 and 2023, our Operating Subsidiaries’ accounts receivable amounted to approximately HK$30.2 million (US$3.85 million), HK$37.3 million (US$4.81 million) and HK$31.5 million (US$4.0 million), respectively, which represented approximately 34.7%, 38.7%, and 30.6% of total assets, respectively. For the fiscal years ended December 31, 2024, 2023 and 2022, our Operating Subsidiaries did not record any impairment/reversal of accounts receivables. However, our Operating Subsidiaries are still subject to the credit risk of their customers and their liquidity is dependent on their customers making prompt payments.

Furthermore, our Operating Subsidiaries’ suppliers generally offer them a credit period of 30 days to 60 days, while our Operating Subsidiaries generally grant their customers a credit period ranging from 30 days to 90 days. The longer credit period granted to our Operating Subsidiaries’ customers compared to that offered by their suppliers indicates a potential risk of a possible cash flow shortage, which may affect the liquidity of their business. In the event that our Operating Subsidiaries experience a cash flow shortage when their customers do not make settlements on a timely manner, the financial position, profitability and cash flow of our Operating Subsidiaries may be adversely affected.

Our Operating Subsidiaries may be harmed by negative publicity.

Our Operating Subsidiaries operate in highly competitive industries, and there are other companies in the market that offer similar products and services. They derive most of their customers through word of mouth and rely on the positive feedback of their customers. Thus, customer satisfaction with our Operating Subsidiaries’ products is critical to the success of their business. If our Operating Subsidiaries fail to meet our customer’s expectations, there may be negative feedback which may have an adverse impact on our Operating Subsidiaries’ business and reputation. In the event that our Operating Subsidiaries are unable to maintain a high level of customer satisfaction, or any customer dissatisfaction is inadequately addressed, our Operating Subsidiaries’ business, financial condition, results of operations and prospects may also be adversely affected.

Our Operating Subsidiaries’ reputation may also be adversely affected by negative publicity in reports and publications such as major newspapers and forums or any other negative publicity or rumors. There is no assurance that our Operating Subsidiaries will not experience negative publicity in the future or that such negative publicity will not have a material and adverse effect on their reputation or prospects. This may result in our Operating Subsidiaries’ being unable to attract new customers or retain existing customers and may in turn adversely affect their business and results of operations.

We may be unable to successfully implement our business strategies and future plans for our Operating Subsidiaries.

As part of our business strategies and future plans, we intend to expand our Operating Subsidiaries’ operations. While we have planned such expansion based on our outlook regarding our Operating Subsidiaries’ business prospects, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. The success and viability of our expansion plans are dependent upon our ability to successfully implement our development projects, hire and retain skilled employees to carry out our Operating Subsidiaries’ product development and new market strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for their products by existing and new customers in the future.

Further, the implementation of our business strategies and future plans for our Operating Subsidiaries’ business operations may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any cost savings, increased operational efficiency and/or productivity improvements to our Operating Subsidiaries’ operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, including if our Operating Subsidiaries fail to achieve a sufficient level of revenue or fail to manage their costs efficiently, we may not be able to recover our investment costs, and our business, financial condition, results of operations and prospects may be adversely affected.

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We may not be adequately insured against losses and liabilities arising from our operations

We recognize that our business is subject to various operational risks and potential liabilities, as described in the risk factors above. We currently maintain employees’ compensation insurance, which does not have limitation on damages or when the pre-determined amount of compensation exceeds our total consideration. We do not carry an office insurance, professional indemnity for projects, or directors’ and officers’ liability insurance. Although we believe our existing insurance coverage is generally consistent with industry practice and addresses certain foreseeable risks, it may not be adequate to cover all potential losses, claims, or damages suffered by us. Any recovery under our insurance policies depends on the assessment and approval of the relevant insurers in accordance with the terms under the policies. There is no assurance that we will be indemnified in full, or at all, in any particular instance. Should we experience losses, damages, or liabilities in the course of our operations that fall outside the scope of our insurance coverage, we may not have adequate funds to satisfy those obligations. Any such payments could have a material adverse effect on our business, results of operations, and financial condition.

We may not be able to keep pace with rapid technological changes and competition in our industry.

While we believe that we have hired or engaged personnel and outside consultants, who have the experience and ability necessary to keep pace with advances in technology, and while we continue to seek out and develop “next generation” technology through our research and development efforts, there is no guarantee that we will be able to keep pace with technological developments and market demands in this industry and market. In addition, our industry is highly competitive. Although we believe that we have developed strategic relationships to best penetrate our existing markets, we face competition from other manufacturers of products similar to our products, which could adversely affect our consolidated financial condition, results of operations and cash flows.

Compliance with governmental regulations could increase our operating costs and interfere with our business efforts.

Most U.S. federal, state and local authorities require certification by Underwriters Laboratory, Inc., an independent, not-for-profit corporation engaged in the testing of products for compliance with certain public safety standards, or other safety regulation certification prior to marketing electrical appliances. Foreign jurisdictions also have regulatory authorities overseeing the safety of consumer products. Our products, or additional electrical appliances which we may develop, may not meet the specifications required by these authorities. A determination that our products are not in compliance with these rules and regulations could result in the imposition of fines or awards of damages to private litigants.

We are incorporated under the laws of the Cayman Islands and are subject to its Data Protection Act, which regulates our collection and processing of personal data of our investors.

We collect, process and maintain personal data about investors of the Company pursuant to the Data Protection Act, 2021 Revision, of the Cayman Islands, as amended from time to time, as well as any regulations, codes of practice or orders promulgated pursuant thereto (the “DPA”). We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller.” By virtue of your investment in the Company, we and certain of our third-party service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified. Your personal data will be processed fairly and for lawful purposes, including: (i) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request; (ii) where the processing is necessary for compliance with any legal, tax or regulatory obligations to which we are subject; or (iii) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. We anticipate that we will share your personal data with our third-party service providers for certain purposes. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions, or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and with parties to litigation (whether pending or threatened) in any country or territory, including to any other person where we have a public or legal duty to do so (e.g., to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

A cyberattack, security breach or other unauthorized access or interruption to our information technology systems or those of any third-party service providers could harm our reputation and subject us to significant liability.

We are fully aware that cybersecurity threats, privacy breaches, insider threats or other incidents and malicious internet-based activity continue to increase, evolve in nature and become more sophisticated. Information security risks for companies such as ours have significantly increased in recent years in part because of the proliferation of new technologies, the use of internet and telecommunications technologies to conduct financial transactions and the increased sophistication and activities of organized crime, hackers, terrorists and other external parties, as well as nation-state and nation-state-supported actors.

On April 16, 2024, our Board of Directors approved the authorization of an amendment to the Company’s Audit Committee Charter (the “Audit Committee Charter”) pursuant to which it adopted a cybersecurity policy (the “Cybersecurity Policy”) and further approved that the Audit Committee will have full authority and powers to implement the Cybersecurity Policy. The Audit Committee Charter provides the members of the Audit Committee with authorization and authority to conduct continuous analysis of and review for any potential cybersecurity risks as part of the Company’s overall risk management program and to create a cyber-resilient organization, which will contribute to the value preservation of the Company. The Audit Committee Charter further provides authority and responsibility to the members of the Audit Committee to: (i) understand the economic drivers and impact of cyber risk, including the financial impact to our Company; (ii) align cyber-risk management policies with the Company’s business needs by integrating cyber-risk analysis into significant business decisions; (iii) ensure our Company’s organizational structure supports cybersecurity goals; and (iv) incorporate cybersecurity expertise into Board governance. See “Management – Audit Committee Charter.”

In addition, because we may utilize a third-party contractor to provide these services to us, including cloud, software, data center and other critical technology, to collect and maintain personal data on our shareholders, we rely heavily on the data security practices and policies adopted by these third-party service providers. Our ability to monitor our third-party service providers’ data security is limited. A vulnerability in our or our third-party service providers’ software or systems, a failure of our third-party service providers’ safeguards, policies or procedures or a breach of a software or system could result in the compromise of the confidentiality, integrity or availability of the data housed. We cannot guarantee that any cybersecurity incidents will not occur and adversely affect our shareholders. We and our third-party service providers and partners may be unable to anticipate or prevent techniques used in the future to obtain unauthorized access or to sabotage systems and we cannot guarantee that applicable recovery systems, security protocols, network protection mechanisms and other procedures are or will be adequate to prevent network and service interruption, system failure or data loss. In addition, we may also become liable in the event our or our third-party service providers are subject to security breaches, privacy breaches or other cybersecurity threats. This could expose us to a risk of litigation, indemnity obligations and damages, cause us to incur significant liability and financial loss and be subject to regulatory scrutiny, investigations, proceedings and fines and penalties, and require us to expend significant capital and other resources to alleviate problems caused by any such cybersecurity attack or other security breach or incident and to implement additional security measures.

We currently do not maintain cybersecurity insurance, and in the event that we were to seek to obtain such insurance coverage, it may not be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims in connection with cybersecurity liabilities. Insurers could also deny coverage as to any future claim.

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Risks Related to Our Securities and this Offering

An investment in our Securities is speculative and there can be no assurance of any return on such investment.

An investment in our Securities is highly speculative and involves a significant degree of risk. The success of our business is subject to numerous uncertainties, contingencies, and risks, many of which are beyond our control. There is no assurance that investors will realize a return on their investment or that they will not lose their entire investment. You should carefully consider whether an investment in our Securities is suitable for your financial situation and investment objectives.

We may not maintain the listing of our Class A Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

On September 12, 2025, the Company was notified by Nasdaq that it was not in compliance with the Minimum Bid Price Rule. On December 31, 2025, the Company received a letter from the Listing Qualifications Department of the Nasdaq confirming the Company that it has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”), which requires the Company’s ordinary shares to maintain a minimum closing bid price of $1.00 per share. The letter from Nasdaq stated that the Staff has determined that for the last 10 consecutive business days, from December 16, 2025, through December 30, 2025, the closing bid price of the Company’s Class A Ordinary Shares has been at $1.00 per share or greater. The Company reclassified its ordinary shares into Class A and Class B Ordinary Shares on at the general meeting on September 29, 2025. Accordingly, the Company is now in compliance with the Minimum Bid Price Rule, and Nasdaq considers this matter closed.

There can be no assurance that we will be able to maintain compliance with the Minimum Bid Price Rule or any other Nasdaq continued listing standard. The significant number of shares being sold in this offering, potentially at a discount to the market price, could cause the bid price of our Class A Ordinary Shares to fall below $1.00 per share in the future. Although we have regained compliance, Nasdaq could, in its discretion, impose a discretionary monitoring period. During any such monitoring period, if we fail to comply with any applicable continued listing requirement, we may not be entitled to an automatic grace period and Nasdaq could issue a delisting determination.

If our Class A Ordinary Shares are delisted from Nasdaq, we could face significant material adverse consequences, including:

●	limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, as long as our Class A Ordinary Shares are listed on the Nasdaq Capital Market, U.S. federal law prevents or pre-empts the states from regulating their sale, although the law does allow the states to investigate companies if there is a suspicion of fraud and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. If we were no longer listed on the Nasdaq Capital Market, we would be subject to regulations in each state in which we offer our shares.

As of the date of this prospectus, except for the CSRC filing for this offering, no effective laws or regulations in the PRC explicitly require us to seek approval from any other PRC governmental authorities for our overseas listing plan. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain other permission from the PRC authorities to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

As of the date of this prospectus, except for the CSRC filing for this offering, no effective laws or regulations in the PRC explicitly require us to seek approval from any other PRC governmental authorities for our overseas listing plan. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain other permission from the PRC authorities to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions, or regulatory objection to either our past offerings or this offering from the CSRC or other PRC governmental authorities. However, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to list on a U.S. exchange, which would materially affect the interest of our investors.

In response to recent data security concerns arising from overseas listings of Chinese internet companies operating in the PRC, on January 4, 2022, the CAC issued revised measures to expand the types of businesses and circumstances that would require cybersecurity review by the CAC. It is highly uncertain what existing or new laws or regulations will be modified or promulgated, if any, or what the potential impact any such modified or new laws and regulations will be on our Operating Subsidiaries’ daily business operations or our ability to accept foreign investments and list on a U.S. exchange. For further information, see “Risks Factors – Risks Related to Doing Business in the People’s Republic of China and Hong Kong.”

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Any future action by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers or expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Securities to significantly decline or the Securities to become worthless.

Recent statements by the Chinese government have indicated an intent to exert greater oversight and control over offerings that are conducted overseas and/or over foreign investments in China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

Additionally, we could be subject to various government and regulatory interference in the regions in which we operate, which could result in a material change in our operations and the value of the Securities. Pursuant to Article 6 of the Revised Draft, companies holding data of more than one million users must now apply for cybersecurity approval when seeking overseas listings because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” As confirmed by our PRC counsel, Sundial Law Firm, we currently are not subject to cybersecurity review with the CAC to conduct business operations in China, given that: (i) we are not the “operator of critical information infrastructure” or “online platform operator;” (ii) we do not possess a large amount of personal information in our business operations; and (iii) as of the date of this prospectus, we have not been involved in any investigations initiated by the CAC, nor have we received any inquiry, notice, warning or sanction in such respect.

On February 17, 2023, with the approval of the State Council, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Measures”), and relevant supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered, and listed securities must be filed with the CSRC within three business days after the offering is completed. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction or objection from the CSRC with respect to the continued listing of our Class A Ordinary Shares or the issuance of our Class A Ordinary Shares in this offering of our Class A Ordinary Shares and, in the opinion of our PRC legal counsel, Sundial Law Firm, the primary production and business operations of the Company are located within China, and therefore it should be deemed to fall under the principle of substance over form, qualifying it as a PRC domestic enterprise. Accordingly, under the Trial Measures, PRC domestic enterprises seeking overseas listings are required to file with the CSRC. As this offering constitutes a subsequent securities offering in an overseas market as provided by the Trial Measures, we will be required to complete a filing with the CSRC within three business days after this offering is completed.

However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules. If we inadvertently fail to maintain full compliance with all new regulatory requirements outlined in these opinions, or if we are unable to comply with any future implementing rules in a timely or complete manner, our ability to offer or continue to offer our Securities to investors could be significantly limited or completed hindered, which could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the Cyberspace Administration of China or other PRC regulatory agencies. These regulatory agencies may impose fines, penalties, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our Securities.

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The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, may restrict or otherwise unfavorably impact our ability or way to conduct business and may require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities.

The dual class structure of our Ordinary Shares has the effect of concentrating voting control with Mr. Huang Hongwu, our Chief Executive Officer, Executive Director and Chairman of the Board of Directors, and Ms. Wang Xuefei, our Chief Financial Officer and Executive Director, and their interest may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares are entitled to one vote per one Class A Ordinary Share, and holders of Class B Ordinary Shares are entitled to 20 votes per one Class B Ordinary Share, which may cause the holders of Class B Ordinary Shares to have an unbalanced, higher concentration of voting power.

As of the date of this prospectus, LMIL owns 72.3% of our Ordinary Shares, consisting of 100% Class B Ordinary Shares. We are a controlled company as defined under the Rule 5615(c) of Nasdaq because, Mr. Huang Hongwu, our Chief Executive Officer, executive director, and chairman of the board of directors, and Ms. Wang Xuefei, our Chief Financial Officer and executive director, through their respective ownership of 60% and 40% of the outstanding shares of LMIL, owns 8,000,000 Class B Ordinary Shares, representing approximately 72.3% of our total issued and outstanding Ordinary Shares and approximately 98.1% of our total voting power. Following completion of this offering at an assumed public offering price of $0.585 per Unit, assuming all Units offered are sold and no Warrants are exercised, LMIL will own approximately 28.4% of our total issued and outstanding Ordinary Shares, representing approximately 88.8% of the total voting power. As a result, until such time as Mr. Huang and Ms. Wang’s collective voting power is below 50%, Mr. Huang and Ms. Wang as the controlling shareholders have substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. They may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B Ordinary Shares may also be dilutive to the holders of Class A Ordinary Shares. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

The dual-class structure of our Ordinary Shares may adversely affect the trading market for our Class A Ordinary Shares.

Several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our Ordinary Shares may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Our Controlling Shareholders, Mr. Huang Hongwu and Ms. Wang Xuefei, collectively indirectly owns more than a majority of the voting power of our outstanding Ordinary Shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

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Holders of the Warrants offered hereby will have no rights as shareholders with respect to the Class A Ordinary Shares issuable upon exercise of such warrants until such holders exercise their Warrants, as applicable, and acquire our Class A Ordinary Shares, except as otherwise provided in the Warrants, as applicable.

Until holders of the Warrants acquire Class A Ordinary Shares upon exercise of the Warrants, they will not have any rights with respect to the Class A Ordinary Shares underlying such Warrants, such as voting rights or the right to receive dividends. Upon exercise of the Warrants, such holders will be entitled to the rights of a shareholder only as to the Class A Ordinary Shares purchased upon such exercise and only with respect to record dates occurring after the exercise date.

There is no public market for the Units or the Warrants being offered in this offering.

There is no established public trading market for the Units or the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Units or the Warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active trading market, the liquidity of the Units or Warrants will be limited, and you may not be able to sell your Units or Warrants at a time or price that you deem desirable, or at all.

There may not be an active trading market for our Class A Ordinary Shares and the trading price for our Class A Ordinary Shares may be negatively affected by the lack of active trading.

Although our Class A Ordinary Shares are listed on the Nasdaq Capital Market, an active trading market for our shares may not be sustained. This offering could also affect the liquidity of our Class A Ordinary Shares. The assumed public offering price per Unit in this offering is set at a significant discount to the closing sales price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026, and we can provide no assurance that the trading price of our Class A Ordinary Shares will remain at or above the recent market price. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares. The assumed public offering price of the Units is $0.585, which is fifty percent (50%) of the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026, and we can provide no assurance that the trading price of our Class A Ordinary Shares will rise above such public offering price. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares.

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FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “A broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under prior suitability rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and, for retail customers, determine that the investment is in the customer’s “best interest,” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our Class A Ordinary Shares, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our Class A Ordinary Shares, reducing a shareholder’s ability to resell Class A Ordinary Shares.

Nasdaq may apply additional and more stringent criteria for our continued listing.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the continued listing of our Securities on Nasdaq. In general, Nasdaq may use such discretion to deny initial listings, apply additional or more stringent criteria for the initial or continued listings of particular securities or suspend or delist particular securities based on any event, condition or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listings or to apply additional and more stringent criteria in certain instances, including but not limited to where: (i) the company engaged an auditor that has not been subject to inspection by PCAOB, an auditor that the PCAOB cannot inspect or an auditor that has not demonstrated sufficient resources, geographic reach or experience to adequately perform the company’s audit; (ii) the company planned a small public offering, that would result in insiders holding a large portion of the company’s listed securities; and (iii) the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations or members of the board of directors or management. If any such concerns should apply to us, we may be subject to additional and more stringent criteria of Nasdaq for our continued listing of our Ordinary Shares.

Purchasers who purchase our Securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal and state securities laws, the institutional purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate transactions from the entry into the securities purchase agreement until six (6) months from the final closing, subject to certain exceptions; (iii) agreement to not enter into any other equity financings from the entry into the securities purchase agreement until ninety (90) days from the final closing; and (iv) indemnification for breach of contract.

Purchasers who purchase our Securities in this offering pursuant to a securities purchase agreement may experience difficulties in pursuing any claims against us and our management under such agreement, as all claims under such agreement shall be brought in the state and federal courts sitting in the City of New York, Borough of Manhattan and shall be governed by, construed, and enforced in accordance with the internal laws of the State of New York.

Any and all claims, including those derived from U.S. state and federal securities laws and the rules and regulations promulgated thereunder, that purchasers who purchase our Securities in this offering pursuant to a securities purchase agreement may have against us or our management, shall be brought in the state and federal courts sitting in the City of New York, Borough of Manhattan and shall be governed by, construed, and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. These provisions may result in risks to you including, but not limited to, increased costs to bring a claim, and thus, may discourage claims or limit your ability to bring a claim under such securities purchase agreement in a judicial forum that you find favorable, and there is uncertainty as to whether a court of competent jurisdiction would enforce these provisions. Further, because these provisions also apply to U.S. federal securities law claims, please note that by agreeing to such securities purchase agreement, you cannot waive our compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

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Certain companies with smaller public floats have experienced extreme stock price and volume fluctuations seemingly unrelated to company performance. Such volatility, if it should occur to us, may make it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

Certain recent instances of extreme stock price and volume fluctuations have been seemingly unrelated to company performance, particularly among companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. From December 1, 2023, the date our Ordinary Shares began trading on the Nasdaq, until the date of this prospectus, our Ordinary Shares have traded at a high of $17.68 per share on July 2, 2024, and a low of $0.61 per share on August 21, 2025. The trading price of our Class A Ordinary Shares has been, and following this offering is likely to continue to be volatile, and our Class A Ordinary Shares may be subject to rapid and substantial price volatility. Such volatility, including any stock run-ups, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects and may distort the market perception of our Ordinary Shares, price and our Company’s financial performance and public image, negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

We also anticipate that our Class A Ordinary Shares are likely to be more sporadically and thinly traded than that of larger, more established companies with larger public floats. As a consequence of this lack of liquidity, the trade of relatively small quantities of Class A Ordinary Shares by our stockholders may disproportionately influence the price of those shares in either direction. The price of our Class A Ordinary Shares could, for example, decline precipitously in the event that a large number of our Class A Ordinary Shares are sold on the market without commensurate demand as compared to a larger, more established issuer that could better absorb those sales without adverse impact on its stock price.

This is a reasonable best efforts offering, and no minimum amount of Securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the Securities in this offering. The Placement Agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the Securities. We may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of the net proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional capital may not be available or available on terms acceptable to us, or at all.

There is no required minimum number of Securities that must be sold as a condition to the completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the Placement Agent fees and expenses and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. Pursuant to the terms of this offering, the funds raised will be held in an escrow account with a designated escrow agent until the closing of the offering. However, because there is no minimum offering amount, investors could be in a position where they have invested in us, but we are unable to fulfill all of our stated objectives due to raising less capital than the maximum amount of this offering. Proceeds from the sale of Securities will be available for our use upon the closing of the offering. If the offering is terminated for any reason prior to a closing, all subscription funds received into escrow will be promptly returned to investors without interest or deduction.

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We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of the offering. We currently intend to use the net proceeds, if any, from this offering as follows: (i) approximately 20% for research and development on new products; (ii) approximately 40% for development of our own branded products; (iii) approximately 30% for formation of a sales team for marketing of our own branded products; and (iv) the remaining amount for working capital and general corporate purposes. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Class A Ordinary Shares or other securities. See the section of this prospectus titled “Use of Proceeds” on page 52.

New investors in our Securities will experience immediate and substantial dilution after this offering.

The public offering price per Class A Ordinary Share will be substantially higher than the as adjusted net tangible book value per share of the outstanding Class A Ordinary Shares immediately after this offering. Based on an assumed public offering price of $0.585 per Ordinary Share, a discount of 50% to the closing sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026, and our net tangible book value as of June 30, 2025, if you purchase our Securities in this offering you will pay more for your Ordinary Shares than the amounts paid by our existing shareholders for their Ordinary Shares and you will suffer immediate dilution of approximately $0.07 per Class A Ordinary Share in as adjusted net tangible book value. In addition, the Class A Ordinary Shares issuable upon the exercise of the Warrants to be issued pursuant to the offering will further dilute the ownership interest of shareholders not participating in this offering and holders of Warrants who have not exercised their Warrants. As a result of this dilution, investors purchasing Securities in this offering may receive significantly less than the full purchase price that they paid for the Class A Ordinary Shares purchased in this offering in the event of a liquidation. To the extent Class A Ordinary Shares are issued under outstanding options and warrants at exercise prices lower than the public offering price of our Class A Ordinary Shares in this offering, including the Class A Ordinary Shares underlying the Warrants, holders will incur further dilution.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, the market price and trading volume of our Class A Ordinary Shares could decline.

The market price and trading volume of our Class A Ordinary Shares will be heavily influenced by the way analysts interpret our financial information and other disclosures. We do not have control over these analysts. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, our Ordinary Share price could be negatively affected. If securities or industry analysts do not publish research or reports about our business, downgrade our Ordinary Shares, or publish negative reports about our business, our Ordinary Share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Class A Ordinary Shares could decrease, which might cause our Ordinary Share price to decline and could decrease the trading volume of our Ordinary Shares.

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The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares, and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we currently have 11,062,500 Ordinary Shares outstanding, consisting of 3,062,500 Class A Ordinary Shares and 8,000,000 Class B Ordinary Shares, of which 3,062,500 Class A Ordinary Shares are freely tradable without restriction or further registration under the Securities Act. We expect to have 20,156,517 Class A Ordinary Shares outstanding immediately after this offering at an assumed public offering price of $0.585 per Unit, of which 20,156,517 Class A Ordinary Shares are freely tradable without restriction or further registration under the Securities Act. The remaining shares may also be sold in the public market in the future in accordance with Rule 144 and Rule 701 under the Securities Act. In connection with this offering, our directors, officers, and holders of 5% or more of our shares have agreed to a 180-day lock-up period, and the Company has agreed to a 90-day lock-up period. The expiration of these lock-up periods could result in the sale of a substantial number of shares, which could adversely affect the market price of our Class A Ordinary Shares. We cannot predict what effect, if any, market sales of Class A Ordinary Shares held by our Controlling Shareholders or any other shareholder or the availability of these Class A Ordinary Shares for future sale will have on the market price of our shares.

Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to the selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A Ordinary Shares as a source for any future dividend income. Our Board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements under the laws of the Cayman Islands, Hong Kong and the PRC. Even if our Board of Directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors as determined by our Board of Directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment.

As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq Capital Market corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq Capital Market corporate governance listing standards.

As a foreign private issuer whose Class A Ordinary Shares are currently listed on the Nasdaq Capital Market, we rely on a provision in the Nasdaq Capital Market corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq Capital Market.

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For example, we are exempt from Nasdaq Capital Market regulations that require a listed U.S. company to:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

●	have an independent compensation committee;

●	have an independent nominating committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of the book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq Capital Market. Therefore, we have a fully independent audit committee in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq Capital Market corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

Further, because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file annual reports on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer and, therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on June 30, 2026. In the future, we would lose our foreign private issuer status if: (i) more than 50% of our outstanding voting securities are owned by U.S. residents; and (ii) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we were to lose our foreign private issuer status, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to comply with U.S. federal proxy requirements, and our officers, directors and 10% shareholders would become subject to the short-swing profit recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we do not incur as a foreign private issuer.

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We incur significantly increased costs and devote substantial management time as a result of the listing of our Class A Ordinary Shares on the Nasdaq Capital Market.

As a public company, we are required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. Compliance with these requirements increases our legal and financial compliance costs and makes some activities more time-consuming and costly. In addition, our management and other personnel need to divert attention from operational and other business matters to devote substantial time to these public company requirements.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We invest resources to comply with evolving laws, regulations and standards, and this investment results in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or corporate records of the company. They will, however, have such rights as may be set out in the company’s articles of association. A Cayman Islands exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time. There is no requirement for an exempted company to make any returns of members to the Registrar of Companies in the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection. However, an exempted company shall make available at its registered office, in electronic form or any other medium, such register of members, including any branch register of member, as may be required of it upon service of an order or notice by the Tax Information Authority pursuant to the Tax Information Authority Act (2021 Revision) of the Cayman Islands. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

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Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board of Directors or our Controlling Shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Comparison of Cayman Islands Corporate Law and U.S. Corporate Law” on page 103 of this prospectus.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China or Hong Kong against us or our management named in this Prospectus based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands, we conduct a substantial amount of operations in China, and a substantial portion of our assets are located in China and Hong Kong. In addition, certain senior executive officers reside within China and/or Hong Kong for a significant portion of the time and are either PRC or Hong Kong nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China or Hong Kong. In addition, neither China nor Hong Kong has treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China or Hong Kong of judgments of a court in any of these non-PRC or Hong Kong jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China or Hong Kong. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which took effect in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC or Hong Kong securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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Our Class A Ordinary Shares may be subject to rapid and substantial price and trading volume volatility unrelated to our performance, which could result in substantial losses to investors.

Our Class A Ordinary Shares may be subject to rapid and substantial price and trading volume volatility and their trading price could fluctuate widely due to factors beyond our control. We have a relatively small public float and concentrated ownership of our Class A Ordinary Shares among our executive officers and directors. As a result of our small public float, our Class A Ordinary Shares may be less liquid and have greater stock price volatility than the shares of companies with broader public ownership. This may also happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in the PRC or Hong Kong that may have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Class A Ordinary Shares may be highly volatile for factors specific to our Operating Subsidiaries’ operations, including the following:

●	fluctuations in our Operating Subsidiaries’ revenues, earnings, and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In addition, the stock price of a number of companies, particularly among companies with relatively smaller public floats, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. There may be unexplained or unexpected extreme market volatilities at any time due to low flow securities, when a lock-up or standstill expires, or factors outside of a company’s or an underwriter’s (or placement agent’s) control. Stock price dropping can be caused by many factors such as selling, shorting, market panic or any misinformation in the market. You should not rely on social media (especially information distributed on websites of third parties) for corporate or business information. This volatility may prevent you from being able to sell your Class A Ordinary Shares at or above the price you paid for your Ordinary Shares. If the market price of our Class A Ordinary Shares after this offering does not exceed the public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

Furthermore, in the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If we are classified as a passive foreign investment company, United States taxpayers who own our Securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produces passive income or that are held for the production of passive income is at least 50%.

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Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that for our current taxable year or for any subsequent year more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations - Passive Foreign Investment Company Considerations.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

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There are uncertainties with respect to indirect transfers of assets (including equity interests) of our Operating Subsidiaries in the PRC.

The Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises (“Announcement No. 37”) and the Announcement on Certain Issues Concerning Enterprise Income Tax for Indirect Transfer of Assets by Non-Resident Enterprises (“Circular 7”) issued by The State Administration of Taxation (“SAT”), provide comprehensive guidelines in relation to, and also heighten the PRC tax authorities scrutiny over, indirect transfers by a non-resident enterprise of assets (including equity interests) of a PRC resident enterprise (“PRC Taxable Assets”).

Announcement No. 37 and Circular 7 specify that the PRC tax authorities are entitled to reclassify the nature of an indirect transfer of PRC Taxable Assets when a non-resident enterprise transfers PRC Taxable Assets indirectly by disposing of equity interests in an overseas holding company directly or indirectly holding such PRC Taxable Assets by disregarding the existence of such overseas holding company and considering the transaction to be a direct transfer of PRC Taxable Assets if such transfer is deemed to have been conducted for the purposes of avoiding PRC enterprise income taxes and without any other reasonable commercial purposes. It is unclear whether any exemptions specified under Circular 7 will be applicable to the transfer of our Shares on a public market by our non-resident enterprise Shareholders or to any future acquisition by us outside of the PRC involving PRC Taxable Assets. Therefore, the PRC tax authorities may deem any transfer of our Shares by our Shareholders that are non-resident enterprises, or any future acquisition by us outside of the PRC involving PRC Taxable Assets to be subject to the foregoing regulations, which may subject our Shareholders or us to additional PRC tax reporting obligations or tax liabilities.

We may be classified as a PRC resident enterprise for PRC enterprise income tax purposes and be subject to PRC taxation on our worldwide income, which could result in unfavorable tax consequences to us and our shareholders.

Under the EIT Law, if an enterprise is established outside of the PRC with a “de facto management body” located within the PRC, such enterprise will be considered a PRC tax resident enterprise for tax purposes. Under the regulation on the Implementation of the EIT Rules, the term “de facto management body” is defined as a body that exercises full and substantial control over and overall management of the business, production, personnel, accounts, and properties of an enterprise, so we may be considered a PRC resident enterprise by the PRC tax authorities and will normally be subject to the enterprise income tax on our worldwide income at the rate of 25%. Please see “Regulatory Environment” in this prospectus for further details.

It is unclear how the PRC tax authorities will determine whether an offshore entity is a non-PRC resident enterprise. There is no assurance that PRC tax authorities will not consider us as a “resident enterprise.” If the PRC tax authorities subsequently determine that we or our offshore holding companies are deemed to be or should be classified as “resident enterprise(s),” such entity or entities may be subject to enterprise income tax on their worldwide income at a rate of 25%, which could have a material and adverse impact on our financial condition and results of operations.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our Operating Subsidiaries’ current operations are conducted outside of the United States, and all of our current assets are located outside of the United States, with the majority of our and our Operating Subsidiaries’ operations and current assets being located in Hong Kong and China. In addition, our auditors are located in Hong Kong, and our senior executive officers are located either in China or in Hong Kong for a significant portion of the time and are either PRC or Hong Kong nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons. In addition, neither China nor Hong Kong has treaties providing for the reciprocal recognition and enforcement of judgments of courts within the Cayman Islands. Therefore, recognition and enforcement in China or Hong Kong of judgments of a court in non-PRC or Hong Kong jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China or Hong Kong. For example, in China, there are significant legal and other obstacles to obtaining the information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States have not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law, which took effect in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC or Hong Kong securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, or in respect of a fine or other penalty (which may include a multiple damages judgment in an anti-trust action)). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by applying the law of equity and determining whether the principle of comity requires recognition. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the judgment becoming enforceable, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands, and it is therefore uncertain whether such civil liability judgments from the Foreign Court would be enforceable in the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

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Hong Kong

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

PRC

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $9.0 million if all of the Securities are sold in this offering, based upon an assumed public offering price of $0.585 per Unit (which is fifty (percent 50%) of the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026), after deducting the Placement Agent fees and commissions, the non-accountable expense allowance payable to the Placement Agent, and other estimated offering expenses payable by us and assuming no exercise of the Warrants. However, because this is a reasonable best efforts offering and there is no minimum number of Securities or offering amount required as a condition to the closing of this offering, the actual offering amount, the Placement Agent’s fees and estimated offering expenses, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the Securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed combined offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the Securities offered in this offering would be approximately $6.7 million, $4.3 million, and $2.0 million, respectively, after deducting the Placement Agent fees and commissions, the non-accountable expense allowance payable to the Placement Agent, and other estimated offering expenses payable by us and assuming no exercise of the Warrants. We will only receive additional proceeds from the exercise of the Warrants we are issuing in this offering if the Warrants are exercised for cash. We cannot predict when or if the Warrants will be exercised. It is possible that the Warrants may expire and may never be exercised.

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If all of the Warrants were to be exercised in cash at an exercise price of $0.702 per Class A Ordinary Share, we would receive additional gross proceeds of approximately $24 million. We cannot predict when or if these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised. Additionally, these Warrants contain a cashless exercise provision that permit exercise of such Warrants on a cashless basis at any time when there is no effective registration statement under the Securities Act covering the issuance of the underlying Class A Ordinary Shares or there is no prospectus available for the sale of such Class A Ordinary Shares.

We currently intend to use the net proceeds received from this offering primarily as follows. We intend to allocate the net proceeds received from this offering in the approximate percentages set forth below, regardless of the total amount raised.

●	approximately 20% of the net proceeds to research and develop new products;

●	approximately 40% of the net proceeds to develop our own branded products;

●	approximately 30% of the net proceeds to form a sales team for marketing our own branded products; and

●	The remaining amount of the net proceeds for working capital and general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Each $0.10 increase (decrease) in the assumed public offering price of $0.585 per Unit, which is fifty percent (50%) of the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026, would increase (decrease) the net proceeds to us from this offering, after deducting placement agent fees and commissions, the non-accountable expense allowance payable to the Placement Agent, and other estimated offering expenses payable by us, by approximately $1.61 million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same. Similarly, each increase (decrease) of 1,000,000 Units offered by us at the assumed public offering price of $0.585 per Unit, which is fifty percent (50%) of the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market, on March 20, 2026, would increase (decrease) the net proceeds to us from this offering, after deducting placement agent fees and commissions, the non-accountable expense allowance payable to the Placement Agent, and other estimated offering expenses payable by us, by approximately $0.55 million, assuming that the assumed public offering price of $0.585 per Unit, which is fifty percent (50%) of the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market, on March 20, 2026, stays the same.

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DIVIDENDS AND DIVIDEND POLICY

For the six months ended June 30, 2025 and 2024 and the fiscal years ended December 31, 2024 and 2023, no dividend was declared or paid by us or our Operating Subsidiaries.

Any future dividend payments should not be considered as a guarantee or indication that those companies will declare and pay dividends in such manner in the future or at all. Further, as of the date of this prospectus, our Board does not intend to pay any dividends on our Ordinary Shares for the foreseeable future. We anticipate that all of our net earnings, if any, will be retained and used for the operation and growth of our Operating Subsidiaries’ businesses.

We have adopted a dividend policy, according to which our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances, is also subject to the approval of our Shareholders, the Companies Act and our Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our Board of Directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the Board of Directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our Operating Subsidiaries to pay dividends on our Ordinary Shares. Accordingly, PRC and Hong Kong regulations may restrict the ability of our Operating Subsidiaries to pay dividends to us. See “Risk Factors — Risks Related to Our Business and Corporate Structure — We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.”

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DILUTION

If you invest in the securities being offered in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Class A Ordinary Shares and our pro forma as-adjusted net tangible book value per Class A Ordinary Share immediately after this offering. Dilution results from the fact that the public offering price per Class A Ordinary Share is substantially in excess of the pro forma as-adjusted net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares after giving effect to the dual-class redesignation of the Company’s share capital effective on October 17, 2025.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 20 votes per Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this offering. This dual-class share structure was effected on September 29, 2025.

Our net tangible book value as of June 30, 2025, was $0.49 per ordinary share (both Class A and Class B Ordinary Shares), after giving effect to the dual-class redesignation of the Company’s share capital effective on October 17, 2025. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Class A Ordinary Share (as adjusted for the offering) from the public offering price per Class A Ordinary Share and after deducting the estimated offering expenses payable by us.

After giving further effect to the issuance and sale of 17,094,017 Class A Ordinary Shares offered in this offering at an assumed public offering price of $0.585 per Unit, after deducting the placement agent fees and commissions, the non-accountable expense allowance and the other estimated offering expenses payable by us and assuming the sale of all of the Class A Ordinary Shares we are offering and excluding the Class A Ordinary Shares underlying the Warrants, our pro forma as-adjusted net tangible book value as of June 30, 2025 would have been approximately $14,380,000, or $0.51 per outstanding Class A Ordinary Share. This represents an immediate increase in net tangible book value of $0.02 per ordinary share to the existing shareholders, and an immediate dilution in net tangible book value of $0.07 per Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this offering.

The following table illustrates such dilution:

Per Share Post-Offering (1)
Assumed public offering price per share	$0.585
Net tangible book value per ordinary share as of June 30, 2025	$0.49
Increase in net tangible book value per ordinary share attributable to this offering	$0.02
Pro forma as-adjusted net tangible book value per ordinary share immediately after this offering	$0.51
Dilution per share to new investors participating in this offering	$0.07

(1)	Assumes net proceeds of $9.0 million from this offering of 17,094,017 Units at an assumed public offering price of $0.585 per share, calculated as follows: $10,000,000.00 gross offering proceeds, less placement agent commissions of $600,000, the accountable expense allowance of $100,000, the non-accountable expense allowance of $30,000, and offering expenses of approximately $266,982.

The number of our Ordinary Shares to be outstanding after this offering is based on 20,156,517 Class A Ordinary Shares and 8,000,000 Class B Ordinary Shares (assuming a public offering price of $0.585 per share), and excludes any Class A Ordinary Shares underlying the Warrants. To the extent that these warrants have been or will be exercised, investors purchasing securities in this offering will experience further dilution.

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A $0.10 increase in the assumed public offering price of $0.585 per share, which is fifty percent (50%) of the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026, would increase our pro forma as-adjusted net tangible book value as of June 30, 2025 after this offering, assuming the sale of all of the Class A Ordinary Shares we are offering, by approximately $0.05 per Class A Ordinary Share, and would increase dilution to new investors by approximately $0.04 per Class A Ordinary Share, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent commissions, the non-accountable expense allowance, and offering expenses payable by us.

A $0.10 decrease in the assumed public offering price of $0.585 per share, which is fifty percent (50%) of the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026, would decrease our pro forma as-adjusted net tangible book value as of June 30, 2025 after this offering, assuming the sale of all of the Class A Ordinary Shares we are offering, by approximately $0.06 per Class A Ordinary Share, and would increase dilution to new investors by approximately $0.04 per Class A Ordinary Share, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent commissions, the non-accountable expense allowance, and offering expenses payable by us.

The pro forma as-adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our Class A Ordinary Shares and other terms of this offering determined at the pricing.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or any of the securities offered hereby.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis;

●	on a pro forma basis giving effect to the re-designation and re-classification of our share capital which became effective on October 17, 2025; and

●	on a pro forma, as adjusted, basis giving effect to the pro forma items described above, and the sale of 17,094,017 Class A Ordinary Shares by us in this offering at an assumed public offering price of $0.585 per Unit, which is fifty percent (50%) of the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026, after deducting the Placement Agent’s fees and expenses, the non-accountable expense allowance payable to the Placement Agent, and other estimated offering expenses payable by us, and none of the Warrants to purchase Class A Ordinary Shares issued in this offering are exercised.

As of the date of this prospectus, 3,062,500 Class A Ordinary Shares and 8,000,000 Class B Ordinary Shares are issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders by way of poll, each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 20 votes per Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this offering.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included or incorporated by reference in this prospectus.

	As of June 30, 2025
	Actual	Pro Forma	Pro Foma As Adjusted
	US$’000	US$’000	US$’000
Cash and cash equivalents	3,600	3,600	12,603

Indebtedness	1,401	1,401	1,401

Shareholders’ Equity:
Ordinary shares, $0.0001 par value, 303,000,000 shares authorized, 11,062,500 shares issued and outstanding, on an actual basis	1.1	-	-
Class A ordinary shares, $0.0001 par value; 285,000,000 shares authorized; 3,062,500 shares issued and outstanding on a pro forma basis; 20,156,517 shares issued and outstanding on a pro forma as adjusted basis	-	0.3	2.0
Class B ordinary share, $0.0001 par value, 18,000,000 shares authorized; 8,000,000 shares issued and outstanding on a pro forma basis and a pro forma as adjusted basis	-	0.8	0.8
Additional paid-in capital	3,895	3,895	12,896
Statutory reserve	357	357	357
Retained earnings	1,199	1,199	1,199
Accumulated other comprehensive loss	(75)	(75)	(75)
Total Shareholders’ Equity	5,377	5,377	14,380
Total Capitalization	$6,778	$6,778	$15,781

Each $0.10 increase (decrease) in the assumed public offering price of $0.585 per Unit, which is fifty percent (50%) of the last reported sale price of the Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026, would increase (decrease) the as adjusted amount of each of cash and cash equivalents, total equity and total capitalization by $1.61 million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated placement agent fees and commissions, the non-accountable expense allowance payable to the Placement Agent, and other estimated offering expenses payable by us. Similarly, each increase (decrease) of 1,000,000 in the number of the Units offered by us at the assumed public offering price of $0.585 per share, which is fifty percent (50%) of the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026, would increase (decrease) the as adjusted amount of each of cash and cash equivalents, total equity and total capitalization by approximately $0.55 million after deducting the estimated Placement Agent fees and commissions, the non-accountable expense allowance payable to the Placement Agent, and other estimated offering expenses payable by us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2023, and 2024, and our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2025 and 2024, and the related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Fenbo Holdings Limited is a holding company incorporated on September 30, 2022 under the laws of the Cayman Islands. The Company, through FIL, AIL and FPPF, has served as an OEM for Spectrum Brands, a global home essentials company and its sole customer, producing electrical hair styling products under the “Remington” brand, which Spectrum Brands has the right to use, which are currently sold in Europe, the United States and Latin America. The Company’s headquarters is located in Hong Kong, China.

Our business is significantly influenced by global trade volumes and macroeconomic factors, particularly trade policies between the United States and China, as a substantial portion of our revenue is derived from export shipments to the United States. Changes in tariff policies, customer ordering behavior and logistics costs have had a material impact on our operating results during the periods presented.

The year ended December 31, 2024 marked a challenging period for our business operationally, despite revenue growth. Revenue increased to approximately HK$132.9 million (US$17.1 million) compared to HK$119.1 million in 2023, reflecting increased volatility in customer ordering patterns amid heightened trade related uncertainty. This trend reversed in the first six months of 2025, with revenue declining by approximately 36.2% to HK$42.7 million (US$5.4 million) for the six months ended June 30, 2025, compared to HK$66.9 million for the corresponding period in 2024. Management believes that this decline was primarily attributable to continued tariff pressures on goods imported into the United States from China, which led customers to reduce procurement volumes and shipment frequency. The resulting revenue pressure contributed to a significant reduction in gross profit and a larger operating loss, with the Company recording an operating loss of approximately HK$13.8 million (US$1.8 million) for the year ended December 31, 2024 and an operating loss of approximately HK$3.6 million (US$0.5 million) for the six months ended June 30, 2025.

Despite the decline in revenue, our net loss for the six months ended June 30, 2025 increased to approximately HK$3.8 million (US$0.5 million) from HK$1.9 million in the prior-year period, primarily due to management’s implementation of cost-control measures which partially offset the significant decrease in gross profit.

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Operating Results

The following table sets forth a summary of our consolidated results of operations for the years ended December 31, 2022, 2023 and 2024. This information should be read together with our consolidated financial statements and related notes included elsewhere in this document.

	For the years ended December 31,
	2022		2023		2024
	HK$’000	% of Revenue	HK$’000	% of Revenue	HK$’000	USD’000	% of Revenue
Revenues	119,728	100.0%	119,110	100.0%	132,907	17,110	100.0%
Cost of sales	(100,892)	84.3%	(97,004)	81.4%	(108,084)	(13,914)	81.3%
Gross profit	18,836	15.7%	22,106	18.6%	24,823	3,196	18.7%

Selling and marketing expense	(2,057)	1.7%	(1,961)	1.7%	(2,195)	(283)	1.7%
General and administrative expense	(19,239)	16.1%	(20,535)	17.2%	(36,391)	(4,684)	27.4%

Income (Loss) from operations	(2,460)	2.1%	(390)	0.3%	(13,763)	(1,771)	10.4%

Other income (expense), net	13,006	10.9%	767	0.6%	574	73	0.4%
Interest expense	(1,581)	1.3%	(1,708)	1.4%	(552)	(71)	0.4%
Income (loss) before tax expense	8,965	7.5%	(1,331)	1.1%	(13,741)	(1,769)	10.4%

Income tax expense	(312)	0.3%	(131)	0.1%	(1,741)	(224)	1.3%
Net income (loss)	8,653	7.2%	(1,462)	1.2%	(15,482)	(1,993)	11.7%

Other comprehensive income
Foreign currency translation gain (loss), net	(2,575)	2.2%	(809)	0.7%	(854)	(110)	0.6%

Total comprehensive income (loss)	6,078	5.1%	(2,271)	1.9%	(16,336)	(2,103)	12.3%

Key Factors that Affect Results of Operations

For the financial years ended December 31, 2022, 2023 and 2024, our revenue amounted to approximately HK$119.7 million, HK$119.1 million and HK$132.9 million (US$17.1 million), respectively. Our net income (loss) amounted to approximately HK$8.7 million, a net loss of HK$1.5 million and a net loss of HK$15.5 million (US$2.0 million) for the financial years ended December 31, 2022, 2023 and 2024, respectively.

The Company believes the key factors affecting its financial condition and results of operations include the following:

Macroeconomic factors

During the first half of financial year 2024, the negative impact of the COVID-19 pandemic had greatly subsided, and industries, as well as consumer confidence, returned to normal as compared to the continued negative impact of the COVID-19 pandemic on businesses during the first half of 2023. However, geopolitical conflicts, such as the Russia-Ukraine conflict and the Israeli-Palestinian conflict, persisted. The consequent disruption of the global supply chain affected the recovery of economic activity and drove inflation up significantly. Moreover, major central banks’ aggressive interest rate hikes significantly increased the complexity and uncertainty of the economic development environment. Against the backdrop of challenging macroeconomic conditions, the consumer goods and manufacturing businesses were affected and the recovery in consumer demand has been slow. Despite the Company being affected by the weak consumer sentiment and pressure from retail sales, it continued to put effort into improving the competitiveness of our high quality products together with bolstering our research and development capabilities with an aim to enhancing our market share in our existing business and maintaining our long-term relationship with our sole customer.

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Demand from our one key customer group

We rely on one key customer and if we fail to retain this customer or attract new customers, our business, financial condition, results of operations and growth prospects will be harmed. Our aggregate sales generated from this one customer contributed all of our revenue for the financial years ended December 31, 2023 and 2024. Accordingly, our sales are significantly affected by the demands of our key customer group, as well as certain inherent risks, such as changes and developments in local political, regulatory and business conditions that may affect their purchases from us, many of which are beyond our control. These uncertainties could have a material adverse effect on our business, results of operations and financial condition, and could affect our ability to remain profitable and to achieve business growth.

Fluctuations in the cost of our materials

Raw materials, such as electrical components, packaging materials, metal materials, plastic particles and painting materials, are the largest component of our cost of sales. As our contract price is fixed once our customer confirms an order for a product, it is difficult for us to manage the pricing of the product to pass on any increase in costs to our customer. Any fluctuations in the cost of raw materials would affect our profitability.

The prices at which we purchase such raw materials are determined principally by market forces, such as the relevant supply of and demand for such raw materials, as well as our bargaining power with our suppliers. During the financial years ended December 31, 2022, 2023 and 2024, the majority of our raw materials were commonly available from the market and their prices were affected by market forces. We monitor supply and cost trends of these raw materials and take appropriate actions to obtain the materials we need for production. We expect fluctuations in the cost of key materials to continue to affect our margins.

Results of Operations

The following table sets forth a summary of the consolidated results of operations of the Company for the years indicated, both in absolute amount and as a percentage of its total revenues.

For the fiscal years ended December 31, 2022, 2023 and 2024, the Company generated its revenues by sales of electrical hair styling products through the Company’s wholly-owned operating subsidiaries. The following table presented the Company’s revenues by product types for the fiscal years ended December 31, 2022, 2023 and 2024:

	For the years ended December 31,
	2022	2023	2024	2024	Change*	Change*
Revenues	HK$’000	HK$’000	HK$’000	US$’000	HK$’000%
Curling Wands and Irons	38,328	32,753	31,401	4,043	(1,352)	(4.1)
Flat Irons and Hair Straighteners	78,626	82,817	100,026	12,877	17,209	20.8
Others	2,774	3,540	1,480	190	(2,060)	(58.2)
Total revenues	119,728	119,110	132,907	17,110	13,797	11.6

*Represents percentage of change from the fiscal year ended December 31, 2023 to 2024

The following table presents the Company’s revenues by geographic areas based on the location of our sole customer for the fiscal years ended December 31, 2022, 2023 and 2024.

	For the years ended December 31,
	2022	2023	2024	2024	Change*	Change*
Revenues	HK$’000	HK$’000	HK$’000	US$’000	HK$’000	(%)
Europe	66,708	65,419	68,528	8,822	3,109	4.8
North America	45,095	48,381	57,633	7,420	9,252	19.1
South America	2,704	-	-	-	-	-
Asia and others	5,221	5,310	6,746	868	1,436	27.0
Total revenues	119,728	119,110	132,907	17,110	13,797	11.6

*Represents percentage of change from the fiscal year ended December 31, 2023 to 2024

59

Fiscal Year End December 31, 2024 compared to Fiscal Year End December 31, 2023

Revenues

Revenue increased by HK$13.8 million (US$1.8 million), or 11.6%, to HK$132.9 million (US$17.1 million) for the fiscal year ended December 31, 2024 compared to HK$119.1 million (US$15.2 million) for the same period in 2023 primarily because of the increase in revenue from our flat iron and hair straightener products. Revenue decreased by HK$0.6 million (US$0.1 million), or 0.5%, to HK$119.1 million (US$15.2 million) for the fiscal year ended December 31, 2023 compared to HK$119.7 million (US15.3 million) for the same period in 2022 primarily because of the decrease in revenue for our curling wand and iron products.

During our fiscal year ended December 31, 2024, the negative impact of the COVID-19 pandemic had greatly subsided, and industries, as well as consumer confidence, returned to normal. Despite the continuous geopolitical tensions, high interest rate and inflation, together with weak consumer sentiment worldwide, the Group has continuously improved its business model and strategies across all aspects of operations and given full play to its manufacturing capacity and resources planning in response to fluctuations in the market demands and new ideas and needs from customers.

Cost of sales

Cost of sales includes the cost of raw materials (such as costs of electrical components, packaging materials, metal materials, plastic particles and painting materials), direct labor (including wages and social security contributions), manufacturing overhead (such as consumables, depreciation, direct rental expense and utilities) and taxes. We currently do not hedge our raw materials position, and we monitor raw material price trends closely to manage our production needs.

For the fiscal year ended December 31, 2024, cost of sales increased to HK$108.1 million (US$13.9 million), representing an increase of HK$11.1 million (US$1.4 million) from HK$97.0 million (US$12.4 million) in the same period in 2023. The fluctuation in cost of sales was in line with the increase in our revenue during the same period. For the fiscal year ended December 31, 2023, cost of sales decreased to HK$97.0 million (US$12.4 million), representing a decrease of HK$3.9 million (US$0.5 million) from HK$100.9 million (US$12.9 million) in the same period in 2022. The fluctuation in cost of sales was in line with the decrease in our revenue during the same period.

Gross profit

As a result of the foregoing, gross profit for the fiscal year ended December 31, 2024, was HK$24.8 million (US$3.2 million), an increase of HK$2.7 million (US$0.3 million) from HK$22.1 million (US$12.9 million) for the same period in 2023. Gross profit for the fiscal year ended December 31, 2023, was HK$22.1 million (US$2.8 million), an increase of HK$3.3 million (US$0.4 million) from HK$18.8 million (US$2.4 million) for the same period in 2022.

During our fiscal year ended December 31, 2024, the adverse impacts of the COVID-19 pandemic were largely dissipating as economic activities returned to normal. The supply and prices of raw materials became stable during the year, and thus led to the decrease in the Group’s average unit costs and increase in gross profit for the year. However, at the same time, the Group continued to face macroeconomic uncertainties such as political risks resulting from the US presidential election and the new session of the US Government, as the Group is primarily engaged in export sales. New policies imposed or measures taken by Mainland China may affect the Group financially as the Group may be subject to additional expenditures and other financial impacts. In view of the challenging general outlook of the industry and the business environment, the Group has been facing pressure from its customers for a price reduction in its products. The Group will closely communicate with customers to address and accommodate their situation and provide different solutions with a view to overcoming the challenges faced by the Group.

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As a result of the above, the Group’s gross profit margin for the fiscal year ended December 31, 2024 remained relatively stable at 18.7% as compared to a gross profit margin of 18.6% for the fiscal year ended December 31, 2023. The Group’s gross profit margin for the fiscal year ended December 31, 2023 rose to 18.6% as compared to a gross profit margin of 15.7% for the fiscal year ended December 31, 2022.

Our Group continues to closely monitor the global geopolitical situation and other factors affecting our performance, and will assess their respective potential impacts on our supply chain. We believe that we can enhance our gross margin during 2025 as we optimize our product mix and quality of products, or, within our capital constraints, increase our raw material inventories.

Selling and marketing expenses

Major components of selling and marketing expenses are packaging expenses, transportation costs and customs declarations. For the year ended December 31, 2024, selling and marketing expenses was HK$2.2 million (US$0.3 million), which increased by HK$0.2 million (US$0.03 million) from HK$2.0 million (US$0.3 million) in the same period in 2023. For the year ended December 31, 2023, selling and marketing expenses was HK$2.0 million (US$0.3 million), which decreased by HK$0.1 million from HK$2.1 million (US$0.2 million) in the same period in 2022. The increase during the fiscal year ended December 31, 2024 from the same period in 2023 was due mainly to an increase in our overall level of shipping of products. The decrease during the fiscal year ended December 31, 2023 from the same period in 2022 was due mainly to a decrease in our overall level of shipping of products.

General and administrative expenses

General and administrative expenses consist primarily of staff costs for our accounting and administrative support personnel and executives, depreciation, office and insurance expenses, motor vehicles and travelling expenses, stamp duty and other taxes, utility expenses, office rental and management fee, legal and professional fee and auditor’s remuneration.

The Company’s major general and administrative expenses were comprised of the following items during the years indicated:

	For the years ended December 31,
	2022	2023	2024	2024	Change	Change
	HK$’000	HK$’000	HKD’000	US$’000	HK$’000	(%)
Staff costs, including directors’ remuneration	8,572	10,252	13,814	1,778	3,562	34.7%
Depreciation	1,691	2,170	2,586	332	416	19.2%
Office and insurance expenses	1,484	1,569	2,265	292	696	44.4%
Motor vehicles and travelling expenses	458	861	1,319	190	458	53.2%
Stamp duty and other taxes	534	419	242	31	(177)	(42.2)%
Utility expenses	467	476	489	63	13	2.7%
Legal and professional fees and auditor’s remuneration	4,729	2,870	12,955	1,668	10,085	351.4%
Others	1,304	1,918	2,721	330	803	41.9%
Total	19,239	20,535	36,391	4,684	15,856	77.2%

General and administrative expenses increased by HK$15.9 million (US$2.0 million) from HK$20.5 million (US$2.6 million) for the fiscal year ended December 31, 2023 to HK$36.4 million (US$4.7 million) for the fiscal year ended December 31, 2024. This increase was due mainly to the increase in legal and professional fee (including the marketing consultancy fee paid) and staff costs as a result of the expansion in the Group’s business during the fiscal year ended December 31, 2024.

61

General and administrative expenses increased by HK$1.3 million (US$0.1 million) from HK$19.2 million (US$2.5 million) for the fiscal year ended December 31, 2022 to HK$20.5 million (US$2.6 million) for the fiscal year ended December 31, 2023. This increase was due mainly to the increase in staff costs and motor vehicles and travelling expenses as the travel restrictions of China and Hong Kong were lifted gradually during the fiscal year ended December 31, 2023.

Income (Loss) from operations

The loss from operations increased by HK$13.4 million (US$1.7 million) from the loss from operations of HK$0.4 million (US$0.05 million) for the fiscal year ended December 31, 2023 to the loss from operation of HK$13.8 million (US$1.8 million) for the fiscal year ended December 31, 2024. The decline of the financial performance from operations was primarily due to the increase of general and administrative expenses of HK$15.9 million (US$2.0 million), partially offset by the increase of gross profit of HK$2.7 million (US$0.3 million) during the fiscal year ended December 31, 2024.

The loss from operations decreased by HK$2.1 million (US$0.2 million) from the loss from operations of HK$2.5 million (US$0.3 million) for the fiscal year ended December 31, 2022 to HK$0.4 million (US$0.05 million) for the fiscal year ended December 31, 2023. The improvement in the financial performance from operations during the fiscal year ended December 31, 2023 was primarily due to the combined effects of the increase of gross profit of HK$3.3 million (US$0.4 million) and the decrease of general and administrative expenses of HK$1.3 million (US$0.1 million) during the fiscal year ended December 31, 2023.

Other income (expense), net

Major components of other income (expense) are exchange gain and loss, gain on disposal of property, plant and equipment, sundry income, government grant and bank interest income. For the fiscal year ended December 31, 2024, other income was HK$0.6 million (US$0.1 million), which decreased by HK$0.2 million (US$0.02 million) from HK$0.8 million (US$0.1 million) in the same period in 2023. The decrease was due mainly to the decrease in exchange gain recognized during the fiscal year ended December 31, 2024.

For the fiscal year ended December 31, 2023, other income was HK$0.8 million (US$0.1 million), which decreased by HK$12.2 million (US$1.6 million) from HK$13.0 million (US$1.7 million) in the same period in 2022. The decrease was due mainly to the decrease in gain on disposal of property, plant and equipment recognized during the fiscal year ended December 31, 2023.

Interest expense

For the fiscal year ended December 31, 2024, interest expense was HK$0.6 million (US$0.1 million), which decreased by HK$1.1 million (US$0.1 million) from HK$1.7 million (US$0.2 million) in the same period in 2023. The decrease was due mainly to the decrease in average interest for the Group’s debt during the fiscal year.

Interest expense remained relatively stable at HK$1.7 million (US$0.2 million) and HK$1.6 million (US$0.2 million) for the fiscal years ended December 31, 2023 and 2022.

Income (loss) before tax expense

As a result of the above, the Company recorded a loss before tax expense of HK$13.7 million (US$1.8 million) for the fiscal year ended December 31, 2024, an increase in loss of HK$12.4 million (US$1.6 million) from HK$1.3 million (US$0.2 million) for the fiscal year ended December 31, 2023. The increase in loss was mainly due to the increase in general and administrative expense recognized during the fiscal year ended December 31, 2024. The Company recorded a loss before tax expense of HK$1.3 million (US$0.2 million) for the fiscal year ended December 31, 2023, a decrease of HK$10.3 million (US$1.3 million) from profit before income tax of HK$9.0 million (US$1.1 million) for the fiscal year ended December 31, 2022.

Income tax expense

For the fiscal year ended December 31, 2024, income tax expense was HK$1.7 million (US$0.2 million), which increased by HK$1.6 million (US$0.2 million) from HK$0.1 million (US$17,000) for the year ended December 31, 2023. The increase was mainly due to an increase in taxable income generated from operations during the fiscal year ended December 31, 2024.

For the fiscal year ended December 31, 2023, income tax expense was HK$0.1 million (US$17,000), which decreased by HK$0.2 million (US$23,000) from HK$0.3 million (US$40,000) for the year ended December 31, 2022. The decrease was mainly due to a decrease in taxable income generated from operations during the fiscal year ended December 31, 2023.

Net income (loss)

The net loss increased by HK$14.0 million (US$1.8 million) from a net loss of HK$1.5 million (US$0.2 million) for the year ended December 31, 2023 to a net loss of HK$15.5 million (US$2.0 million) for the fiscal year ended December 31, 2024. The increase in the net loss during the year ended December 31, 2024 was mainly attributable to the cumulative effect of the reasons set out above.

The net income decreased by HK$10.1 million (US$1.3 million) from a net income of HK$8.6 million (US$1.1 million) for the year ended December 31, 2022 to a net loss of HK$1.5 million (US$0.2 million) for the fiscal year ended December 31, 2023. The decrease in the net income during the year ended December 31, 2023 was mainly attributable to the cumulative effect of the reasons set out above.

62

The following table sets forth a summary of our unaudited consolidated results of operations for the six months ended June 30, 2024 and 2025. This information should be read together with our consolidated financial statements and related notes included elsewhere in this document.

Unaudited Financial Results for the Six Months Ended June 30, 2025 and 2024

	For the six months ended June 30, 2024	For the six months ended June 30, 2025	For the six months ended June 30, 2025
	HK$’000	HK$’000	US$’000

Revenues	66,887	42,695	5,439
Cost of sales	(51,948)	(36,203)	(4,612)
Gross profit	14,939	6,492	827
Operating expenses:
Selling and marketing expenses	(1,106)	(685)	(87)
General and administrative expenses	(16,050)	(9,414)	(1,199)
Total operating expenses	(17,156)	(10,099)	(1,286)
Loss from operations	(2,217)	(3,607)	(459)
Other income (expenses):
Exchange gain, net	216	-	-
Interest income	253	25	3
Interest expense	(304)	(479)	(61)
Government grant	140	-	-
Other income, net	87	235	30
Total other income (expenses), net	392	(219)	(28)
Loss before tax expense	(1,825)	(3,826)	(487)
Income tax expense	(76)	-	-
Net loss	(1,901)	(3,826)	(487)
Other comprehensive income
Foreign currency translation loss, net of taxes	(600)	(520)	(66)

Total comprehensive loss	(2,501)	(4,346)	(553)

Loss per share attributable to ordinary shareholders
Basic and diluted (cents)	(17.19)	(34.59)	(4.40)
Weighted average number of ordinary shares used in computing net loss per share
Basic and diluted	11,057,005	11,062,500	11,062,500

Revenues

An analysis of revenue by geographical areas based on the location of our sole customer is set out below.

	For the six months ended June 30, 2024	For the six months ended June 30, 2025	For the six months ended June 30, 2025
	HK$’000	HK$’000	US$’000

United Kingdom	21,033	33,129	2,665
United States	18,874	30,345	2,405
Australasia	1,6043	2,341	204
Singapore	1,297	1,070	165

Total revenue	66,887	42,695	5,439

Revenue decreased substantially by HK$24.2 million (US$3.1 million), or 36.2%, to HK$42.7 million (US$5.4 million) for the six months ended June 30, 2025 compared to HK$66.9 million for the same period in 2024 primarily because management believes the trade war between the United States and China resulted in a significant increase in trade tariff on our hair style products exported from China to the United State, leading a material reduction in US shipment orders. Additionally, sales volume in the United Kingdom decreased compared to the prior year with lower consumer category demand, reduction in traditional retail distribution and lower consumer confidence offset by positive volume growth in e-commerce.

Cost of sales

Cost of sales includes cost of raw materials (such as costs of electrical components, packaging materials, metal materials, plastic particles, and painting materials), direct labor (including wages and social security contributions), manufacturing overhead (such as consumables, depreciation, direct rental expense and utilities) and other taxes. We currently do not hedge our raw materials position, and we closely monitor raw material price trends to manage our production needs.

For the six months ended June 30, 2025, cost of sales decreased to HK$36.2 million (US$4.6 million), representing a decrease by 30.3% or HK$15.7 million (US$2.1 million) from HK$51.9 million (US$6.7 million) in the same period in 2024. The decrease in cost of sales was in line with the decrease in our revenue during the same period.

Gross profit

As a result of the foregoing, gross profit for the six months ended June 30, 2025 was HK$6.5 million (US$0.8 million), a decrease of HK$8.4 million (US$1.1 million) or 56.4% from HK$14.9 million (US$1.9 million) for the same period in 2024 primarily due to the decrease of the sale of our hair style products. Our gross profit margin decreased from 22.3% to 15.2% over the same periods.

Selling and marketing expenses

Major components of selling and marketing expenses includes packaging expenses, transportation costs and custom declarations. For the six months ended June 30, 2025, selling and marketing expenses decreased by HK$0.4 million (US$55,000) to HK$0.7 million (US$87,000) from HK$1.1 million (US$142,000) in the same period in 2024. The decrease was mainly due to a decrease in overall level of shipping of products.

General and administrative expenses

General and administrative expenses primarily consist of staff costs for our accounting and administrative support personnel and executives, depreciation, office and insurance expenses, motor vehicles and travelling expenses, stamp duty and other taxes, utility expenses, office rental and management fee, legal and professional fee and auditor’s remuneration and others. General and administrative expenses decreased by HK$6.7 million (US$0.9 million) from HK$16.1 million (US$2.1 million) for the six months ended June 30, 2024 to HK$9.4 million (US$1.2 million) for the six months ended June 30, 2025. This decrease was mainly due to the decrease in (i) staff costs and insurance expenses to provide support for the business expansion, (ii) directors’ remuneration and related expenses and (iii) legal and professional fees for post-listing compliance during the six months ended June 30, 2025.

General and administrative expenses primarily consist of staff costs for our accounting and administrative support personnel and executives, depreciation, office and insurance expenses, motor vehicles and travelling expenses, stamp duty and other taxes, utility expenses, office rental and management fee, legal and professional fee and auditor’s remuneration and others. General and administrative expenses decreased by HK$6.7 million (US$0.9 million) from HK$16.1 million for the six months ended June 30, 2024 to HK$9.4 million (US$1.2 million) for the six months ended June 30, 2025. This decrease was mainly due to the decrease in (i) staff costs and insurance expenses, (ii) directors’ remuneration and related expenses and (iii) legal and professional fees for post-listing compliance during the six months ended June 30, 2025.

Loss from operations

The loss from operations increased by 62.7% or HK$1.4 million (US$0.2 million) to HK$3.6 million (US$0.5 million) for the six months ended June 30, 2025 from HK$2.2 million for the same period in 2024. The deterioration in the financial performance from operations during the six months ended June 30, 2025 were primarily due to the decrease in gross profit of HK$8.4 million (US$1.1 million), partially offset by the decrease in selling and marketing expenses of HK$0.4 million and the decrease in general and administrative expenses of HK$6.7 million (US$0.9 million) during the six months ended June 30, 2025.

Total other income (expenses), net

Total other income (expenses), net includes exchange gain and loss, sundry income, government grant, bank interest income and bank loan interest expense. For the six months ended June 30, 2025, we recorded other expenses, net of HK$0.2 million (US$28,000) from other income, net of HK$0.4 million in the same period in 2024. The change was mainly due to the absence of an exchange gain, a reduction in interest income, and an increase in interest expenses recognized during the six months ended June 30, 2025.

Net loss

The net loss increased by 101.3% or HK$1.9 million (US$0.2 million) from HK$1.9 million for the six months ended June 30, 2024 to HK$3.8 million (US$0.5 million) for the six months ended June 30, 2025. The increase in the net loss was mainly attributable to the cumulative effect of the reasons set out above.

Liquidity and Capital Resources

For the Fiscal Years Ended December 31, 2024 and 2023

The Company financed its daily operations and business development through cash generated from the operations of AIL, FIL and FPPF. As of December 31, 2024 and 2023, its cash balance was HK$27.5 million (US$3.5 million) and HK$46.3 million (US$5.9 million), respectively.

The following table sets forth a summary of its cash flows for the periods indicated:

	For the years ended December 31,
	2022	2023	2024	2024
	HK$’000	HK$’000	HK$’000	US$’000
Net cash provided by (used in) operating activities	5,695	9,728	(21,347)	(2,748)
Net cash used in investing activities	(554)	(284)	(405)	(52)
Net cash provided by financing activities	5,034	23,299	2,719	350

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Cash provided by (used in) operating activities

For the fiscal year ended December 31, 2024, net cash used in operating activities of HK$21.3 million (US$2.7 million) was primarily the result of the net loss of HK$15.5 million (US$2.0 million) as adjusted for non-cash items and change in operating assets and liabilities. Adjustments for non-cash items consisted of depreciation of property and equipment of HK$0.5 million (US$65,000), amortization of right of use assets of HK$6.8 million (US$0.9 million) and interest on lease liabilities of HK$0.4 million (US$47,000). The net cash outflow from changes in operating assets and liabilities mainly included an increase in accounts receivable of HK$5.9 million (US$0.8 million), a decrease in accounts payable of HK$4.1 million (US$0.5 million), a decrease in other payables and accrued liabilities of HK$0.9 million, and payments on leases of HK$6.9 million (US$0.9 million), partially offset by a decrease in inventories of HK$2.0 million and a decrease in prepaid expenses and other current assets of HK$2.2 million.

For the fiscal year ended December 31, 2023, net cash provided by operating activities of HK$9.7 million was primarily the result of the net loss of HK$1.5 million as adjusted for non-cash items and change in operating assets and liabilities. Adjustments for non-cash items consisted of depreciation of property and equipment of HK$0.5 million, amortization of right of use assets of HK$5.4 million and interest on lease liabilities of HK$0.3 million. The net cash inflow from changes in operating assets and liabilities mainly included an increase in accounts payable of HK$5.1 million, an increase in other payables and accrued liabilities of HK$1.4 million, a decrease in inventories of HK$1.5 million and a decrease in prepaid expenses and other current assets of HK$2.5 million, partially offset by an increase in accounts receivable of HK$0.8 million and payments on leases of HK$6.3 million.

For the fiscal year ended December 31, 2022, net cash provided by operating activities of HK$5.7 million was primarily the result of the net income of HK$8.7 million as adjusted for non-cash items and change in operating assets and liabilities. Adjustments for non-cash items consisted of depreciation of property and equipment of HK$0.7 million, amortization of right of use assets of HK$4.9 million, interest on lease liabilities of HK$0.5 million and gain on disposal of property, plant and equipment of HK$12.5 million. The net cash outflow from changes in operating assets and liabilities mainly included a decrease in accounts receivable of HK$10.2 million, an increase in other payables and accrued liabilities of HK$0.3 million and a decrease in inventories of HK$4.2 million that were partially offset by an increase in prepaid expenses and other current assets of HK$3.0 million, a decrease in accounts payable of HK$2.3 million and payments on leases of HK$6.0 million.

Cash used in investing activities:

For the fiscal year ended December 31, 2024, net cash used in investing activities was HK$0.4 million (US$52,000) for the purchase of property, plant and equipment.

For the fiscal year ended December 31, 2023, net cash used in investing activities was HK$0.3 million (US$36,000) for the purchase of property, plant and equipment.

For the fiscal year ended December 31, 2022, net cash used in investing activities was HK$0.6 million (US$71,000) for the purchase of property, plant, and equipment.

Cash provided by financing activities:

For the fiscal year ended December 31, 2024, net cash from financing activities of HK$2.7 million (US$0.4 million) was mainly due to the proceeds from issuance of ordinary shares of HK$2.1 million (US$0.3 million) and the advances from related parties of HK$0.6 million (US$83,000).

For the fiscal year ended December 31, 2023, net cash from financing activities of HK$23.3 million was mainly due to the proceeds from our initial public offering of HK$26.0 million and partially offset by the net repayment to related parties of HK$2.7 million.

For the fiscal year ended December 31, 2022, net cash from financing activities of HK$5.0 million (US$0.6 million) represented the advance from related parties.

The following table sets forth a summary of the Company’s working capital as of December 31, 2024 and 2023:

	As of December 31,
	2023	2024	2024
	HK$’000	HK$’000	US$’000
Current assets	97,933	79,999	10,299
Current liabilities	43,004	41,414	5,332
Working capital	54,929	38,585	4,967

Current assets as of December 31, 2024, was HK$80.0 million (US$10.3 million). Out of this balance, the Company had cash of HK$27.5 million (US$3.5 million) of which approximately HK$20.6 million was denominated in Hong Kong Dollar and approximately HK$6.9 million was denominated in RMB. The current asset balance mainly included accounts receivable, net of approximately HK$37.3 million (US$4.8 million), prepaid expenses and other current assets of HK$3.7 million (US$0.5 million) and inventories of HK$11.5 million (US$1.5 million).

Current liabilities as of December 31, 2024, was HK$41.4 million (US$5.3 million). This amount was composed of accounts payables of HK$15.2 million (US$2.0 million), other payables and accrued liabilities of HK$6.3 million (US$0.8 million), amounts due to related parties of HK$3.1 million (US$0.4 million), current portion of lease liabilities of HK$5.8 million (US$0.8 million) and bank loan of HK$11.0 million (US$1.4 million).

Current assets as of December 31, 2023, was HK$97.9 million (US$12.5 million). Out of this balance, the Company had cash of HK$46.3 million (US$5.9 million) of which approximately HK$39.3 million (US$5.0 million) was denominated in Hong Kong Dollar, approximately HK$2.6 million (US$0.3 million) was denominated in USD and approximately HK$4.4 million (US$0.6 million) was denominated in RMB. The current asset balance mainly included accounts receivable, net of HK$31.5 million (US$4.0 million), prepaid expenses and other current assets of HK$6.0 million (US$0.8 million) and inventories of HK$14.1 million (US$1.8 million).

Current liabilities as of December 31, 2023, was HK$43.0 million (US$5.5 million). This amount was composed of accounts payables of HK$18.5 million (US$2.4 million), other payables and accrued liabilities of HK$7.0 million (US$0.9 million), amounts due to related parties of HK$2.4 million (US$0.3 million), current portion of lease liabilities of HK$4.1 million (US$0.5 million) and bank loan of HK$11.0 million (US$1.4 million).

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Liquidity and Capital Resources

For the Six Months Ended June 30, 2025 and 2024

The Company financed its daily operations and business development through cash generated from the operations of AIL, FIL, and FPPF and other sources. As of June 30, 2025 and December 31, 2024, its cash balance was HK$28.3 million (US$3.6 million) and HK$27.5 million, respectively.

The following table sets forth a summary of its cash flows for the periods indicated:

	For the six months ended June 30,
	2024	2025	2025
	HK$’000	HK$’000	US$’000
Net cash (used in) provided by operating activities	(23,299)	3,502	447
Net cash used in investing activities	(37)	(47)	(6)
Net cash provided by (used in) financing activities	2,769	(2,676)	(341)

The following summarizes the key components of our cash flows for the six months ended June 30, 2025 and 2024:

Cash (used in) provided by operating activities

For the six months ended June 30, 2025, net cash provided by operating activities of HK$3.5 million (US$0.4 million) was primarily the result of the net loss of HK$3.8 million (US$0.5 million) as adjusted for non-cash items and change in operating assets and liabilities. Adjustments for non-cash items consisted of depreciation of property and equipment of HK$0.3 million (US$34,000), amortization of right of use assets of HK$3.7 million (US$0.5 million) and interest on lease liabilities of HK$0.3 million (US$35,000). The net cash inflow from changes in operating assets and liabilities mainly included a decrease in accounts receivable of HK$7.1 million (US$0.9 million), a decrease in inventories of HK$2.0 million (US$0.3 million), and a decrease in prepaid expenses and other current assets of HK$0.2 million (US$31,000), partially offset by a decrease in account payables of HK$1.8 million (US$0.2 million), payments on leases of HK$3.7 million (US$0.5 million) and a decrease in other payables and accrued liabilities of HK$0.7 million.

For the six months ended June 30, 2024, net cash used in operating activities of HK$23.3 million was primarily the result of the net loss of HK$1.9 million as adjusted for non-cash items and change in operating assets and liabilities. Adjustments for non-cash items consisted of depreciation of property and equipment of HK$0.3 million, amortization of right of use assets of HK$2.7 million and interest on lease liabilities of HK$60,000. The net cash outflow from changes in operating assets and liabilities mainly included an increase in accounts receivable of HK$14.6 million, payments on leases of HK$3.2 million, a decrease in other payables and accrued liabilities of HK$4.2 million, an increase in inventories of HK$1.0 million, and an increase in prepaid expenses and other current assets of HK$4.3 million, partially offset by an increase in account payables of HK$2.8 million.

Cash used in investing activities

For the six months ended June 30, 2025, net cash used in investing activities was HK$47,000 (US$6,000) for the purchase of property, plant, and equipment.

For the six months ended June 30, 2024, net cash used in investing activities was HK$37,000 (US$5,000) for the purchase of property, plant, and equipment.

Cash provided by (used in) financing activities

For the six months ended June 30, 2025, net cash used in financing activities of HK$2.7 million (US$0.3 million) was mainly due to the advances to related parties of HK$2.7 million (US$0.3 million).

For the six months ended June 30, 2024, net cash from financing activities of HK$2.8 million (US$0.4 million) was mainly due to the proceeds from issuance of ordinary shares of HK$2.1 million (US$0.3 million) and the advances from related parties of HK$0.7 million (US$89,000).

Management is actively managing its outstanding accounts receivable and accounts payable to make sure that the Company has adequate funding for its operation.

Bank borrowings

As of June 30, 2025 and 2024, the Company had a revolving bank loan of HK$11 million (US$1.4 million) from Bank of China (Hong Kong) Limited. This loan carried an interest of 2.25% below Hong Kong prime rate and was collateralized by a Hong Kong property jointly owned by Mr. Li and his spouse and a personal guarantee from Mr. Li. If such personal guarantee were to be withdrawn and no alternative credit support were obtained, the lender may require the Company to provide substitute collateral, amend the loan terms or repay the loan, which could affect the Company’s liquidity.

Capital Expenditures

The Company had capital expenditures of HK$47,000 (US$3.6 million) and HK$37,000 (US$3.6 million) for the six months ended June 30, 2025 and 2024, respectively. Our capital expenditures were mainly for office equipment. Management intends to fund future capital expenditures from working capital, bank borrowings, lease financing and other financings. The Company will continue to make capital expenditures as appropriate to support its business growth.

Off-Balance Sheet Arrangements

As of June 30, 2025, the Company had no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Future Financings

The Company may sell its Class A Ordinary Shares in order to fund its business growth. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve sales of its equity securities or arrange for debt or other financing to fund its growth in case it is necessary, or if the Company is able to do so, there is no guarantee that existing shareholders will not be substantially diluted.

Critical Accounting Policies, Judgments and Estimates

Basis of Presentation

The consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”). Accordingly, these statements should be read in conjunction with the Company’s financial statements and note thereto as of and for the fiscal years ended December 31, 2024, 2023 and 2022 and six months period ended June 30, 2025.

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Principle of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter- company transactions, if any, and balances due to, due from, long-term investment subsidiary, and registered paid in capital have been eliminated upon consolidation.

Business combinations and noncontrolling interests

The Company accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 “Business Combinations.” The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers, liabilities incurred by the Company and equity instruments issued by the Company. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets acquired and liabilities assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total costs of acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the acquisition date amounts of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the acquisition date amounts of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated income statements. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Subsequent to the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any further adjustments are recorded in the consolidated income statements.

For the Company’s non-wholly owned subsidiaries, a noncontrolling interest is recognized to reflect the portion of equity that is not attributable, directly, or indirectly, to the Company.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment, the imputed interest rate of leases, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes and uncertain tax position. Actual results could differ from these estimates.

Revenue Recognition

The Company elected to adopt Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606), effective as of October 1, 2019. Accordingly, the consolidated financial statements for the years ended December 31, 2024, and 2023 are presented under ASC 606. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company’s revenues are generated from the production and sales of premium personal care electric appliances (principally electrical hair styling products such as straighteners, curlers, trimmers, etc.) and toy products. This performance obligation is satisfied at a point of time and recognized in revenue upon the transfer of control of the goods to the customers. Interest income from banks is recognized when received.

Cost of Revenues

The cost of revenue primarily consists of the cost of raw materials, direct labor costs and factory overhead.

Value-Added Taxes (“VAT”)

The Hong Kong operations are not subject to the value-added tax. For the PRC operations, the PRC export revenue is not subject to VAT. VAT are charged for purchase of materials at 17% of which 13% is refundable. Revenues are presented net of applicable VAT.

Income Taxes

The Company accounts for income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

Recent Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which amends and enhances the disclosure requirements for reportable segments. All disclosure requirements under this standard will also be required for public entities with a single reportable segment. This new standard became effective for fiscal years beginning after December 15, 2023 and for interim periods within fiscal years beginning after December 15, 2024. The Company adopted this standard in the fourth quarter of 2024, which did not have a material impact on the consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU is effective for public business entities for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company does not expect a material impact from the adoption of this guidance on its consolidated financial statements and related disclosures.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company does not expect to adopt this guidance early and does not expect the adoption of this ASU to have a material impact on its future consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (DISE), which requires new disclosures to disaggregate prescribed natural expenses underlying any income statement caption. This ASU is effective for annual periods in fiscal years beginning after December 15, 2026, and interim periods thereafter. Early adoption is permitted. The ASU applies on a prospective basis for periods beginning after the effective date. However, retrospective application to any or all prior periods presented is permitted. The Company is currently evaluating the impact of adoption of this standard on its consolidated financial statements.

Internal Control over Financial Reporting

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

Although we currently have an audit committee comprised of three independent directors, one of whom management has determined qualifies as a financial expert under the applicable SEC rules, and our financial statements and footnotes are now reviewed by our management and our audit committee, we do not have a formal policy to review significant accounting transactions and the accounting treatment of such transactions.

As such, we have identify the following material weaknesses in our internal control over financial reporting: (i) we have limited controls over information processing; (ii) we have inadequate segregation of duties; and (iii) we do not have sufficient formal written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles in the United States of America, or GAAP, and SEC guidelines. In addition, we do not have a qualified chief financial officer, with US GAAP accounting knowledge and significant experience working in U.S. listed companies on financial reporting, in place to oversee our financial reporting, and we currently rely on external consultants regarding financial reporting functions.

To remedy our identified material weakness, we plan to improve our internal control over financial reporting through the following measures, among others:

(1) develop and implement a comprehensive set of processes and internal controls to timely and appropriately (i) identify transactions that may be subject to complex U.S. GAAP accounting treatment, (ii) analyze the transactions in accordance with the relevant U.S. GAAP, and (iii) review the accounting technical analysis;

(2) hire additional accounting staff members with U.S. GAAP and SEC reporting experiences to implement the above-mentioned financial reporting procedures and internal controls to ensure the financial statements and related disclosures under U.S. GAAP and SEC reporting requirements are prepared appropriately on a timely basis; and

(3) establish an ongoing training program to provide sufficient and appropriate trainings for accounting and financial reporting personnel, including trainings related to U.S. GAAP and SEC reporting requirements.

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HISTORY AND CORPORATE STRUCTURE

Overview

Fenbo Holdings Limited (the “Company” or “we” or “FEBO”), incorporated on September 30, 2022, under the laws of the Cayman Islands, is the holding company of our Operating Subsidiaries, AIL, FIL and FPPF. Through our Operating Subsidiaries, we represent over 30 years of experience producing premium personal care electric appliances (principally electrical hair styling products such as straighteners, curlers, trimmers, etc.) and toys products to overseas markets. Our operating history began in 1993 when FIL was founded in Hong Kong as a toy manufacturer and distributor. As the toy market deteriorated, he founded AIL in 2005 in Hong Kong and shifted our operations to the manufacturing and sales of personal care electric appliances. Our manufacturing subsidiary, FPPF, located in Guangdong, PRC, was formed in the PRC in 2010 and is capable of producing over three million units per year based on management’s calculation and internal analysis. We currently act as both an original equipment manufacturer (“OEM”) and historically have also served as an original design manufacturer (“ODM”).

Reorganization

On November 29, 2024, LMIL, Mr. Li Kin Shing, our then controlling shareholder, and the then sole director and shareholder of LMIL, entered into two definitive securities purchase agreements (the “LMIL Purchase Agreements”) with Mr. Huang Hongwu, our Chief Executive Officer, the chairman of the Board, and executive director, and Ms. Xuefei Wang, our Chief Financial Officer and executive director, respectively. Pursuant to the LMIL Purchase Agreements, Mr. Li Kin Shing sold 60% of his interest in LMIL to Mr. Huang and 40% of his interest to Ms. Wang. Mr. Li concurrently resigned all of his positions with LMIL and the Company. As of the date of this prospectus, LMIL is the owner of record of 8,000,000 Class B Ordinary Shares, or 72.3%, of the Company’s outstanding Ordinary Shares, representing 98.1% of the total voting power.

On September 29, 2025, the Company held an extraordinary general meeting at which the Company adopted a dual-class share structure following shareholder approval. Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share entitles the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of the Company. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Except as provided above, no share may be converted or redesignated from one class to another without the sanction of a special resolution. The then listed ordinary shares of par value of $0.0001 each have been redesignated as Class A Ordinary Shares and continue trading under the same CUSIP Number as before. The Class B Ordinary Shares are not listed or traded on any securities exchange.

We are and will be a “controlled company” as defined under the listing rules of Nasdaq because, immediately after the completion of this offering at an assumed public offering price of $0.585 per Unit, assuming we close on the maximum amount of the offering, but no exercise of the Warrants, our Controlling Shareholders, Mr. Huang Hongwu and Ms. Wang Xuefei, through LMIL, will collectively beneficially own approximately 28.41% of our total issued and outstanding Ordinary Shares, representing 88.8% of the total voting power. Please see “ – Implications of Being a ‘Controlled Company” below for more information.

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The following diagram illustrates our corporate structure as of the date of this prospectus:

Our Major Operating Subsidiaries

Our business and financial results are contributed primarily by our three Operating Subsidiaries, namely FIL, AIL and FPPF.

AIL as the marketing arm for the Group, AIL is responsible for all sales and marketing efforts.

FIL is responsible for the overall management of the Operating Subsidiaries.

FPPF is responsible for the production of all of the Company’s products, and its engineering and design department conducts in-house design and research functions for the development of new products and product lines.

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BUSINESS

Overview

Fenbo Holdings Limited (the “Company” or “we” or “FEBO”), incorporated on September 30, 2022, under the laws of the Cayman Islands, is the holding company of our Operating Subsidiaries, Able Industries Limited (“AIL”), Fenbo Industries Limited (“FIL”) and Fenbo Plastic Products Factory (Shenzhen) Ltd. (“FPPF”). Through our Operating Subsidiaries, we represent over three decades of experience producing premium personal care electric appliances (principally electrical hair styling products such as straighteners, curlers, trimmers, etc.) to overseas markets.

Our operating history began in 1993 when FIL was founded in Hong Kong. As the toy market deteriorated, our founder founded AIL in 2005 in Hong Kong and shifted our operations to the manufacturing and sales of personal care electric appliances. Our manufacturing subsidiary, FPPF, located in Guangdong, PRC, was formed in the PRC in 2010. We currently act as an OEM and historically have also served as an ODM.

For the year ended December 31, 2024 and the six months ended June 30, 2025, we recorded revenues of HK$132.9 million and HK$42.7 million, respectively, and net losses of HK$15.5 million and HK$3.8 million, respectively. As of June 30, 2025, we held cash and cash equivalents of HK$28.3 million (US$3.6 million).

Competitive Strengths

Renowned customer base with stable relationship. The Group has built up a solid and stable business relationship with Spectrum Brands since 2006, as its OEM manufacturer for a variety of hair styling products under the popular worldwide personal care brand “Remington.” The established customer relationship provides a concrete foundation for the Group to further expand its business and to achieve economies of scale.

Designs for a diversified product range. Endowed with over a decade of industry experience and market awareness, the engineering and design department of the Group has been keeping itself abreast of market changes and has a track record for designing, researching and developing an innovative and trendy array of products on a proactive basis. The Group also offers a diversified range of products with different value-added features or functionalities to meet the demands of customers of different demographical origins or consumer preferences.

Stringent quality control. As a consumer product manufacturer, the Group has a strong commitment to quality control. From the very beginning of raw material procurement to the packaging of finished products, the Group imposes intensive quality checks and controls along the whole production line of the Group’s manufacturing processes. The quality checks and controls include incoming checks, online checks, random checks and technical checks, which are strictly carried out by the operation department of the Group, as well as the representatives of the Group’s customers as the case may be. The Group considers that continual adherence to stringent quality control procedures is one of the most vital elements in maintaining long-term business relationships with its multinational customer.

Over three decades of operating history and established presence in the industry. The Group has been engaged in the manufacture and sale of small electrical appliances under the management of Mr. Li Kin Shing and Mr. Li Siu Lun, Allan and, since November 2024, under the management of Mr. Huang Hongwu and Ms. Wang Xuefei. With over three decades of operating history and industry experience, the Group has established its presence in the market for providing quality electrical appliances to its customer.

The Group also retained suitable talents with different specializations in its senior management team for the business development of the Group. In particular, Mr. Gary Chiu, the Group’s marketing consultant, has been with the Group since 2005 and has vast experience in marketing matters. In particular, through Mr. Chiu Yat Chung Gary’s continuous marketing efforts, the Group has enjoyed a stable business relationship with its sole customer, Spectrum Brands, for approximately 20 years.

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Business Strategies

Our principal business objective is to strengthen our market position and further expand our market share. We intend to achieve such business objectives by:

Expansion of production capacity and capability. The Group plans to upgrade and expand its existing production facilities for further growth and development. In particular, the Group plans to purchase and install new equipment in the factory so as to increase its overall production capacity. As of the date of this prospectus, we are in the process of evaluating our specific equipment needs and have not yet made any purchases.

With a view to achieving greater economies of scale and thereby enhancing the competitiveness of its products in the marketplace, the Group also devise effective management control over or re-engineer its production processes in order to optimize its production efficiency and to improve the quality of its existing products, after commissioning the new production equipment.

Strengthening our engineering, research and development capability. The Group plans to reinforce its product development capability by way of recruiting more engineers. We have begun identifying and recruiting qualified engineering personnel. With a stronger engineering, research and development team, the Group will be better positioned to expand the range of product models and lines available for its potential customers, other than Spectrum Brands.

Penetration and further expansion into new and existing geographic markets. Leveraging on the existing multinational nature and reputation of its sole customer, the Group plans to establish business relationships with more overseas customers, such as in the United States, with a view to broadening the Group’s customer base and the market coverage of its products.

For the purpose of penetration into the Group’s new or developing markets, such as the United States, the Group intends to strengthen its sales force by recruiting new sales and marketing staff to solicit potential customers for the Group from these markets. To that end, we have commenced our search for suitable sales and marketing candidates.

Our Operating Subsidiaries’ Services

A description of our subsidiaries is set out below.

AIL – As the marketing arm for the Group, AIL is responsible for all sales and marketing efforts. As of December 31, 2025, AIL employed one employee.

FIL – Is responsible for the overall management of the Operating Subsidiaries. As of December 31, 2025, FIL employed a total of seven employees.

FPPF – Is responsible for the production of all of the Company’s products, and its engineering and design department conducts in-house design and research functions for the development of new products and product lines. As of December 31, 2025, FPPF employed a total of 260 employees.

As an OEM electrical hair styling product manufacturer for a renowned multinational client, the Group has been focusing on the high-end professional electrical hair styling products which were once more commonly used in salons for the mass household markets (particularly in Europe and the United States).

The Group offers a wide array of fashionable electrical hair styling products with different styles, features, functionalities, colors, textures, materials. It is the Group’s emphasis on the innovation of the design and styling of electrical hair styling products that appeals to the demands of different customers.

The basic components of hair styling products are casings, motors, heating elements, thermostats, power cords, and switches.

Since 2006, the Company has served as an OEM for Spectrum Brands, a global home essentials company and the Company’s sole customer, producing electrical hair styling products under the “Remington” brand, which Spectrum Brands has the right to use, and which are currently sold mainly in Europe and North America.

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Products – Personal Care Beauty Appliances / Hair Styling Tools

The Group’s electrical hair styling products can be divided into five sub-categories, namely,

(i)	Curling Wands and Irons;

(ii)	Flat Irons and Hair Straighteners;

(iii)	Hair irons, which are tools used to alter the structure of hair of which there are three types: (a) crimpers, which are used to create little crimps in the hair; (b) straighteners, also known as flat irons, which are used to straighten the hair; and (c) curling tongs, which are used to make the hair curly;

(iv)	Hair dryers, which are hand-held electric blowers that can blow cool or warm air onto wet or damp hair in order to accelerate and control the evaporation of water particles and thereby to dry and style the hair; and

(iv)	others, which includes trimmers, other small personal care items.

Typically, the irons embedded in the hair iron devices are made of heat-conductive metal with ceramic layers protecting the ironing surfaces. The handle is made of thermal-resistant plastic. Advanced hair irons consist of components such as timer, temperature control system, and automatic shutdown system in order to prevent fire damage.

Product type:	Example features:
Curling Irons	- 120 to 240V worldwide voltage - 150°C to 230°C variable heat - reaching 100°C in 30 seconds - ceramic coated on barrel and clip for a smooth surface for hair to glide on

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Curling Wands	- 120 to 240V worldwide voltage - 150°C to 230°C variable heat - reaching 100°C in 30 seconds - ceramic coated on barrel and clip for a smooth surface for hair to glide on - LCD display

Hair Straighteners	- 120 to 240V worldwide voltage - 150°C to 230°C variable heat - reaching 100°C in 30 seconds - ceramic coated on heating plates for a smooth surface for hair to glide on - LCD display

Trimmer	- 17mm and 5mm blade - operate with AAA battery

Research and Development

The engineering and design department of the Group conducts in-house design and research for the purposes of developing new product lines for the Group. From time to time, our engineering and design department develops innovative product designs and features around the core parameters of creativity, reliability, safety and commercial viability. Our research and development activities also include (i) development and standardization of production techniques and procedures; (ii) working with customers to resolve specific problems with customers’ designs and requirements; and (iii) experiment on project bases for calibration and optimization of production processes in order to achieve a higher yield on production. We believe that successful research process improvement and refinement is critical to our ability to stay competitive in the industry in which we operate.

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Manufacturing

The Group’s production facilities (“SZ Factory”) are located in Bao’an District, Shenzhen City, Guangdong Province, the PRC. The SZ Factory is comprised of one block of a four-story building consisting of approximately 11,000 sq. meters.

Raw materials. The principal raw materials sourced by the Group in its production, which constitute the basic core components of its products, include plastics, motors, power cords, switches, heating elements and thermostats.

The Group sources these materials mainly from Hong Kong and the PRC. The Group does not have long term purchase contracts with its suppliers but only purchases via orders. Management negotiates purchase prices by taking into account price trends of the particular commodity and volume discounts.

The Company has had business relationships with its major suppliers for over 18 years. Some of them are public companies or subsidiaries of public companies listed on the Shanghai, Shenzhen or Hong Kong Stock Exchanges and the supplies and availabilities of our raw materials have not experienced significant disruptions. Also, all of our primary raw materials are general commercial commodities. Management believes that the Group has maintained good business relationships with its suppliers and has a stable material supply chain. Other than the Group’s existing suppliers, there are alternative sources of supply available for the raw materials that the Group requires. Therefore, even if our existing suppliers may be temporarily short in inventory, management believes that we could purchase needed raw materials from other suppliers without material difficulty or price premiums.

In order to ensure a stable supply of raw materials that can meet the ongoing requirements of sales and distribution, the quantity of each procurement order for raw materials is determined by the Group with reference to (i) the customers’ indicative orders prevailing from time to time; (ii) the inventory levels prevailing from time to time; and (iii) the price trend and fluctuation of raw materials as predicted by the Group. The Group also implements stock control procedures, including up-to-date recording of all incoming and outgoing items into and out of our warehouse and production lines. The Group has not recorded any material write-offs for inventory during the years ended December 31, 2022, 2023, or 2024, or the six months ended June 30, 2025.

Production Facility. Our manufacturing facility, which is operated by FPPF, is equipped with different types of machines and is able to produce about three million pieces of electrical hair styling products per annum.

The principal production components of the Group are injection molding machines, EDM machines, milling machines, grinding machines, lathe, spraying chambers and ovens, pad printing machines, hot stamping machines, production lines with ovens, heater winding machines, bristle insertion machines, wire forming machines, wire stripping machines, lead cutting machines, spot welding machines, hot plate welding machines, crimping machines and ultrasonic welding machines. The majority of the plant and machinery now situated in the SZ Factory are owned by the Group. Safeguarding policies have been set up and maintained by the Group. There are security guards and gates at the entrance, a 24-hour surveillance system, security scanners for entrance and exit, periodic count of assets, in and out register and insurance coverage.

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Production Process. The following flow chart illustrates our production process:

Marketing, Promotions and Advertising

The Group carries out its sales and distribution activities through its sales and marketing team. The Group’s sales and marketing strategy secures its overseas orders by establishing confidence and reputation in the Group’s products, quality assurance, reasonable and competitive pricing and maintenance of long-term relationships with overseas customers. In addition, the Group has participated in various exhibitions in Hong Kong, the PRC and overseas to promote the Group’s products to overseas customers and has pursued potential overseas customers through business visits, new product presentations and briefing and video conferences.

In order to keep abreast of the market trends of electrical appliances in terms of styles, features, functionalities, colors, textures, materials and pricing, the Group’s sales and marketing department collects market data through participating in local and overseas trade exhibitions and fairs and market data and surveys provided and/or conducted by customers. In particular, Mr. Chiu Yat Chung Gary, the Group’s marketing consultant who has vast experience in marketing, strives to maintain a stable business relationship with the Group’s only customer, Spectrum Brands, a leading global branded consumer product company, for approximately 20 years.

Pricing

The Group negotiates with its customer to determine the price each year. The prices of the Group’s products are primarily determined with reference to (i) a cost-plus basis approach; and (ii) the elasticity of the demand for a given product (which in turn is affected by (a) the product features and functionality, (b) the product life cycle, and (c) consumer preferences). Our sales and marketing department is responsible for providing the quotation after considering the requirements from our customer. The actual selling prices of our products are determined by our senior management by taking into account the estimated costs of each order. In arriving at the final price, the Group also takes into account other ancillary factors such as the actual size and time frame of the order, the industry standing of the customer and the relationship with the customer. Our pricing policy is reviewed quarterly by our senior management.

Seasonality

With the exception of lower sales in February of each calendar year, which correlates with the closure of factories in the PRC during the Chinese New Year holidays, our Operating Subsidiaries’ sales are not subject to any material seasonal fluctuations and remain steady throughout the year.

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Customer

Our sole customer is Spectrum Brands Holdings, Inc. (“Spectrum Brands”) for whom we manufacture hair care electric appliance styling products under the Remington brand, which is owned by Spectrum Brands. The Company has provided OEM services to Spectrum Brands since 2006. It does not have a formal written contract with Spectrum Brands and relies on its long-term relationship to continue to provide such services in the future. For each individual transaction, the Group generally negotiates and confirms the terms of sale based on the quantity and quality of the products being ordered and enters into a purchase order with the customer. Although the Group has not entered into any long-term sales contract with Spectrum Brands, our directors consider that the Group has maintained a good business relationship with Spectrum Brands since 2006.

With respect to products distributed to overseas customers, the Group exports its finished products on a Free Carrier (“FCA”) basis, which means the Group is responsible for the delivery of products to a destination specified by the customer. The customer is responsible for all costs after the goods are delivered to the container terminal warehouse designated by the customer. Management estimates that the lead time from the placing of a purchase order by an overseas customer to the delivery of the first batch of finished product by the Group takes approximately 55 to 65 days (subject to the size and the type of the order, the location of the customer and the availability of raw materials).

The Group generally allows a credit period of 120 days for the trade receivables with terms that are common within the industry. Credit terms offered to the customer by the Group vary depending on the Group’s assessment of the reputation of the customer, the length of business relationship established with the customer and the actual size of the order placed by the customer.

Industry and Market

The global market for hair styling tools has experienced consistent growth, a trend that is expected to continue. This expansion is driven by several interconnected factors related to consumer behavior, technology, and economics. There is a growing emphasis on personal grooming and self-maintenance among a wide range of consumers, which has increased demand for personal care appliances. The trend toward at-home beauty and hair care, which allows for greater convenience and personalization, has further bolstered the market for household hair styling tools.

Key market drivers include continuous technological innovation, which has led to the development of more compact, portable, and effective products. Features such as advanced heat regulation, multi-functionality, and cordless operation powered by improved battery technology have enhanced user convenience and product appeal. The rise of social media and e-commerce has also been a significant catalyst, as online influencers and DIY tutorials shape consumer preferences and drive purchasing trends, while online retail platforms provide broad access to a diverse range of products. Economically, the market has benefited from the increased affordability of these products, as many brand owners have outsourced manufacturing to cost-effective regions like the PRC. This, combined with rising disposable incomes globally, has expanded the consumer base.

The PRC has become a central hub for the global manufacturing of hair styling tools, with its OEM market experiencing robust growth. This is largely due to strong demand from international brand owners who rely on the PRC’s manufacturing expertise and efficiencies. The region’s highly developed and integrated supply chain for electronic components reduces logistical costs and production lead times. Furthermore, the PRC government has implemented favorable policies to support and modernize its manufacturing sector, encouraging innovation and the adoption of advanced production technologies. Manufacturers in the PRC are increasingly leveraging automation and digital systems to enhance production efficiency, lower costs, and improve quality control. Despite these strengths, the industry faces challenges, including rising labor and raw material costs and the potential for supply chain disruptions due to geopolitical or other external factors.

Competition

The hair styling tool OEM industry in the PRC is highly fragmented and competitive, comprising a large number of market participants. In this environment, competition extends beyond pricing to include a variety of critical factors. Many OEM service providers specialize in specific product categories to develop deep expertise and establish a competitive advantage. The Group considers that Zheijang Jindelie Electrical Appliance Co. Ltd. and Hang Shun Hing Co. Ltd. are two direct competitors to the Group.

Key competitive factors in the industry include:

●	Experience and Relationships: Long-standing, stable relationships with major global brand owners are a significant competitive advantage. A proven track record of reliability, on-time delivery, and responsiveness to customer needs is highly valued and difficult for new entrants to replicate.
●	Technological and R&D Capabilities: The ability to innovate and contribute to the product design and development process is a key differentiator. Competitors with strong R&D and engineering teams can offer more advanced and customized solutions, providing value-added services beyond basic manufacturing.
●	Track Record and Quality: A reputation for high-quality manufacturing and consistent product performance is essential for attracting and retaining major clients. Market participants with a proven track record and positive project references are more likely to secure business from leading global brands.
●	Manufacturing Expertise: Advanced technological capabilities in core manufacturing processes, such as injection molding, machining, and final assembly, are critical for producing high-quality products efficiently and at scale.

The industry is also characterized by significant barriers to entry, which include:

●	High Capital Requirements: Substantial initial capital investment is necessary to establish modern production facilities, procure advanced machinery, and fund ongoing research and development activities.
●	Reputation and Relationships: Building the trust and extensive business networks with both suppliers and customers that established players have cultivated over many years is a major challenge for new entrants.
●	Technical Expertise: A deep understanding of product design, engineering, and complex manufacturing processes is required to compete effectively, which is difficult for new companies to acquire quickly.

Licenses, Permits and Approvals

Our Operating Subsidiaries are required to obtain and maintain certain licenses and permits for their business operations.

The following table sets forth the licenses and/or approvals our Operating Subsidiaries obtained in respect of their operations in the PRC as of the date of this prospectus.

Entities	Licenses/records	Expiry date
Fenbo Plastic Products Factory (Shenzhen) Ltd.,	Business License	October 26, 2060

Fenbo Plastic Products Factory (Shenzhen) Ltd.,	Sewage Discharge Permission	June 9, 2028

Our PRC legal counsel has confirmed that, as of the date of this prospectus, our Operating Subsidiaries have obtained and renewed all substantial and necessary licenses and approvals that are material for their business operations in the PRC from the relevant authorities of the PRC governments.

Some of our Operating Subsidiaries’ licenses and permits are subject to renewal. Our Operating Subsidiaries intend to renew all existing licenses and permits before their respective expiry dates or to obtain any additional licenses and permits if necessary. Our Operating Subsidiaries have not experienced any refusal to renew the licenses and permits necessary for their operation during the six months ended June 30, 2025, and 2024 and the fiscal years ended December 31, 2024, 2023 and 2022.

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Insurance

Management exercises prudent risk management control through the maintenance of various insurance plans for the purpose of covering against different aspects of risks, including:

1. Product liability insurance - product liability insurance for most of the Company’s products against possible claims relating to personal injury or damage to property arising from the product manufactured by it.

2. Property all risk insurance – covers the Company’s assets, such as plant and machinery, raw materials and finished goods, against accidental, physical loss, destruction or damage of property.

3. Public liability insurance - third party insurance against possible third-party personal injury and property damage claims relating to the Company’s factory premises and offices located in the PRC and Hong Kong.

Health, Work Safety, Social and Environmental Matters

Due to the nature of our Operating Subsidiaries’ business, our Operating Subsidiaries’ operational activities are subject to environmental obligations, and they did not directly incur any material cost of compliance with applicable environmental protection rules and regulations during the six months ended June 30, 2025 and 2024 and the fiscal years ended December 31, 2024 and 2023. Our directors expect that our Operating Subsidiaries will not directly incur significant costs for compliance with applicable environmental protection rules and regulations in the future. As of the date of this prospectus, our Operating Subsidiaries were not in any material non-compliance issues in respect of any applicable laws and regulations on environmental protection, health, and work safety.

Human capital is one of the key elements of our Operating Subsidiaries’ success. Our Operating Subsidiaries have taken out employees’ compensation insurance for their staff’s safety. Our Operating Subsidiaries also have adopted a safety and health policy for its employees to follow and provide safety education and trainings to raise employees’ awareness of safety issues. During the six months ended June 30, 2025 and 2024 and the fiscal years ended December 31, 2024, 2023 and 2022, our Operating Subsidiaries did not experience any significant incidents or accidents in relation to employees’ safety or any non-compliance with the applicable laws and regulations relevant to the health and work safety issues.

Employees

The following table sets forth a breakdown of our employees by functions and geographical locations as of December 31, 2025:

Function	Hong Kong		China	Total
	AIL	FIL	FPPF
Management	-	2	1	3
Sales and Marketing	1	1	5	7
Operation	-	2	234	236
Warehouse	-	-	12	12
Accounting and Administration	-	2	8	10

Total	1	7	260	268

Recruitment and remuneration

Our Operating Subsidiaries’ success is highly dependent on their employees. Our Operating Subsidiaries recruit employees taking into account their industry experience and interpersonal skills. Our Operating Subsidiaries hire employees through internal recruitment, from the open market through online advertisements or by referrals. Our Operating Subsidiaries endeavor to offer competitive wages and benefits. Our Operating Subsidiaries conduct annual review of the performance of their employees for determining the level of bonus, salary adjustment and promotion of employees.

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Training

Our Operating Subsidiaries offer their employees training both internally and externally to enhance their skills and knowledge in the personal care electric appliance industry. The regular training for our factory employees includes (i) new employee orientation; (ii) post-promotion training; and (iii) general annual training. We believe training will help our employees improve their work performance, which will eventually increase their loyalty to the Company. Therefore, the Company has developed a series of training programs targeting the needs and requirements of the work and tailored in line with their roles and responsibilities. Most training is undertaken by our internal staff, but if necessary for the effectiveness of the training, outside professionals are also hired to conduct trainings as well.

Labor unions, labor, and safety incidents

Our Operating Subsidiaries have not set up a labor union for employees in Hong Kong or in the PRC. Our Operating Subsidiaries strive to maintain good relationships with their employees and provide them with a safe working environment. During the six months ended June 30, 2025 and 2024 and the fiscal years ended December 31, 2024, 2023 and 2022, and through the date of this prospectus, our Operating Subsidiaries did not experience any form of industrial action of their employees or any work safety related incidents that led to the material disruption of operations or to claims against our Operating Subsidiaries.

Welfare or mandatory contribution

In Hong Kong, our Operating Subsidiaries operate a defined contribution mandatory provident fund retirement benefits scheme under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for all of their employees in Hong Kong who are eligible to participate in the scheme. Under the relevant PRC laws and regulations, our Operating Subsidiaries are required to participate in social welfare schemes, which provide pension insurance, medical insurance, work injury insurance, maternity insurance, and unemployment insurance as well as the coverage of housing provident funds for our Operating Subsidiaries’ employees in the PRC.

Intellectual Property

Our Operating Subsidiaries regard their trademarks, trade secrets, domain names, copyrights, know-how, proprietary technologies, and similar intellectual property as critical to their business. As of the date of this prospectus, we have 1 trademark, the Company’s logo, as registered with the Trade Marks Registry Intellectual Property Department of Hong Kong, and one domain name.

Our Properties

We do not own any real property. All of our operations are conducted in leased facilities. We believe that our existing leased premises are well-maintained, in good operating condition, and are adequate to meet our current operational needs.

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The following table summarizes our material leased properties as of the date of this prospectus:

Lessee	Lessor	Lease Address	Lease Term	Monthly Rent/Fees
FIL	Mr. Li Kin Shing	Unit J, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong	Initial Term: 2 years (Jan 1, 2023 - Dec 31, 2024) Renewal Term: 2 years (Jan 1, 2025 - Dec 31, 2026)	Monthly Rent: HK$50,000
FPPF	Mr. Huang Erchun	Pengzhou Industrial Park in Shenzhen	3 years (July 16, 2024 - July 15, 2027)	From Jul 16, 2024 to Jul 15, 2026): monthly rent RMB 510,600 From Jul 16, 2026 to Jul 15, 2027): monthly rent RMB 546,342 (7% increase)

Legal Proceedings

As of the date of this prospectus, neither we nor our Operating Subsidiaries are party to, nor are we or our Operating Subsidiaries aware of any threat of, any legal proceeding that, in the opinion of management, is likely to have a material adverse effect on our business, financial condition or operations.

From time to time, our Operating Subsidiaries may become involved in legal proceedings arising in the ordinary course of business. Neither we nor our Operating Subsidiaries are involved in any litigation, arbitration or claim of material importance, nor any material impact non-compliance incidents or systemic non-compliance incidents in respect of applicable laws and regulations.

On August 26, 2025, a Writ of Summons was issued in the Court of First Instance of the High Court of the Hong Kong Special Administrative Region by Asia Television Holdings Limited (“ATV”) against several defendants, including Xuefei Wang, our Executive Director, Treasury and Secretary. The writ sought, among other things, declaration order against all the defendants, including Ms. Wang that certain share placement of ATV are null and void or have been rescinded and be set aside because of alleged misrepresentation of independence in such transaction. Ms. Wang has informed the Company that this litigation arose from an internal dispute between former board members and shareholders of ATV. On March 21, 2026, the board of directors of ATV passed a written resolution and approved the discontinuance of the proceeding against Ms. Wang and other defendants. The litigation had not been formally dismissed by the High Court of Hong Kong as of the date of this prospectus.

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Operating Subsidiaries’ business and operations in Hong Kong and PRC. Information contained in this section should not be construed as a comprehensive summary nor a detailed analysis of laws and regulations applicable to the business and operations of our Operating Subsidiaries. This overview is provided as general information only and is not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Hong Kong and PRC on our business and operations.

PRC Laws and Regulations

A summary of the laws and regulations which are material to our Operating Subsidiaries’ operations in the personal care electric appliance industry in the PRC are as follows: Laws and Regulations Relating to Foreign Investment The establishment, operation, and management of corporate entities in the PRC are governed by the Company Law of the PRC (the “PRC Company Law”). The PRC Company Law generally governs two types of companies: limited liability companies and joint stock limited companies. Both types of companies have the status of legal persons, and the liability of shareholders of a limited liability company and a joint stock limited company is limited to the amount of registered capital they have contributed. The PRC Company Law shall also apply to foreign-invested companies. Where laws on foreign investment have other stipulations, such stipulations shall apply.

Laws and Regulations Relating to Foreign Investment

The establishment procedures, approval procedures, registered capital requirements, foreign exchange matters, accounting practices, taxation, and labor matters of FPPF are regulated by the Foreign Investment Law of the People’s Republic of China and the Implementation Regulations for the Foreign-investment Law of the PRC. Investment in the PRC conducted by foreign investors and foreign-owned enterprises shall comply with the Special Administrative Measures (Negative List) for Foreign Investment Access (the “Negative List”). The Negative List contains specific provisions guiding market access of foreign capital, stipulating in detail the areas of entry pertaining to the categories of restricted foreign-invested industries and prohibited foreign investment. Any industry not listed in the Negative List is a permitted industry.

Laws and Regulations Relating to Labor

Protection Labor Contract. Pursuant to the Labor Law of the PRC, employers should enter into labor contracts with their employees. Wages are to be paid according to the level of performance, and the policy of equal pay for equal work. Lowest wage protection and special labor protection for female workers and juvenile workers shall be implemented. Employers are also required to pay for their employees’ social insurance premiums and housing provident funds. These payments are made to local administrative authorities, and an employer who fails to contribute may be fined and be ordered to make up for the outstanding contributions.

The Labor Contract Law of the PRC and the Implementation Rule of the Labor Contract Law of the PRC set out specific provisions in relation to the execution, terms and the termination of an employment contract and the rights and obligations of the employees and employers. At the time of hiring, an employer shall truthfully inform the employee as to the scope of work, working conditions, working place, occupational hazards, work safety, salary, and other matters about which the employee requests to be informed about.

Social Insurance

Employers in the PRC are required to contribute, on behalf of their employees, to a number of social insurance funds, including funds for basic pension insurance, for unemployment insurance, basic medical insurance, work-related injury insurance and maternity insurance. If an employer does not pay the full amount of social insurance premiums as scheduled, the social insurance premium collection institution shall order it to make the payment or make up the difference within the stipulated time period and impose a daily fine equivalent to 0.05% of the overdue payment from the date on which the payment is overdue. If the payment is not made within the stipulated period, the relevant administration department shall impose a fine ranging from one to three times of the overdue payment.

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The various laws and regulations that govern employers’ obligation to contribute to the social security funds include the Social Insurance Laws of the PRC, the Interim Regulation on the Collection and Payment of Social Insurance Premiums, the Decision of the State Council on Establishing a Unified System of the Basic Pension Insurance for Enterprise Employees, the Circular on Relevant Issues concerning the Improvement of the Basic Pension Insurance Policy for Urban Employees, the Regulation on Work-Related Injury Insurance, the Regulation on Unemployment Insurance, the Decision of the State Council on Establishing the Basic Medical Insurance System for Urban Employees, the Circular on the Issuance of Provisions on the Administration of Basic Medical Insurance for Urban Employees, and the Trial Measures on Maternity Insurance for Enterprise Employees.

Laws and Regulations Relating to Intellectual Property Rights

Pursuant to the Trademark Law of the PRC (the “Trademark Law”), the right to exclusive use of a registered trademark shall be limited to trademarks which have been registered and to goods for which the use of trademark has been permitted. The period of validity of a registered trademark shall be ten years, counted from the day the registration is made. According to the Trademark Law, (i) using a trademark that is identical to a registered trademark on the same goods without the authorization of the owner of the registered trademark; (ii) using a trademark that is similar to a registered trademark on the same goods or (iii) using a trademark that is identical with or similar to a registered trademark on similar goods without the authorization of the owner of the registered trademark, which is likely to cause confusion, shall be deemed to constitute an infringement of the exclusive right to use a registered trademark. The infringer shall, in accordance with the regulations, undertake to cease the infringement, take remedial action, and pay damages.

Laws and Regulations Relating to Foreign Exchange

Foreign Currency Exchange. The principal regulation governing foreign currency exchange in the PRC is the Regulation of the PRC for the Control of Foreign Exchange (the “Foreign Exchange Regulation”). Under the regulation, RMB are freely convertible for payments of current account items, such as trade and service-related foreign exchange transactions and dividend payments, but are not freely convertible for capital expenditure, such as direct investment, loans, or investments in securities, outside the PRC unless the approval of the State Administration of Foreign Exchange (the “SAFE”) or its local counterpart is obtained in advance.

According to the Notice of the State Administration of Foreign Exchange on Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment ( the “SAFE Circular 13”), and the Notice of the State Administration of Foreign Exchange on Matters Concerning the Deepening of Reform in the Administration of Foreign Exchange for Cross-border Investment and Financing, in relation to direct foreign investments in the PRC, foreign investors are no longer required to obtain approval from the SAFE to re-invest in the PRC by using income legally generated from the PRC. No approval from the SAFE is required for opening the foreign exchange accounts, payment into certain accounts, settlement of the foreign exchange and for the purchase and external payment of foreign exchange. Also, the transfer of foreign exchange in the PRC under a direct investment account is no longer subject to approval by the SAFE. In addition, the foreign-invested enterprises are permitted to remit funds to their offshore parent companies.

According to the SAFE Circular 13, verification, and approval of foreign exchange registration under domestic direct investment is abolished. The banks shall, in accordance with relevant guidance, directly examine and handle foreign exchange registration under domestic direct investment. Relevant entities may, at their discretion, choose the banks in their respective places of registration to go through foreign exchange registration of direct investment, and may handle subsequent formalities for opening relevant accounts, fund exchange and other services (including the outflow or inflow of profits and dividends) under direct investment only after foreign exchange registration of direct investment is completed.

Dividend Distribution

The principal laws and regulations governing dividend distribution of foreign holding companies include the PRC Company Law, the FIL and their implementation rules. Under these laws and regulations, foreign-invested enterprises in the PRC may pay dividends only out of their after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises in the PRC must allocate at least 10% of their accumulated profits after tax each year, if any, to fund certain reserve funds unless these accumulated reserves have reached 50% of their registered capital. These reserves are not distributable as cash dividends.

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Laws and Regulations Relating to Taxation in the PRC

Enterprise Income Tax. Pursuant to the Enterprise Income Tax Law of the PRC (the “EIT Law”), the income tax rate for both resident enterprises and foreign-invested enterprises is 25% commencing from January 1, 2008 (with certain exceptions for qualified foreign-invested enterprises). In order to clarify certain provisions in the EIT Law, the State Council promulgated the Implementation Rules of the Enterprise Income Tax Law of the PRC (the “EIT Implementation Rules”). Pursuant to the EIT Law and the EIT Implementation Rules, non-resident enterprises which have not established agencies or offices in the PRC, or which have established agencies or offices in the PRC but whose income has no association with such agencies or offices, shall pay enterprise income tax on their income earned from inside the PRC, and such income of nonresident enterprises for which the payer thereof shall be the withholding agent, shall be taxed at the reduced rate of 10% and shall be withheld at the source.

Withholding income tax and international tax treaties. Pursuant to the EIT Law and the EIT Law Implementation Rules, dividends generated after January 1, 2008, and payable by a foreign-invested enterprise in PRC to its foreign investors are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of registration and incorporation has entered into a tax agreement with PRC which provides a different withholding tax arrangement.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, the applicable withholding income tax rate for any dividends declared by a Chinese company is 5% for a shareholder being a Hong Kong resident holding at least 25% interest in its registered capital, or 10% for a shareholder being a Hong Kong resident holding less than 25% interest in its registered capital.

According to the Announcement of State Taxation Administration on Promulgation of the Administrative Measures on Non-resident Taxpayers Enjoying Treaty Benefits, any non-resident taxpayer meeting conditions for enjoying the convention treatment may be entitled to the convention treatment when filing a tax return or making a withholding declaration through a withholding agent, subject to the subsequent administration by the tax authorities. The term “non-resident taxpayers” refers to the taxpayers other than the PRC tax residents under the Provisions of domestic tax laws or conventions on the avoidance of double taxation signed by the government of the People’s Republic of China with foreign countries (including the tax arrangements signed with the Hong Kong Special Administrative Region and the Macau Special Administrative Region (hereinafter collectively referred to as the “Tax Conventions”) (including non-resident enterprises and non-resident individuals). The convention treatment means the deduction of or exemption from the enterprise income tax or individual income tax obligations required by the provisions of PRC tax laws, under the tax conventions or tax clauses of conventions on aviation, sea transportation, and automobile transportation, as well as the agreements or exchanges of letters on the mutual-exemption from tax on income from international transportation, signed by the People’s Republic of China with foreign countries, including the Arrangement between Mainland China and the Hong Kong Special Administrative Region for Avoidance of Double Taxation and Prevention of Tax Evasion.

According to the Notice of the State Administration of Taxation on Issues Relating to the Implementation of Dividend Clauses in Tax Treaties, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. Pursuant to the Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, when the withholding agent enters into a business contract with a non-resident enterprise in relation to income derived from or accruing in the PRC, where the non-resident enterprise has no office or premises established in the PRC or the income derived or accrued has no de facto relationship with the office or premises established, if the contract stipulates that the withholding agent shall bear the tax payable amount, the tax-exclusive income amount derived by the non-resident enterprise shall be converted to a tax-inclusive income amount and the tax withheld shall be turned over. Where the income subject to withholding at source derived by a non-resident enterprise is equity investment income such as dividends and bonuses, the date of occurrence of withholding obligation for the relevant tax payable amount shall be the date of actual payment of equity investment income such as dividends and bonuses.

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Hong Kong Laws and Regulations

Hong Kong Regulations Related to Business Registration

Business registration requirement. The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

As of the date of this prospectus, AIL and FIL hold valid business registration certificates.

Regulations related to employment and employee protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong). The Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO, is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

As of the date of this prospectus, the Company believes AIL and FIL have complied with the provisions under the EO.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong). The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

As of the date of this prospectus, employee compensation insurance has been obtained for all employees of AIL and FIL.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong). The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO, is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment.

As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

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Regulations related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong). The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO, imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner. The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

As of the date of this prospectus, the Company believes AIL and FIL are in compliance with the provisions of the PDPO.

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MANAGEMENT

Our Board of Directors is the primary decision-making body of our Company, setting fundamental business strategies and policies for the management and operation of our Operating Subsidiaries’ business and monitoring their implementation.

Our Board of Directors currently consists of seven directors, comprising three Executive Directors and four independent non-executive Directors. The following table sets forth the names, ages, and titles of our directors, executive officers, and senior management/key personnel:

Name	Age	Title

Executive Officers and Directors:

Huang Hongwu	57	Chief Executive Officer, President, Chief Operating Officer, Executive Director, and Chairman of the Board of Directors
Wang Xuefei	51	Chief Financial Officer, Treasurer, Secretary, and Executive Director
Li Siu Lun Allan	52	Executive Director

Independent Non-Executive Directors:

Wang Zhiyong	61	Independent Non-Executive Director
Wu Qiuxia	50	Independent Non-Executive Director
Zhang Peng	42	Independent Non-Executive Director
Dai Lei	38	Independent Non-Executive Director

Key Personnel / Consultant

Chiu Yat Chung Gary	50	Marketing Consultant to AIL

No arrangement or understanding exists between any such director or officer and any other persons pursuant to which any director or executive officer was elected as a director or executive officer. Our directors are elected annually and serve until their successors take office or until their death, resignation, or removal. The executive officers serve at the pleasure of the Board of Directors.

Executive Officers and Directors

HUANG Hongwu, aged 57, was appointed as the Chief Executive Officer, Chairman and Executive Director of the Company on December 12, 2024 and as the President and Chief Operating Officer of the Company effective April 25, 2025. Mr. Huang has over 31 years of experience in corporate management. He has been the executive director of Shenzhen Dana New Material Technology Company Limited, a company manufacturing “Stable Self-cleaning Surface” coating since September 2023. Mr. Huang has been participating in fund investment projects managed by Shenzhen Fuchuan Investment Fund Management Co., Ltd since January 2020. Mr. Huang worked as the Chief Executive Officer, executive director and legal representative of Kaimao Technology (Shenzhen) Company Limited, a company primarily engaged in the manufacture and sale of PMMA and high-quality glasses, from January 2009 to January 2018. Mr. Huang graduated from Guizhou Institute of Technology in July 1990 with a bachelor’s degree in engineering, majoring in silicate engineering.

WANG Xuefei, aged 51, was appointed as an Executive Director of the Company on December 12, 2024 and as the Chief Financial Officer, Treasurer and Secretary of the Company effective April 25, 2025. Ms. Wang has been working in Jiangsu Lianhong Textile Co., Ltd., a wool yarn and woolen sweater manufacturer, since July 1997 and is currently the assistant to the general manager, head of treasury management and warehouse in-charge. She is a certified management accountant in China and serves as the president of Zhangjiagang Live E-commerce Association. Ms. Wang graduated from Southeast University in July 2004 with a bachelor’s degree in accounting. See “Business – Legal Proceedings.”

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LI Siu Lun Allan, aged 52, was appointed as an Executive Director of the Company on October 17, 2022 and also served as the Chief Executive Officer and Chairman of the Board of Directors of the Company from October 17, 2022 until his resignation from those positions effective December 12, 2024. Since September 1998, Mr. Li has served as a director of Fenbo Industries Limited and since June 2021 as a director of Able Industries Limited. He has over 20 years of marketing, administration and operating experience at Fenbo Industries Limited. Mr. Li attended the Faculty of Applied Sciences at Simon Fraser University, B.C. Canada, from September 1994 until December 1996. Mr. Li is the son of Mr. Li Kin Shing, founder of the Group.

Independent Non-Executive Directors

WANG Zhiyong, aged 61, was appointed as an Independent Non-Executive Director of the Company on December 12, 2024. Mr. Wang is the Chairman of the Nomination Committee and a member of the Audit and Compensation Committees. Mr. Wang has been working in Jiangxi Xinsheng Investment Co. Ltd., an investment fund focusing on private and public equity investments, since November 2011 and is currently its deputy general manager. Mr. Wang has more than 15 years of experience in the optical photonics production and managing research and development focused enterprises, especially for setting up new enterprises, personnel recruitment and training and intelligent manufacturing production management. Mr. Wang graduated from Nanjing University of Aeronautics and Astronautics (formerly known as Nanjing Aviation College) in July 1988 with a bachelor’s degree in electronic engineering, with a major in radio communication.

WU Qiuxia, aged 50, was appointed as an Independent Non-Executive Director of the Company on December 12, 2024. She has more than 14 years’ experience in corporate management especially in the areas of finance, human resources and office administration. Ms. Wu joined Jiangsu Lianhong Textile Co. Ltd., a wool yarn and woolen sweater manufacturer, in December 1995 and has been the Director of Office since December 2021. Ms. Wu obtained a certificate of township management (financial management) from the Central Radio and Television University in January 2006.

ZHANG Peng, aged 42, was appointed as an Independent Non-Executive Director of the Company on December 12, 2024. Mr. Zhang is the Chairman of the Audit Committee, and a member of the Nomination and Compensation committees. He has been an investment director of Dongguan Juming Electronic Technology Co. Ltd., a company principally engaged in the production of water proven switch and touch switch for mobile phones, since January 2024. Mr. Zhang worked as an investment banker in Guosen Securities Co. Limited from May 2020 to December 2023 and Great Wall Securities Co. Ltd. from July 2017 to April 2020. Mr. Zhang graduated from Jiangxi University of Finance and Economics with a bachelor’s degree in accounting in July 2006 and a master’s degree in accounting in January 2009. He has been a non-practicing certified public accountant of The Chinese Institute of Certified Public Accountants since December 2010 and has been a member of the Association of Chartered Certified Accountants (ACCA) since November 2016.

DAI Lei, aged 38, was appointed as an Independent Non-Executive Director of the Company on December 12, 2024. Mr. Dai is the Chairman of the Compensation Committee and a member of the Audit and Nomination Committees. He has worked in Jiangsu Guorui Law Firm since July 2010 and is now the firm’s executive director. He also serves as a member of the Jiangsu County Lawyers Development Committee and the Internet and Digital Economy Committee of the Suzhou Lawyers Association. Mr. Dai graduated from the law school of Nanjing University in June 2010 with a bachelor’s degree.

Key Personnel / Consultant

Mr. Chiu Yat Chung (Gary), aged 50, has served as AIL’s Marketing Consultant since April 2021 and from November 2005 until March 2021, he served as a director of AIL. Mr. Chiu received a bachelor’s degree in industrial engineering from the University of Hong Kong in 1999 and a master’s degree in manufacturing engineering from the Polytechnic University, Hong Kong in 2003.

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Committees of the Board of Directors

Our Board of Directors has established an audit committee, a compensation committee, and a nomination committee, each of which operate pursuant to a charter adopted by our Board of Directors. The Board of Directors may also establish other committees from time to time to assist our Company and the Board of Directors. The composition and functioning of all our committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Each committee’s charter is available on our website at http://www.fenbo.com. The reference to our website address does not constitute incorporation by reference of the information contained on or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Wang Zhiyong, Zhang Peng and Dai Lei, all of whom are Independent Non-Executive Directors, serve on the audit committee, which is chaired by Zhang Peng. Our Board of Directors has determined that each is “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Mr. Zhang Peng as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;

●	continuously engaging in the analysis of and review for any potential cybersecurity risks as part of the Company’s overall risk management program; and

●	reviewing earnings releases.

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Amendment to audit committee charter. On April 16, 2024, our Board of Directors authorized and approved an amendment to the Audit Committee Charter (the “Audit Committee Charter”) pursuant to which it adopted a cybersecurity policy (the “Cybersecurity Policy”) and further approved that the Audit Committee will have full authority and powers to implement the Cybersecurity Policy. The Audit Committee Charter provides the members of the Audit Committee with authorization and authority to conduct continuous analysis of and review for any potential cybersecurity risks as part of the Company’s overall risk management program and to create a cyber-resilient organization, which will contribute to the value preservation of the Company. The Audit Committee Charter further provides authority and responsibility to the members of the Audit Committee to: (i) understand the economic drivers and impact of cyber risk, including the financial impact on our Company; (ii) align cyber-risk management policies with our business needs by integrating cyber-risk analysis into significant business decisions; (iii) ensure our organizational structure supports cybersecurity goals; and (iv) incorporate cybersecurity expertise into Board governance.

Compensation committee

Wang Zhiyong, Zhang Peng and Dai Lei, all of whom are Independent Non-Executive Directors, serve on the compensation committee, which is chaired by Dai Lei. Our Board of Directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

●	evaluating the performance of our Chief Executive Officer in light of our Company’s corporate goals and objectives and based on such evaluation: (i) recommending to the Board of Directors the cash compensation of our Chief Executive Officer; and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

●	reviewing and recommending to the Board of Directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the Board of Directors the compensation of our directors;

●	Reviewing and determining the necessity for recovery of certain incentive compensation previously paid to the Company’s officers and directors in the event of a restatement of the Company’s financial statements for any fiscal year; and

●	preparing the compensation committee report required by SEC rules, if and when required.

Amendment to compensation committee charter. On April 16, 2024, our Board of Directors authorized and approved an amendment to the Compensation Committee Charter (the “Compensation Committee Charter”) pursuant to which it adopted a compensation recovery policy (the “Compensation Recovery Policy”) and further approved that the Compensation Committee will have full authority and powers to implement the Compensation Recovery Policy. The Compensation Committee Charter provides the members of the Compensation Committee with authorization and authority to carry out such duties and responsibilities associated with the Compensation Recovery Policy. The Compensation Committee shall, in the event of a restatement of the Company’s financial statements, have the authority and power to: (i) determine such executive officers who served at any time during the performance period for the incentive-based compensation; (ii) determine the relevant recovery period; (iii) determine the amount of incentive-based compensation that must be subject to the Company’s Compensation Recovery Policy and establish procedures for recovery; (iv) maintain documentation of the above-referenced determinations; and (v) prepare and have filed all disclosures with respect to the Compensation Recovery Policy in accordance with U.S. securities laws, including the disclosure required by the applicable SEC filings.

Nomination committee

Wang Zhiyong, Zhang Peng and Dai Lei, all of whom are Independent Non-Executive Directors, serve on the nomination committee, which will be chaired by Wang Zhiyong. Our Board of Directors has determined that each member of the nomination committee is “independent” as defined in applicable Nasdaq rules. The nomination committee’s responsibilities include:

●	developing and recommending to the Board of Directors criteria for Board and committee membership;

●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by shareholders; and

●	reviewing the composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and Board of Directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board of Directors’ priority in selecting Board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, ability to contribute positively to the collaborative culture among Board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

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Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of Nasdaq Markets. The application of such exceptions requires that we disclose each Nasdaq Markets corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq Markets corporate governance standard. However, we currently follow the Nasdaq Markets corporate governance standards listed below with the exception of the independent directors’ regularly scheduling meetings with only the independent directors present:

●	the majority independent director requirement under Section 5605(b)(1) of the Nasdaq Marketplace Listing rules;

●	the requirement under Section 5605(d) of the Nasdaq Marketplace Listing Rules that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation;

●	the requirement under Section 5605(e) of the Nasdaq Marketplace Listing Rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq Marketplace Listing Rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq Marketplace Listing Rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. A current copy of this code is posted on the Corporate Governance section of our website, which is located at http://www.fenbo.com. The information on our website is deemed not to be incorporated in or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the Nasdaq corporate governance rules.

Compensation of Directors and Senior Management/Executive Personnel

Our directors and members of our senior management receive compensation in the form of salaries, allowances, bonuses and other benefits-in-kind, including our contribution to the pension scheme. Our compensation committee determines the salaries of our directors and members of our senior management based on their qualifications, positions and seniority.

Notwithstanding the below compensation table: (i) no remuneration was paid to our directors or the five highest paid individuals as an inducement to join, or upon joining, our Group; (ii) no compensation was paid to, or receivable by, our directors or past directors or the five highest paid individuals during the fiscal years ended December 31, 2024, 2023 and 2022 or the six months ended June 30, 2025 and 2024 for the loss of office as director of any member of our Group or of any other office in connection with the management of the affairs of any member of our Group; and (iii) except Mr. Meng, the former co-chairman of the Board and independent non-executive director, waiving his director’s fee for the period from January 1, 2024 to December 12, 2024, none of our directors waived any emoluments during the same period. Notwithstanding the below compensation table, no director has been paid in cash or shares or otherwise by any person either to induce him to become, or to qualify him as a director, or otherwise for service rendered by him in connection with the promotion or formation of us.

The following table summarizes all compensation received by our current and previous directors, executive officers and key employees during the years ended December 31, 2025, 2024, and 2023.

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Summary Compensation Table

	Compensation Paid
Name and Principal Position	Year	Salary (HK’000)	Bonus (HK’000)	Other Compensation(1) (HK’000)

Current Executive Officers, Directors and Key Employees / Consultants

Huang Hongwu, Chief Executive Officer, President, Chief Operating Officer,	2025	Nil	Nil	Nil
Executive Director and Chairman of the	2024	Nil	Nil	Nil
Board (2)	2023	Nil	Nil	Nil

Wang Xuefei, Chief Financial Officer, Treasurer, Secretary	2025	Nil	Nil	Nil
and Executive Director (2)	2024	Nil	Nil	Nil
	2023	Nil	Nil	Nil

Li Siu Lun Allan, Executive Director and	2025	1,971	Nil	18
Former Chief Executive Officer and Chairman of the Board (3)	2024	1,671	Nil	18
	2023	1,063	300	18

Wang Zhiyong, Independent Non-Executive Director (2)	2025	Nil	Nil	Nil
	2024	Nil	Nil	Nil
	2023	Nil	Nil	Nil

Wu Qiuxia, Independent Non-Executive Director (2)	2025	Nil	Nil	Nil
	2024	Nil	Nil	Nil
	2023	Nil	Nil	Nil

Zhang Peng, Independent Non-Executive Director (2)	2025	Nil	Nil	Nil
	2024	Nil	Nil	Nil
	2023	Nil	Nil	Nil

Dai Lei, Independent Non-Executive Director (2)	2025	Nil	Nil	Nil
	2024	Nil	Nil	Nil
	2023	Nil	Nil	Nil

Chiu Yat Chung Gary, Marketing Consultant (4)	2025	Nil	Nil	Nil
	2024	Nil	Nil	Nil
	2023	Nil	Nil	Nil

Former Executive Officers and Directors

Li Kin Shing,	2025	N/A	N/A	N/A
Former Executive Director (5)	2024	2,540	Nil	Nil
	2023	1,658	Nil	Nil

Fu Wai Yip (Freddy),	2025	N/A	N/A	N/A
Former Chief Financial Officer (6)	2024	266	Nil	Nil
	2023	23	Nil	Nil

Lai King Yan (Anthony),	2025	N/A	N/A	N/A
Former Independent Non-Executive	2024	221	Nil	Nil
Director(7)	2023	20	Nil	Nil

Tong Ching Ho (Tony),	2025	N/A	N/A	N/A
Former Independent Non-Executive Director (7)	2024	221	Nil	Nil
	2023	20	Nil	Nil

Wong Siu Keung (Sony),	2025	N/A	N/A	N/A
Former Independent Non-Executive Director (7)	2024	221	Nil	Nil
	2023	20	Nil	Nil

Derong Meng, Former Co-Chairman of the Board and Independent Non-Executive	2025	N/A	N/A	N/A
Director (8)	2024	186	Nil	Nil
	2023	Nil	Nil	Nil

(1) Other compensation is any employer’s contribution to social security.

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(2) Appointed to the Board of Directors effective December 12, 2024.

(3) Compensation for Li Siu Lun Allan for the years ended December 31, 2025, 2024 and 2023 was paid by FIL, a wholly owned subsidiary of FEBO and FEBO together. Li Siu Lun Allan resigned as Chief Executive Officer and Chairman of the Board effective December 12, 2024, but remains an Executive Director of the Company.

(4) Chiu Yat Chung Gary has served as AIL’s Marketing Consultant since April 2021.

(5) Compensation for Li Kin Shing was paid by FIL, AIL, both wholly owned subsidiaries of FEBO, and FEBO together for the years ended December 31, 2024 and 2023. Li Kin Shing resigned as an Executive Director effective December 12, 2024.

(6) Fu Wai Yip (Freddy) was appointed as Chief Financial Officer of FEBO on December 6, 2022 and resigned from that position effective December 12, 2024.

(7) Lai King Yan (Anthony), Tong Ching Ho (Tony) and Wong Siu Keung (Sony) were appointed as Independent Non-Executive Directors effective with the closing of our initial public offering on December 1, 2023 and all resigned from the Board of Directors effective December 12, 2024.

(8) Derong Meng was appointed as the Co-Chairman and an Independent Non-Executive Director effective January 1, 2024 and resigned from the Board of Directors effective December 12, 2024.

Compensation Recovery Policy

As required pursuant to the listing standards of the Nasdaq Listing Rules, Rule 10D under the Exchange Act, and Rule 10D-1 under the Exchange Act, the Compensation Committee of the Board of Directors has adopted a compensation recovery policy, also known as a clawback policy (the “Compensation Recovery Policy”), effective December 1, 2023. The Compensation Recover Policy requires the Company to recover the incremental portion of the incentive-based compensation received by such officer that was in excess of the amount they would have received had their incentive compensation been determined based on the restated financial statements. Such events requiring a restatement of financial statements would be due to the material noncompliance of the Company with any financial reporting requirements under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Mandatory Provident Fund

The mandatory provident fund (the “MPF”) is a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Most employees and their employers are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment. The Mandatory Provident Fund was implemented in December 2000 following the enactment of the Mandatory Provident Fund Schemes Ordinance on July 27, 1995. The MPF Schemes Authority (MPFA) is charged with supervising the provision of MPF schemes - it registers schemes and ensures that approved trustees administer schemes prudently, ensuring compliance including inspections, audits, and investigations.

The MPF system is mandatory for all employees in Hong Kong who have an employment contract of 60 days or more and also applies also to self-employed persons. Under the MPF, the choice of the scheme is the responsibility of the employer (for which the legislation defines three types): (i) master trust scheme; (ii) employer sponsored scheme; or (iii) industry scheme. The scheme operates on the principle of fully funded defined contributions into a privately managed plan fund contributed by employers and employees managed as a trust, which compartmentalizes fund assets from those of the manager. Investment decisions are delegated to a trustee in the private sector.

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FIL, our Operating Subsidiary in Hong Kong, implemented an MPF with a major international assurance company to provide retirement benefits for its employees. All permanent full-time employees are eligible to join the MPF. Eligible employees of the MPF and the employer’s contributions to the MPF are each at 5% of the eligible employee’s monthly salary and are subject to a maximum mandatory contribution of HKD1,500 (US$192) monthly.

Pursuant to the relevant PRC regulations, the Group is required to make contributions for each employee, at rates based upon the employee’s salary base as determined by the local social security bureau, to a defined contribution retirement scheme organized by the local social security bureau in respect of the retirement benefits for FPPF’s employees in the PRC.

The contributions to the MPF are recognized as employee benefit expense when they are due and are charged to the consolidated statement of income (loss). The total contributions to the MPF of our Operating Subsidiaries in Hong Kong for the six months ended June 30, 2025 and 2024 and the fiscal years ended December 31, 2024 and 2023 amounted to approximately HKD25,410, HKD30,020, HKD63,830, and HKD61,000, respectively. FIL has no other obligation to make payments in respect of retirement benefits of the employees.

Directors’ Agreements

Each of our directors has entered into a Director’s Agreement with the Company effective as of December 12, 2024. The terms and conditions of each such Director’s Agreement are similar in all material aspects. Each Director’s Agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms, and provisions of his or her Director’s Agreement will remain in full force and effect. Any Director’s Agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements

On December 6, 2022, FHL entered into a letter agreement with Mr. Li Siu Lun Allan, our Executive Director, in accordance with the following terms and provisions: (i) payment of a monthly salary of US$3,000 payable at the end of each month, which commenced on December 1, 2023, the date the closing of the Company’s IPO; (ii) a discretionary performance bonus determined by the compensation committee and/or the board at the end of the fiscal year; and (ii) either party shall have a right to terminate the agreement by giving to the other party not less than six months’ notice in writing.

Indemnification Agreements

We have entered into indemnification agreements with each of our newly appointed directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus for:

●	each of our directors and executive officers; and

●	each person known to us to own beneficially more than 5% of our Class A Ordinary Shares or Class B Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares and Class B Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person is based on 3,062,500 Class A Ordinary Shares and 8,000,000 Class B Ordinary Shares outstanding as of the date of this prospectus. The percentage of beneficial ownership in the table below after this offering is based on 20,156,517.09 Class A Ordinary Shares outstanding after the closing of this offering, after giving effect to the sale of all Units offered hereby (based on an assumed public offering price of $0.585 per Unit, which is fifty percent (50%) of the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026), and no exercise of the Warrants, and 8,000,000 Class B Ordinary Shares to be outstanding after this offering, excluding the number of shares underlying the Warrants.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class A Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares underlying options, warrants, or convertible securities, including Class B Ordinary Shares, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

	Prior to this Offering					After this Offering
	Class A Ordinary Shares Beneficially Owned*		Class B Ordinary Shares Beneficially Owned		Voting Power*	Class A Ordinary Shares Beneficially Owned*		Class B Ordinary Shares Beneficially Owned		Voting Power*
	Number	%	Number	%	%	Number	%	Number	%	%
Directors and Executive Officers(1):
Huang Hongwu(2)	—	—	8,000,000	100.0	98.1	—	—	8,000,000	100.0	88.8
Wang Xuefei(2)	—	—	8,000,000	100.0	98.1	—	—	8,000,000	100.0	88.8
Li Siu Lun Allan	—	—	—	—	—	—	—	—	—	—
Wang Zhiyong	—	—	—	—	—	—	—	—	—	—
Wu Qiuxia	—	—	—	—	—	—	—	—	—	—
Zhang Peng	—	—	—	—	—	—	—	—	—	—
Dai Lei	—	—	—	—	—	—	—	—	—	—

All directors and executive officers as a group (six individuals):
	—	—	8,000,000	100.0	98.1	—	—	8,000,000	100.0	88.8
5% Shareholders:
Luxury Max Investments Limited(2)	—	—	8,000,000	100.0	98.1	—	—	8,000,000	100.0	88.8

*	The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The number and percentage of Class A Ordinary Shares exclude Class A Ordinary Shares convertible from Class B Ordinary Shares as the beneficial ownership of Class B Ordinary Shares is presented separately. Each holder of Class B Ordinary Shares is entitled to twenty (20) votes per Class B Ordinary Share and each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share.

(1)	Unless otherwise indicated, the business address of each of the individuals is Flat J, 19/F., World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong.

(2)	The number of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned prior to this offering represents 8,000,000 Class B Ordinary Shares held Luxury Max Investments Limited (“LMIL”), a British Virgin Islands company. Mr. Huang and Ms. Wang constitute two of the three directors of LMIL and are the owners of record of 60% and 40%, respectively, of its outstanding shares. The registered address of LMIL is Keyway Chambers, 3rd Floor, Quastisky Building, Road Town, Tortola, British Virgin Islands.

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RELATED PARTY TRANSACTIONS

Related Parties

We have adopted an audit committee charter, which was amended on April 16, 2024, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

For the fiscal years ended December 31, 2025, 2024 and 2023, we, including the Operating Subsidiaries, entered into the following transactions with our related parties:

FIL, our Operating Subsidiary, entered into a lease agreement with Mr. Li Kin Shing (“Mr. Li”), father of Mr. Li Siu Lun Allan, our Executive Director, to lease the office for an initial term of two (2) years, which commenced January 1, 2023, for a monthly rental of HK$50,000. Upon the expiry of the above lease term, FIL renewed the lease agreement with Mr. Li to lease the office for an additional term of two (2) years, commencing January 1, 2025, for the same monthly rental.

Guarantees

Certain related parties provided guarantees to the Company in connection with the bank borrowings of the Group. The bank loans of the Group consisted of the following:

Bank Name	Nature of Loan	As at December 31, 2022	As at December 31, 2023	As at December 31, 2024	As at June 30, 2025
		HK$’000	HK$’000	HK$’000	HK$’000
Bank of China (Hong Kong)	Revolving loan (1)	11,000	11,000	11,000	11,000

(1)	This loan is a revolving loan up to HK$11,000,000, carries an interest at 2.25% below the Hong Kong prime rate and is secured by a Hong Kong residential property jointly owned by Mr. Li and his spouse and a personal guarantee from Mr. Li. The Company recognized this loan as short-term bank borrowing in its consolidated financial statements. As of December 31, 2025, the outstanding balance of the bank borrowings above was HK$11,000,000.

Transactions with related parties were conducted in the normal course of business and at prices and terms no less than those charged to and contracted with other independent third parties.

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Leases

During the fiscal years ended December 31, 2022, 2023 and 2024, our Operating Subsidiaries leased a director’s quarters and office space located in Hong Kong from a related party as follows:

Premise	Relationship with the lessor	Rental payment for the year ended December 31, 2022	Rental payment for the year ended December 31, 2023	Rental payment for the year ended December 31, 2024	Rental payment for six months period ended June 30, 2025
		(HK$’000)	(HK$’000)	(HK$’000)	(HK$’000)
Director’s quarters	Lessor is a company owned by Mr. Li Kin Shing and his spouse	600	600	600	300
Hong Kong office	Lessor is Mr. Li Kin Shing, father of Mr. Li Siu Lun Allan, our Executive Director	-	600	600	300

As of December 31, 2025, the outstanding balance of the lease above was HK$600,000. The related party transactions were determined on an arm-length basis by reference to the market price of comparable premises.

Related party balances

The related party balances consisted of the following:

Name	Relationship	Nature	Classification	December 31, 2022	December 31, 2023	December 31, 2024	June 30, 2025
				(HK$’000)	(HK$’000)	(HK$’000)	(HK$’000)
Mr. Li Kin Shing, father of Mr. Li Siu Lun Allan, our Executive Director	Former sole shareholder and executive director	Advance from a former sole shareholder	Amounts due to related parties	2,855	151	1,714	380

Mr. Chiu Yat Chung Gary	Former senior management	Advance from a former senior management	Amounts due to related parties	2,262	2,262	1,262	-

Mr. Li Siu Lun Allan	Executive Director	Advance from our Executive Director	Amounts due to related parties	-	-	80	-

The above amounts were unsecured, non-interest bearing and repayable on demand.

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DESCRIPTION OF SECURITIES

We are offering up to 17,094,017 Units at an assumed public offering price per Unit equal to $0.585, which is fifty percent (50%) of the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026. Each Unit consists of one (1) Class A Ordinary Share and one (1) Warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase two (2) Class A Ordinary Shares. The Class A Ordinary Shares and the Warrants comprising the Units are immediately separable and will be issued separately. We are also registering herein the Class A Ordinary Shares issuable upon the exercise of the Warrants. The following description summarizes the material terms and provisions of our Securities. The following description of our Securities does not purport to be complete and is subject to, and qualified in its entirety by, our memorandum and articles of association and by applicable law.

A copy of our memorandum and articles of association is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “Memorandum” and the “Articles of Association”).

We are an exempted company incorporated with limited liability in the Cayman Islands and our affairs are governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$30,300 divided into 303,000,000 shares comprising 285,000,000 class A ordinary shares of par value of US$0.0001 each and 18,000,000 class B ordinary shares of par value of US$0.0001 each.

The following are summaries of certain material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

The Class A Ordinary Shares included in the Units are sold in this offering as fully paid and non-assessable. All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Conversion

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person other than the permitted holder of Class B Ordinary Shares, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

Dividends

Subject to the Companies Act and our Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our Board of Directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)	all dividends shall be declared and paid according to the amounts paid-up on the shares in respect of which the dividend is paid, although no amount paid-up on a share in advance of calls shall for this purpose be treated as paid-up on the share;

(ii)	all dividends shall be apportioned and paid pro rata in accordance with the amount paid-up on the shares during any portion(s) of the period in respect of which the dividend is paid; and

(iii)	our Board of Directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, installments or otherwise.

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Where our Board of Directors or our Company in general meeting has resolved that a dividend should be paid or declared, our Board of Directors may resolve:

(aa)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid-up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid-up in lieu of the whole or such part of the dividend as our Board of Directors may think fit.

Upon the recommendation of our Board of Directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid-up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus, or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our Board of Directors or our Company in general meeting has resolved that a dividend be paid or declared, our Board of Directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our Board of Directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or installments payable upon any shares held by him/her/it, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our Board of Directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses, or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our Board of Directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses, or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending checks for dividend entitlements or dividend warrants by post if such checks or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a check or warrant is returned undelivered.

Voting Rights

In respect of all matters subject to a shareholders’ vote, holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. At any general meeting on a show of hands every shareholder present in person (or being a corporation, is present by a duly authorized representative), or by proxy shall have one vote and on a poll every shareholder present in person or by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative shall have one vote for every fully paid Class A Ordinary Share of which he is the holder and twenty (20) votes for every fully paid Class B Ordinary Share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share.

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Transfer of Ordinary Shares

Subject to the Companies Act and our Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our Board of Directors may approve and may be under hand or, if the transferor or transferee is a clearing house (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our Board of Directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our Board of Directors may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our Board of Directors may, in our absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our Board of Directors otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

Our Board of Directors may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid-up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders. Our Board of Directors may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our Board of Directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our Board of Directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges, or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)	if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid-up on the shares held by them respectively; and

(ii)	if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid-up on the shares held by them, respectively.

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If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to the Articles and to the terms of allotment, our Board of Directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our Board of Directors shall fix from the day appointed for payment to the time of actual payment, but our Board of Directors may waive payment of such interest wholly or in part. Our Board of Directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all, or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our Board of Directors may decide.

If a member fails to pay any call or installment of a call on the day appointed for payment, our Board of Directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our Board of Directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our Board of Directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our Board of Directors may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of shares, any power of our Company to purchase or otherwise acquire all or any of its own shares (which expression as used in this Article includes redeemable shares) be exercisable by our Board of Directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association, and to any special rights conferred on the holders of any shares or attaching to any class of shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our Board of Directors may deem fit.

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Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified, or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Our Company must hold an annual general meeting each year other than the year of our Company’s adoption of our Articles of Association.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)	in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and

(ii)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of directors, which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

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Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Articles of Association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

(c)	sub-divide our shares or any of them into our shares of a smaller amount than is fixed by our Company’s Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;

(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(e)	convert all or any of our paid-up shares into stock and reconvert that stock into paid-up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Units

Each Unit consists of one Class A Ordinary Share and one Warrant. The Class A Ordinary Shares and Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Warrants

Overview

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant for a complete description of the terms and conditions of the Warrant.

Duration and Exercise Price. Each Warrant entitles the registered holder to purchase two Class A Ordinary Shares at an assumed exercise price of $0.702 per Class A Ordinary Share, which is equal to 120% of the assumed public offering price per Unit in this offering, subject to adjustment as discussed below, commencing on the date of issuance and terminating at 5:00 p.m., New York City time, five years after the initial issuance date of the Warrants. The exercise price and number of Class A Ordinary Shares issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a share dividend or recapitalization, reorganization, merger, or consolidation.

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Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) one trading day and (ii) the number of trading days comprising the standard settlement period following the date of exercise, payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder, upon notice to the Company and effective on the 61st day after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation.

Fractional Shares. No fractional Class A Ordinary Shares will be issued upon exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the nearest whole share.

Transferability. Subject to applicable laws, the Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market. The Warrants will not be listed or traded on the Nasdaq Capital Market and no trading market is expected to develop for the Warrants. The Class A Ordinary Shares issuable upon exercise of the Warrants are currently listed on the Nasdaq Capital Market under the symbol “FEBO.”

Cashless Exercise. If, at the time a holder exercises its Warrants, there is no effective registration statement registering the issuance of the Class A Ordinary Shares underlying the Warrants, or the prospectus contained therein is not available, then the holder may exercise such Warrants on a “cashless basis.” In a cashless exercise, a holder would receive a number of Class A Ordinary Shares equal to the quotient obtained by dividing [(A-B) * X] by (A), where:

●	“A” is the official closing price of our Class A Ordinary Shares on the trading day immediately prior to the date on which the exercise notice is delivered to the Company;
●	“B” is the then-effective exercise price of the Warrant; and
●	“X” is the number of Class A Ordinary Shares that would be issuable upon a cash exercise of the portion of the Warrant being exercised.

In essence, this cashless exercise formula allows the holder to pay the aggregate exercise price by forfeiting a portion of the shares they would have otherwise received upon a cash exercise, rather than paying cash.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a Warrant will have the right to require us to repurchase its Warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the Warrant that is being offered and paid to the holders of our Class A Ordinary Shares in connection with the fundamental transaction.

Rights as a Shareholder. The Warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares or any voting rights until they exercise their warrants and receive Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Governing Law. The Warrants are governed by New York law.

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Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FEBO.”

There is no established trading market for the Warrants, and we do not expect an active trading market to develop. We do not intend to list the Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Transfer Agent

The transfer agent and registrar for our Class A Ordinary Shares is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK; facsimile: 646-536-3179.

CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. At the closing of the Initial Public Offering, we became subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. As of the date of this prospectus, we intend to comply with the Nasdaq Rules in lieu of following home country practice. The Nasdaq Rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our Articles of Association allow directors to call special meetings of shareholders pursuant to the procedures set forth in our Articles of Association.

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Comparison of Cayman Islands Corporate Law and the Delaware General Corporation Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property, and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting, and may not be taken by written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors, or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association do not provide our shareholders with any right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Although permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles of Association, directors may be removed by an ordinary resolution of our shareholders.

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Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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Data Protection – Cayman Islands

We have certain duties under the Data Protection Act (2021 Revision) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

In this subsection, “we,” “us,” “our” and the “Company” refers to Fenbo Holdings Limited and our affiliates and/or delegates, except where the context requires otherwise.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company, you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain, and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer, or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals, and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store, and use personal data for lawful purposes, including, in particular:

(a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;
(b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering requirements); and/or
(c)	where this is necessary for the purpose of our legitimate interests, and such interests are not overridden by your interests, fundamental rights, or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances, we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities, such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands, or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

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SHARES ELIGIBLE FOR FUTURE SALE

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1% of the then outstanding ordinary shares of the same class, which will equal approximately 201,565 Class A Ordinary Shares immediately after this offering, assuming the sales of all of the Class A Ordinary Shares we are offering; and

●	the average weekly trading volume of our ordinary shares of the same class on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Beginning 90 days after we became a reporting company, persons other than affiliates who purchased ordinary shares under a written compensatory plan or other written agreement executed prior to the completion of this offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-Up Agreements

See “Plan of Distribution—Lock-Up Agreements.”

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PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated March [●], 2026, we have engaged Joseph Stone Capital, LLC to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of our securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. We may enter into a securities purchase agreement directly with investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering, including UZen Securities Limited, a broker registered with the Hong Kong Securities and Futures Commission.

We will deliver to the investors the Class A Ordinary Shares and Warrants, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We intend to hold an initial closing for the Securities purchased in this offering, and we may also undertake one or more additional closings, after the initial closing of this offering. We expect to hold an initial closing on [●], 2026, but the offering will be terminated by [●], 2026, provided that the closing(s) of the offering for all of the securities have not occurred by such date, and may be extended by written agreement of the Company and the placement agent. Any extensions or material changes to the terms of the offering will be contained in an amendment to this prospectus. We expect initial delivery of up to 17,094,017 Class A Ordinary Shares and up to 17,094,017 Warrants (assuming a public offering price per Unit equal to $0.585, based upon a fifty percent (50%) discount to the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026) being offered pursuant to this prospectus against payment in U.S. dollars will be made on or about [●], 2026.

Commissions and Expenses

The following table shows the total placement agent’s commissions we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

	Per Unit	Total (assuming maximum offering)
Public offering price	$	$
Placement agent commissions (6.0%)	$	$
Proceeds, before expenses, to us	$	$

We have agreed to pay to the placement agent commissions equal to 6.0% of the aggregate gross proceeds raised in this offering.

We have also agreed to pay or reimburse the placement agent up to $100,000 for its actual and accountable out-of-pocket expenses related to the offering, including any fees and disbursements of the placement agent’s U.S. and local legal counsels, third-party expenses, and travel and communications costs in connection with the offering, which is payable at the initial closing of this offering, and a nonaccountable expense allowance of $30,000 payable at each closing of this offering.

Based on an assumed public offering price of $0.585 per share, we estimate the total expenses payable by us for this offering to be approximately $996,982, which amount includes (i) a placement agent’s commissions of $600,000, assuming the purchase of all of the securities we are offering; (ii) the placement agent’s accountable expense allowance in the amount of $100,000 in connection with this offering; a nonaccountable expense allowance of $30,000, if there is only one closing of this offering; and (iii) other estimated expenses of approximately $266,982, which include legal, accounting, printing costs, and various fees associated with this offering.

Lock-Up Agreements

We have agreed or a period from the date of entry into the securities purchase agreement for this offering until ninety (90) days after the final closing of this offering, not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares of the Company, or file any registration statement or amendment or supplement thereto, other than with respect to this registration statement or a registration statement on Form S-8. We have also agreed not to enter into “variable rate transactions” (as defined in the securities purchase agreement) from the date of entry into the securities purchase agreement for this offering until one hundred and eighty (180) days from the final closing of this offering, subject to certain exceptions.

Additionally, each of our directors, executive officers and shareholders owning 5% or more of our Ordinary Shares, including our Controlling Shareholders, have agreed, subject to certain exceptions, for a period from the date of entry into the securities purchase agreement for this offering until one hundred and eighty (180) days after the final closing of this offering, not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares of the Company.

Right of First Refusal

We have agreed, provided that this offering is completed, that until six months after the final closing of this offering, the placement agent will have a right of first refusal to act as sole managing underwriter and dealer manager, book runner or sole placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings during such six-month period of the Company.

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Tail Financing

The placement agent shall be entitled to a cash fee equal to 6.0% of the gross proceeds received by the Company from the sale of any public or private offering or other financing or capital-raising transaction of any kind (each, a “Tail Financing”) to the extent that such financing or capital is provided to the Company by parties contacted by the placement agent directly and indirectly, and such Tail Financing is consummated within twelve months after the final closing of this offering.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities. The Placement Agent has also required that US$200,000 of the funds be deposited in a separate escrow account, with respect to the initial closing of this offering, for a period of twelve (12) months after the final closing of this offering, to be applied to the payment of any amounts payable by us to indemnify the Placement Agent for any damages it suffers, in connection with this offering, other than damages arising out of the Placement Agent’s gross negligence or willful misconduct.

Listing

Our Class A Ordinary Shares began trading on the Nasdaq Capital Market under the ticker symbol “FEBO” on October 17, 2025. There is no established public trading market for the Units or the Warrants, and we do not expect a market to develop. We do not plan to list the Units or the Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent may provide, various advisory, investment, and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any services.

Affiliations

The Placement Agent and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the placement agent and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The placement agent and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Deposit of Offering Proceeds

The proceeds from the sale of the securities in this offering will be deposited in the Escrow Account. The purpose of the Escrow Account is for (i) the deposit of all subscription monies (wire transfers) which are received by the placement agent from prospective purchasers of our offered securities and are delivered by the placement agent to the Escrow Agent, (ii) the holding of amounts of subscription monies which are collected through the banking system, and (iii) the disbursement of collected funds.

Each prospective purchaser shall promptly deliver directly to the Escrow Agent its respective funds in the form of wire transfers. Simultaneously with each deposit to the Escrow Account, the placement agent shall inform the Escrow Agent about the subscription information for each prospective purchaser. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All wire transfers shall be made payable to “[  ]” The Escrow Agent shall not be required to accept for credit to the Escrow Account which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the subscription information required with respect to such payments.

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No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). We intend to hold an initial closing for the Securities purchased in this offering, and we may also undertake one or more additional closings, after the initial closing of this offering. Investor funds that are held in escrow, with respect to any closing, will be released to us upon each closing of this offering, as applicable, subject to funds in the amount of US$200,000, which will be held, in escrow, with respect to the initial closing, for any indemnification obligations we may have to the Placement Agent, and without regard to meeting any particular contingency. Any such funds that the Escrow Agent receives shall be returned to investors, if this offering fails to close. Release of the funds to us is based upon the Escrow Agent reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All subscription information and subscription funds through wire transfers should be delivered to the Escrow Agent. Failure to do so will result in subscription funds being returned to the investor. In the event that the offering is terminated, all subscription funds from the escrow account will be returned to investors by noon of the next business day after the termination of this offering.

We expect the initial closing of this offering to be completed not later than two trading days following the commencement of sales in this offering (on or about the effective date of the registration statement of which this prospectus forms a part), but the offering will be terminated by [●], 2026, provided that the closing(s) of the offering for all of the Class A Ordinary Shares have not occurred by such date, and may be extended by us. The Securities to be issued in connection with each closing of this offering will be delivered via delivery versus payment upon the release to us of investor funds from the designated escrow agent at closing.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Securities or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

Determination of Offering Price

The actual public offering price of the securities we are offering will be negotiated between us, the Placement Agent, and the investors in the offering based on the trading of our Class A Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. We anticipate the actual public offering price per Unit to investors in this offering will be at a discount to the Nasdaq Official Closing Price of our Class A Ordinary Shares immediately preceding the effectiveness of the registration statement of which this prospectus forms a part.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses in US dollars, excluding Placement Agent fees and estimated offering expenses, which are expected to be incurred by us in connection with the offer and sale of the Securities by us. With the exception of the SEC registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee, all amounts are estimates.

US$
SEC registration fee	4,685.95
FINRA filing fee	15,500
Legal fees and expenses, including placement agent’s counsel	203,528.70
Auditor fees and expenses	25,000.00
Printing expenses	9,330.54
Miscellaneous	8,935.50
Total	266,982.10

We bear these expenses incurred in connection with the offer and sale of the securities by us.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Harney Westwood & Riegels, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

No stamp duty is payable in the Cayman Islands on transfer of shares of Cayman Islands companies except for those which hold interests in land in the Cayman Islands.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Ordinary Shares or Warrants by U.S. Holders (as defined below) that acquire our Ordinary Shares or Warrants in this offering and hold our Ordinary Shares or Warrants as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares or Warrants as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares or Warrants.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares or Warrants that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares or Warrants the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares or Warrants and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares or Warrants.

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Allocation of Purchase Price

Each Ordinary Share and accompanying Warrant will be treated for U.S. federal income tax purposes as an investment unit consisting of one Ordinary Share and accompanying Warrant to purchase our Ordinary Shares. In determining their tax basis for the Ordinary Shares and the Warrant constituting an investment unit, holders of securities should allocate their purchase price for the investment unit between the Ordinary Shares and the Warrant on the basis of their relative fair market values at the time of issuance. The Company does not intend to advise holders of the securities with respect to this determination, and holders of the securities are advised to consult their tax and financial advisors with respect to the relative fair market values of the Ordinary Shares and the Warrants for U.S. federal income tax purposes.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that is converted into U.S. dollars on a date subsequent to receipt.

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Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives a currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Sale or Other Disposition, Exercise or Expiration of Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of a Warrant (other than by exercise) will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the Warrant for more than one year at the time of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Warrants disposed of and the amount realized on the disposition.

In general, a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a Warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. A U.S. Holder’s tax basis in a share of Common Stock received upon exercise will be equal to the sum of (1) the U.S. Holder’s tax basis in the Warrant and (2) the exercise price of the Warrant. A U.S. Holder’s holding period in the stock received upon exercise will commence on the day or the day after such U.S. Holder exercises the Warrant. No discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a Warrant on a cashless basis, and U.S. Holders are urged to consult their tax advisors as to the exercise of a Warrant on a cashless basis.

If a Warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the Warrant is more than one year. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

115

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares); and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. We cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on the Nasdaq Capital Market. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares; and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC, and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

116

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Hong Kong Tax Considerations

Taxation of Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in connection with dividends paid by us, either by withholding or otherwise, unless such dividends are attributable to a trade, profession or business carried on in Hong Kong.

Capital Gains and Profits

No tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares. Trading gains from the sale of Ordinary Shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000 on corporations and at the rates of 7.5% on assessable profits up to HK$2,000,000 and 15.0% on any part of assessable profits over HK$2,000,000 on unincorporated businesses from the year of assessment commencing on or after April 1, 2018. Liability for Hong Kong profits tax would thus arise in respect of trading gains from sales of Ordinary Shares realized by persons carrying on a business of trading or dealing in securities in Hong Kong.

Stamp Duty

No Hong Kong stamp duty is payable on the purchase and sale of the Class A Ordinary Shares.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

117

LEGAL MATTERS

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon for us by Loeb & Loeb LLP. Legal matters as to PRC law will be passed upon for us by the Sundial Law Firm. The validity of the Class A Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Certain legal matters as to Hong Kong law will be passed upon for us by SH Wong & Co. Loeb & Loeb LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law, the Sundial Law Firm with respect to matters governed by PRC law and SH Wong & Co with respect to matters governed by Hong Kong law. Ellenoff Grossman & Schole LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law, the Sundial Law Firm with respect to matters governed by PRC law and SH Wong & Co with respect to matters governed by Hong Kong law. Ellenoff Grossman & Schole LLP, New York, NY is acting as counsel to the Placement Agent with respect to United States federal securities law in connection with this offering. DeHeng Law Offices is acting as counsel to the Placement Agent with respect to certain legal matters as to PRC law.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for the years then ended, have been so incorporated in reliance on the reports of SR CPA & Co., an independent registered public accounting firm since January 2025 as stated in their report appearing herein. The office of SR CPA & Co. is located at Suites 1701-02, 17/F., 308 Central Des Voeux, 308 Des Voeux Road Central, Sheung Wan, Hong Kong. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The unaudited interim condensed consolidated financial statements as of June 30, 2025, and for the six months ended June 30, 2024 and 2025, appearing in this prospectus have been included without audit.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Securities offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about our Securities. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Statements made in this prospectus concerning the contents of any contract, agreement or other documents are not complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely.

The SEC maintains an internet website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

118

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Fenbo Holdings Limited:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fenbo Holdings Limited and its subsidiaries (collectively, the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ SR CPA & Co
SR CPA & Co.
Hong Kong
May 13, 2025
We have served as the Company’s auditor since 2025.
PCAOB ID No. 7249

F-2

FENBO HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

(Amount in thousands, except for share and per share data, or otherwise noted)

		As of December 31,
	Note	2023	2024	2024
		HK$’000	HK$’000	US$’000
Assets
Current assets:
Cash		46,342	27,476	3,537
Accounts receivable, net	3	31,486	37,342	4,807
Inventories	4	14,088	11,502	1,481
Prepaid expenses and other current assets	5	6,017	3,679	474
Total current assets		97,933	79,999	10,299

Property, plant and equipment, net	6	1,244	1,118	144
Right-of-use assets	7	3,801	15,295	1,969
Total non-current assets		5,045	16,413	2,113
TOTAL ASSETS		102,978	96,412	12,412

Liabilities
Current liabilities
Bank loan – current	9	11,000	11,000	1,416
Accounts payable		18,482	15,223	1,960
Other payables and accrued liabilities	8	7,049	6,313	813
Lease liabilities – current	7	4,060	5,822	750
Amounts due to related parties	10	2,413	3,056	393
Total current liabilities		43,004	41,414	5,332

Non-current liabilities
Lease liabilities – non-current	7	198	9,482	1,221
TOTAL LIABILITIES		43,202	50,896	6,553

Commitments and contingencies	15	-	-	-

Shareholders’ equity
Preference shares US$0.0001 par value per share; 3,000,000 authorized capital; nil shares issued and outstanding		-	-	-
Ordinary shares US$0.0001 par value per share; 300,000,000 authorized capital; 11,062,500 shares issued and outstanding (2023: 11,000,000 shares issued and outstanding)	13	9	9	1
Additional paid-in capital		28,494	30,570	3,936
Statutory reserve	13	2,806	2,806	361
Retained earnings		28,721	13,239	1,704
Accumulated other comprehensive loss		(254)	(1,108)	(143)
Total shareholders’ equity		59,776	45,516	5,859
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		102,978	96,412	12,412

The accompanying notes are an integral part of these consolidated financial statements.

F-3

FENBO HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Amount in thousands, except for share and per share data, or otherwise noted)

		For the year ended December 31,
	Note	2022	2023	2024	2024
		HK$’000	HK$’000	HK$’000	US$’000
Revenues		119,728	119,110	132,907	17,110
Cost of sales		(100,892)	(97,004)	(108,084)	(13,914)
Gross profit		18,836	22,106	24,823	3,196
Operating expenses:
Selling and marketing expenses		(2,057)	(1,961)	(2,195)	(283)
General and administrative expenses		(19,239)	(20,535)	(36,391)	(4,684)
Total operating expenses		(21,296)	(22,496)	(38,586)	(4,967)
Loss from operations		(2,460)	(390)	(13,763)	(1,771)
Other income (expenses):
Exchange gain, net		-	213	-	-
Gain (loss) on disposal of property, plant and equipment		12,458	(1)	-	-
Interest income		20	84	275	35
Interest expense	9	(1,581)	(1,708)	(552)	(71)
Government grant		-	205	167	21
Sundry income, net		528	266	132	17
Total other income (expenses), net		11,425	(941)	22	2
Income (Loss) before income tax expense		8,965	(1,331)	(13,741)	(1,769)
Income tax expense	12	(312)	(131)	(1,741)	(224)

Net income (loss)		8,653	(1,462)	(15,482)	(1,993)

Other comprehensive loss
Foreign currency translation loss, net of taxes		(2,575)	(809)	(854)	(110)

Total comprehensive income (loss)		6,078	(2,271)	(16,336)	(2,103)

Net income (loss) per share attributable to ordinary shareholders
Basic and diluted (cents)	14	86.53	(14.50)	(139.98)	(18.02)
Weighted average number of ordinary shares used in computing net income (loss) per share
Basic and diluted	14	10,000,000	10,084,932	11,059,932	11,059,932

The accompanying notes are an integral part of these consolidated financial statements.

F-4

FENBO HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amount in thousands, except for share and per share data, or otherwise noted)

	Shares*	Amount	Additional paid-in capital	Statutory reserve	Accumulated other comprehensive income	Retained earnings	Total equity
		HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
As of January 1, 2022	10,000,000	8	-	2,806	3,130	31,530	37,474
Net income for the year	-	-	-	-	-	8,653	8,653
Dividend declared	-	-	-	-	-	(10,000)	(10,000)
Foreign currency translation	-	-	-	-	(2,575)	-	(2,575)
Reorganization	-	-	2,492	-	-	-	2,492

As of December 31, 2022	10,000,000	8	2,492	2,806	555	30,183	36,044
Net loss for the year	-	-	-	-	-	(1,462)	(1,462)
Foreign currency translation	-	-	-	-	(809)	-	(809)
Issuance of ordinary Shares, net of issuance costs	1,000,000	1	26,002	-	-	-	26,003
As of December 31, 2023	11,000,000	9	28,494	2,806	(254)	28,721	59,776

Net loss for the year	-	-	-	-	-	(15,482)	(15,482)
Foreign currency translation	-	-	-	-	(854)	-	(854)
Issuance of ordinary shares, net of issuance costs	62,500	-	2,076	-	-	-	2,076

As of December 31, 2024	11,062,500	9	30,570	2,806	(1,108)	13,239	45,516

		US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
As of December 31, 2024	11,062,500	1	3,936	361	(143)	1,704	5,859

*	In connection with the undertaking of a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 10,000,000 shares of ordinary shares outstanding effected on November 18, 2022 that have been retroactively restated to the beginning of the first period presented. On December 1, 2023 the Company closed the IPO. The offering was conducted pursuant to the Company’s registration statement and 1,000,000 shares of ordinary shares were issued at the IPO price of $5.00 per share after the offering. The Shares were approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “FEBO.” On January 11, 2024, the representative of the underwriters partially exercised the over-allotment option and on January 16, 2024 purchased 62,500 ordinary shares at the IPO price of $5.00 per share.

The accompanying notes are an Integral part of these consolidated financial statements.

F-5

FENBO HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in thousands, except for share and per share data, or otherwise noted)

	For the year ended December 31,
	2022	2023	2024	2024
	HK$’000	HK$’000	HK$’000	US$’000
Operating activities
Net income (loss)	8,653	(1,462)	(15,482)	(1,993)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	702	506	505	65
Amortization of right to use assets	4,862	5,410	6,824	879
Interest on lease liabilities	469	313	368	47
(Gain) Loss on disposal of property, plant and equipment	(12,458)	1	-	-
Change in operating assets and liabilities:
Change in accounts receivable	10,228	789	(5,856)	(754)
Change in inventories	4,217	1,475	1,981	255
Change in prepaid expenses and other current assets	(2,977)	2,526	2,166	279
Change in accounts payable	(2,253)	5,073	(4,060)	(523)
Change in other payables and accrued liabilities	267	1,398	(858)	(110)
Payments on lease	(6,015)	(6,301)	(6,935)	(893)
Net cash provided by (used in) operating activities	5,695	9,728	(21,347)	(2,748)

Investing activities
Purchase of property, plant and equipment	(554)	(284)	(405)	(52)
Net cash used in investing activities	(554)	(284)	(405)	(52)

Financing activities
Proceeds from issuance of ordinary shares	-	26,003	2,076	267
Advances from (repayment to) related parties	5,034	(2,704)	643	83
Net cash provided by financing activities	5,034	23,299	2,719	350

Net increase (decrease) in cash	10,175	32,743	(19,033)	(2,450)
Effect on exchange rate change on cash	(318)	(254)	167	21

Cash as of beginning of the year	3,996	13,853	46,342	5,966

Cash as of the end of the year	13,853	46,342	27,476	3,537

Supplementary Cash Flows Information
Cash paid for interest	1,581	1,708	837	108
Net cash paid (refund) for taxes	3,492	(196)	(260)	(34)
Supplemental schedule of non-cash investing and financing activities:
Dividend made by addition to the amount due to related parties	(10,000)	-	-	-
Consideration for the sale of property to the shareholder settled by deduction from the amount due to the related parties	13,880	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Nature of business and organization

Fenbo Holdings Limited (the “Company”) was incorporated in the Cayman Islands on September 30, 2022 as an exempted company with limited liability. The Company conducts its primary operations of manufacture and production of premium personal care electronic appliance (such as electrical hair styling products such as hair dryers, straighteners, curlers, trimmers, etc.) through its indirectly held wholly owned subsidiaries.

Details of the Company and its subsidiaries (together the “Company” or the “Group”) are set out in the table as follows:

Name	Date of incorporation	Place of incorporation	Principal activities
Fenbo Holdings Limited	September 30, 2022	Cayman Islands	Investment holding
Rich Legend Holdings Limited (“RLHL”)	October 21, 2022	The British Virgin Islands	Intermediate holding company
Fenbo Industries Limited (“Fenbo Industries”)	June 17, 1993	Hong Kong	Intermediate holding company and trading of electronic appliance
Fenbo Plastic Products Factory (Shenzhen) Limited (“Fenbo SZ”)	October 19, 2010	People’s Republic of China (“PRC”)	Manufacture and production of electronic appliance
Able Industries Limited (“Able Industries”)	November 7, 2005	Hong Kong	Marketing

Reorganization

Immediately before a series of transactions (“Reorganization”) as detailed below, the capital structure of the Group was as follows:

	Number of ordinary shares
Shareholder	The Company	RLHL	Fenbo Industries	Fenbo SZ	Able Industries
Mr. Kin Shing Li (“Mr. Li)	10,000	1	1,999,999	-	500,000
Mr. Allan Li	-	-	1	-	-
Fenbo Industries	-	-	-	5,000,000	-
Total	10,000	1	2,000,000	5,000,000	500,000

On November 17, 2022, RLHL entered into agreements to acquire 1,999,999 ordinary shares in Fenbo Industries and 500,000 ordinary shares in Able Industries, respectively from Mr. Li in consideration of the issuance and allotment of a total of 9 shares, credited as fully paid, to Mr. Li.

On November 17, 2022, RLHL entered into an agreement to acquire 1 ordinary share in Fenbo Industries from Mr. Allan Li for a cash consideration of HK$100.

On November 18, 2022, the Company entered into an agreement to acquire 10 ordinary shares representing 100% of the issued share capital of RLHL from Mr. Li in consideration of the issuance and allotment of 9,990,000 ordinary shares of the Company, credited as fully paid, to Luxury Max Investments Limited (“LMIL”), a company incorporated in the British Virgin Islands on October 21, 2022 and wholly owned by Mr. Li. In connection with this acquisition, Mr. Li transferred 10,000 ordinary shares of the Company from Mr. Li to RLHL.

F-7

Following the above transactions, Fenbo Industries, Fenbo SZ and Able Industries have become indirectly wholly-owned subsidiaries of the Company, whereas their former majority shareholder, namely Mr. Li, has had 100% interest of the Company, through his wholly-owned investment holding company, LMIL. Upon completion of the Reorganization, the capital structure of the Group was as follows:

	Number of ordinary shares
Shareholder	The Company	RLHL	Fenbo Industries	Fenbo SZ	Able Industries
LMIL	10,000,000	-	-	-	-
The Company	-	10	-	-	-
RLHL	-		2,000,000	-	500,000
Fenbo Industries	-	-	-	5,000,000	-
Total	10,000,000	10	2,000,000	5,000,000	500,000

The Reorganization has been accounted for as a reverse acquisition whereby Fenbo Industries and Able Industries are deemed to be the accounting acquirers (legal acquirees) and the Company to be the accounting acquiree (legal acquirer). The financial statements before the Reorganization are those of Fenbo Industries and Able Industries on a combined basis with the results of the Company being consolidated from the closing date of the Reorganization. The equity section and earnings per share of the Company have been retroactively restated to reflect the reverse acquisition and no goodwill has been recorded.

On December 1, 2023 the Company closed the IPO. The offering was conducted pursuant to the Company’s registration statement and 1,000,000 shares of ordinary shares were issued at the IPO price of $5.00 per share after the offering. The Shares were approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “FEBO.” On January 11, 2024, the representative of the underwriters partially exercised the over-allotment option and on January 16, 2024 purchased 62,500 ordinary shares at the IPO price of $5.00 per share.

The accompanying financial statements are presented assuming that the existing group structure was an existence at the beginning of the first period presented.

Note 2 Summary of significant accounting policies

Basis of presentation

The consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions, if any, and balances due to, due from, long-term investment subsidiary, and registered paid in capital have been eliminated upon consolidation.

Business combinations and non-controlling interests

The Company accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 “Business Combinations.” The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers, liabilities incurred by the Company and equity instruments issued by the Company. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets acquired and liabilities assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total costs of acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the acquisition date amounts of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the acquisition date amounts of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated income statements. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Subsequent to the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any further adjustments are recorded in the consolidated income statements.

F-8

For the Company’s non-wholly owned subsidiaries, a noncontrolling interest is recognized to reflect the portion of equity that is not attributable, directly, or indirectly, to the Company.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment, the imputed interest rate of leases, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes and uncertain tax position. Actual results could differ from these estimates.

Foreign currency translation and transaction

The functional currencies of the Company are the local currency of the country in which the subsidiaries operate. The reporting currency of the Company is the Hong Kong Dollars (“HK$”). The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency in the consolidated statement of income and comprehensive income.

The functional currency of RLHL, Fenbo Industries and Able Industries are HK$. The functional currency of Fenbo SZ is Renminbi (“RMB”). An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

For the purpose of presenting these financial statements of subsidiary using RMB as functional currency, the Company’s assets and liabilities are expressed in HK$ at the exchange rate on the balance sheet date, which is 0.9424 and 0.9126 as of December 31, 2024 and 2023, respectively; shareholders’ equity accounts are translated at historical rates, and income and expense items are translated at the average exchange rate during the period, which is 0.9233 and 0.9070 for the years ended December 31, 2024 and 2023, respectively.

The value of foreign currencies including the US Dollar may fluctuate against the Hong Kong Dollar. Any significant variations of the foreign currencies relative to the Hong Kong Dollar may materially affect the Company’s financial condition in terms of reporting in HK$.

Translations of the consolidated balance sheets, consolidated statements of comprehensive income and consolidated statements of cash flows from HK$ into US$ as of and for the year ended December 31, 2024 are solely for the convenience of the reader and were calculated at the rate of US$0.12874 = HK$1. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2024, or at any other rate.

Cash

Cash comprises of cash at banks and on hand. Cash held in accounts at financial institutions located in the PRC is not freely convertible into foreign currencies. In addition, these balances are not covered by insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their creditworthiness. The Company and its subsidiaries have not experienced any losses in such accounts and do not believe the cash is exposed to any significant risk.

F-9

Accounts receivable, net

Accounts receivable, net are stated at the original amount less an allowance for expected credit loss on such receivables. The allowance for expected credit loss is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the Company’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Company to reasonably estimate the amount of probable loss.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost of inventories is determined using the first-in first-out cost method. Adjustments are recorded to write down the cost of inventories to the estimated net realizable value due to slow-moving, damaged and lost goods, which is dependent upon factors such as historical and forecasted demand and prevailing market conditions. Write-downs are recorded in cost of revenues on the consolidated statements of income and comprehensive income.

Prepayments and deposits

Prepayments are cash deposited or advanced to suppliers for purchasing goods or services that have not been received or provided and deposits made to the Company’s customers and landlord. This amount is refundable and bears no interest. Prepayment and deposit are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Other receivables

Other receivables primarily include rental deposit, value-added tax (“VAT”) refundable, prepayment and income tax refundable. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Property, plants and equipment, net

Property, plants and equipment are stated at cost net of accumulated depreciation and impairment. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification:	Estimated useful life
Machinery & equipment	3 - 10 years
Electronic equipment	5 years
Office equipment	3 - 5 years
Motor vehicles	3 - 4 years
Computer and software	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

F-10

Leases

Leases that transfer substantially all of the benefits and risks incidental to the ownership of assets are accounted for as finance leases as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases. The Company has no finance leases.

Under ASC 842, the Company determines if an arrangement is a lease at inception. Operating lease right-of-use assets and operating lease liabilities are initially recognized based on the present value of future lease payments at lease commencement. The operating lease right-of-use asset also includes any lease payments made prior to lease commencement and the initial direct costs incurred by the lessee and is recorded net of any lease incentives received. As the interest rates implicit in most of the leases are not readily determinable, the Company uses the incremental borrowing rates based on the information available at lease commencement to determine the present value of the future lease payments. Operating lease expenses are recognized on a straight-line basis over the term of the lease.

Bank loans

Bank loans are recognized initially at fair value, net of incidental fees. Incidental fees are recorded as a reduction of the proceeds received and the related accretion is recorded as interest expense in the consolidated income statements over the estimated term of the facilities using the effective interest method.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for the contingencies are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated.

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses these contingent liabilities, which inherently involves judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in legal proceedings, the Company, in consultation with its legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of the reasonably possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Impairment of long-lived assets

Long-lived assets, including property, plants and equipment are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the years ended December 31, 2024, 2023 and 2022, no impairment of long-lived assets was recognized.

F-11

Fair Value Measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company. The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels of the fair value hierarchy are as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Interest rates that are currently available to the Company for issuance of long-term debt and capital lease with similar terms and remaining maturities are used to estimate the fair value of the Company’s long-term debt. The fair value of the Company’s long-term debt approximated the carrying value at December 31, 2024, and 2023, as the weighted average interest rate on these long-term debt approximates the market rate for similar debt.

Revenue Recognition

The Company elected to adopt Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606), effective as of October 1, 2019. Accordingly, the consolidated financial statements for the year ended December 31, 2024 and 2023 are presented under ASC 606. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company’s revenues are generated from the production and sales of premium personal care electric appliances (principally electrical hair styling products such as straighteners, curlers, trimmers, etc.) and toy products. This performance obligation is satisfied at a point of time and recognized in revenue upon the transfer of control of the goods to the customers

Interest income from banks is recognized when received.

Cost of revenue

The cost of revenue primarily consists of the cost of raw materials, direct labor costs and factory overhead.

Employee benefit

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were HK$ 1,342,000, HK$1,342,000 and HK$1,342,000 for the years ended December 31, 2024, 2023 and 2022, respectively.

Value added taxes

The Hong Kong operations are not subject to the value added tax.

For the PRC operations, the PRC export revenue is not subject to VAT. VAT are charged for purchase of materials at 17% of which 13% is refundable.

Revenues are presented net of applicable VAT.

F-12

Income taxes

The Company accounts for income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under US GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company not using HK$ as its functional currencies.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income attributable to the owners of the Company divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2024, 2023 and 2022, there were no dilutive shares.

Statutory Reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

F-13

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recent Accounting Pronouncements

The Company is an “emerging growth company” (an “EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, an EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which amends and enhances the disclosure requirements for reportable segments. All disclosure requirements under this standard will also be required for public entities with a single reportable segment. This new standard became effective for fiscal years beginning after December 15, 2023 and for interim periods within fiscal years beginning after December 15, 2024. The Company adopted this standard in the fourth quarter of 2024, which did not have a material impact on the consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU is effective for public business entities for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company does not expect a material impact from the adoption of this guidance on its consolidated financial statements and related disclosures.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company does not expect to adopt this guidance early and does not expect the adoption of this ASU to have a material impact on its future consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (DISE), which requires new disclosures to disaggregate prescribed natural expenses underlying any income statement caption. This ASU is effective for annual periods in fiscal years beginning after December 15, 2026, and interim periods thereafter. Early adoption is permitted. The ASU applies on a prospective basis for periods beginning after the effective date. However, retrospective application to any or all prior periods presented is permitted. The Company is currently evaluating the impact of adoption of this standard on its consolidated financial statements.

F-14

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated financial position, statements of operations and cash flows.

Concentrations of Risks

(a) Foreign currency risk

A majority of the Group’s revenue and expense transactions are denominated in the functional currency of its subsidiaries.

For the Hong Kong operation, as the HK dollar is pegged to the US dollar since 1983, and since May 2005, the US$ 1 is within the range of HK$ 7.75 to HK$ 7.85, management considered that the foreign currency risk for the Hong Kong dollar is limited under the pegging arrangement.

For the PRC operations, the RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). It is difficult to predict how market forces or PRC government policy may impact the exchange rate between the RMB and the HK$ in the future. The change in the value of the RMB relative to the HK$ may affect the Company’s financial results reported in HK$ without giving effect to any underlying changes in the Company’s business or results of operations. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As a result, the Company is exposed to foreign exchange risk as revenues and results of operations may be affected by fluctuations in the exchange rate between the HK$ and RMB. If the RMB depreciates against the HK$, the value of RMB revenues, earnings and assets as expressed in HK$ financial statements will decline. The Company has not entered into any hedging transactions in an effort to reduce its exposure to foreign exchange risk.

(b) Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and accounts receivable. As of December 31, 2024 and 2023 substantially all of the Company’s cash was held by major financial institutions located in Hong Kong and the PRC, which management believes are of high credit quality.

For the credit risk related to accounts receivable, the Company performs ongoing credit evaluations of its customers. The Company establishes an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented.

(c) Customer concentration risk

The Company has a high concentration risk. For the year ended December 31, 2024 and 2023, one customer accounted for the Group’s total revenue and the total balance of account receivables for the year ended December 31, 2024 and 2023

(d) Vendor concentration risk

For the year ended December 31, 2024, the five and ten largest vendors accounted for 59% and 79% of the Company’s total purchases respectively. For the year ended December 31, 2023, the five and ten largest vendors accounted for 59% and 79% of the Company’s total purchases respectively.

F-15

Note 3 Accounts receivable, net

Accounts receivable, net consisted of the following:

	December 31, 2023	December 31, 2024	December 31, 2024
	HK$’000	HK$’000	US$’000
Accounts receivable	31,486	37,342	4,807
Allowance for doubtful accounts	-	-	-
Total accounts receivable, net	31,486	37,342	4,807

Note 4 Inventories

Inventories consisted of the following:

	December 31, 2023	December 31, 2024	December 31, 2024
	HK$’000	HK$’000	US$’000
Raw materials	6,171	4,934	635
Work in progress	2,070	2,002	258
Finished goods	5,847	4,566	588
Total inventories	14,088	11,502	1,481

Note 5 Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following:

	December 31, 2023	December 31, 2024	December 31, 2024
	HK$’000	HK$’000	US$’000
Rental deposit	1,089	1,852	238
VAT refundable	961	860	111
Prepayment	1,747	125	17
Income tax refundable	1,147	73	9
Other receivables	1,073	769	99
	6,017	3,679	474

Note 6 Property, plants and equipment, net

	December 31, 2023	December 31, 2024	December 31, 2024
	HK$’000	HK$’000	US$’000
Machinery & equipment	2,832	2,845	366
Electronic equipment	33	56	7
Office equipment	2,193	2,394	308
Computer software	109	106	8
Motor vehicles	2,471	2,459	317
Total cost	7,638	7,860	1,006
Less: Accumulated depreciation	(6,394)	(6,742)	(862)
Net book value	1,244	1,118	144

Depreciation expenses recognized for the years ended December 31, 2024, 2023 and 2022 were HK$505,000, HK$506,000 and HK$702,000, respectively.

F-16

Note 7 Right-of-use assets and operating lease liabilities

As of December 31, 2024, the Company had the following non-cancellable lease contracts:

Description of lease	Term	Imputed interest rate

Director’s quarters, Kowloon, Hong Kong	24 months from May 1, 2023 to April 30, 2025	5.6%
Office, Kowloon, Hong Kong	24 months from January 1, 2025 to December 31, 2026	5.6%
Production plant and administration facility, Shenzhen, PRC	3 years from July 16, 2024 to July 15, 2027	3.45%

The following amounts were recognized in the consolidated balance sheets:

	December 31, 2023	December 31, 2024	December 31, 2024
	HK$’000	HK$’000	US$’000
Right-of-use assets	3,801	15,295	1,969

Operating lease liabilities
Current	4,060	5,822	750
Non-current	198	9,482	1,221
	4,258	15,304	1,971

A summary of lease costs recognized in the Company’s consolidated statements of income and supplemental cash flow information relating to the operating leases is as follows:

	For the year ended December 31
	2023	2024	2024
	HK$’000	HK$’000	US$’000
Amortization charge of right-of use assets	5,410	6,824	879
Right-of-use assets obtained in exchange for operating lease liabilities	-	17,604	2,260
Interest on lease liabilities	313	368	47
Cash paid for operating leases	6,301	6,935	893

Future undiscounted lease payments as of December 31, 2024 are as follows:

Year ending December 31	HK$’000	US$’000
2025	6,240	803
2026	6,234	803
2027	3,492	450

Future minimum operating lease payments	15,966	2,056
Less: Imputed interest	(662)	(85)

Total operating lease liabilities	15,304	1,971

F-17

Note 8 Other payables and accrued liabilities

Other payables and accrued liabilities consisted of the following:

	December 31, 2023	December 31, 2024
	HK$’000	HK$’000	US$’000
Accrued salary	4,561	6,272	808
Income tax payable	17	5	1
Other payables	2,471	36	4
	7,049	6,313	813

Note 9 Credit facilities

As of December 31, 2024 and 2023, bank loan consisted of the following:

		December 31
Bank Name	Nature of Loan	2023	2024
		HK$’000	HK$’000
Bank of China (Hong Kong)	Revolving loan(1)	11,000	11,000
Total		11,000	11,000

(1)	This loan is a revolving loan up to HK$11,000,000, carries an interest of 2.25% below Hong Kong prime rate and is collateralized by the Company’s office premises located in Hong Kong; a Hong Kong property jointly owned by Mr. Li and his spouse and a personal guarantee from Mr. Li. This loan was first drawn down on October 22, 2018 and has been rolled over for every six-month period. The Company recognized this loan as short-term bank borrowing in its consolidated financial statements. The security charged over the Company’s office premises located in Hong Kong was released since September 29, 2022.

Interest expenses incurred from bank borrowings were HK$474,000, HK$396,000 and HK$313,000 for the years ended December 31, 2024, 2023 and 2022, respectively. The interest expense represented the weighted average interest rate of 3.6%, 3.6% and 2.8%, respectively, for the years ended December 31, 2024, 2023 and 2022.

Note 10 Related party balances and transactions

Related party balances

The related party balances consisted of the following:

Name	Relationship	Nature	Classification	December 31, 2023 (HK$’000)	December 31, 2024 (HK$’000)	December 31, 2024 (US$’000)

Mr. Li	Former sole shareholder and executive director	Advance from a former sole shareholder	Amounts due to related parties	151	1,714	221
Mr. Chiu Yat Chung Gary	Former senior management	Advance from a former senior management	Amounts due to related parties	2,262	1,262	162
Mr. Li Siu Lun, Allan	Senior management	Advance from a member of senior management	Amounts due to related parties	-	80	10
Total amounts due to related parties				2,413	3,056	393

The above amounts are unsecured, non-interest bearing and repayable on demand.

F-18

Related party transactions (Guarantees)

The related parties made guarantees to the Company in relation to all the bank borrowings of the Group. Please refer to the Note 9 for details of each guarantee made by the related parties in relation to all the bank borrowings of the Group as of December 31, 2024 and 2023.

Related party transactions (Sale / lease of properties)

The Company entered into the following rental agreement with a related party for a director quarter situated in Hong Kong:

Premises	Relationship with the lessor	Rental payment for the year ended December 31, 2022 (HK$’000)	Rental payment for the year ended December 31, 2023 (HK$’000)	Rental payment for the year ended December 31, 2024 (HK$’000)	Rental payment for the year ended December 31, 2024 (US$’000)
Director’s quarters	Lessor is a company owned by Mr. Li and his spouse	600	600	600	77
Hong Kong office	Lessor is Mr. Li and his spouse	-	600	600	77

In December 2022, FIL sold its headquarter and sales office in Hong Kong to Mr. Li, the Company’s Executive Director and sole shareholder at that moment, at a consideration of HK$13,880,000. The carrying net book value of the office as of the transaction date was HK$1,349,000, and one-off gain on disposal of the property of HK$12,531,000 was recognized in the income statement of the Group for the year ended December 31, 2022. This gain on disposal of property was regarded as capital gain and classified as a non-taxable income under the tax rule of Hong Kong. The sale consideration of HK$13,880,000 receivable from Mr. Li was offset against the amount due to Mr. Li, and the dividend declared of HK$10,000,000 for the year ended December 31, 2022.

After the disposal of the office, FIL continued to occupy the office and entered into a lease agreement with Mr. Li to lease this office for an initial term of two (2) years, commencing January 1, 2023, for a monthly rental of HK$50,000. Upon the expiry of the above lease term, FIL renewed such lease agreement with Mr. Li to lease this office for an initial term of two (2) years, commencing January 1, 2023, for a monthly rental of HK$50,000.

Note 11 Employee benefits government plan

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. PRC labor regulations require the Company to pay to the local labor bureau a monthly contribution calculated at a stated contribution rate based on the basic monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

Note 12 Income taxes

The provision for income taxes consists of the following:

	For the year ended December 31
	2022	2023	2024	2024
	HK$’000	HK$’000	HK$’000	US$’000
Current tax
- Hong Kong	274	-	686	88
- Other countries	38	131	1,055	136
	312	131	1,741	224

F-19

Reconciliations between the provision for income taxes computed by applying the Hong Kong profits tax to income before income tax expense are as follows:

	For the year ended December 31,
	2022	2023	2024	2024
	HK$’000	HK$’000	HK$’000	US$’000
Income (loss) before income tax	8,965	(1,331)	(13,741)	(1,769)

Provision for income taxes at Hong Kong profits tax rates of 16.5%	1,479	(220)	(2,267)	(291)
Effect of different tax rates available to different jurisdictions	(355)	131	3,162	407
Non-deductible expenses and non-taxable income, net	(812)	-	(35)	(5)
Under provision from prior year	-	-	590	76
Others	-	220	291	37
Income tax expense	312	131	1,741	224

Cayman Islands

The Company was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

British Virgin Islands

RLHL is incorporated in the British Virgin Islands and not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Fenbo Industries and Able Industries are incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate in Hong Kong is 16.5% for assessable profits.

PRC

Fenbo SZ is governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

Note 13 Shareholders’ equity

Ordinary shares

The Company was established under the laws of Cayman Islands on September 30, 2022. The authorized number of ordinary shares was 300,000,000 shares with a par value of US$ 0.0001 per ordinary share.

For the purpose of undertaking an initial public offering (“IPO”) of the Company’s ordinary shares, the Company performed a series of re-organizing transactions resulting in 10,000,000 ordinary shares outstanding effected on November 18, 2022. On December 1, 2023 the Company closed on the IPO. The offering was conducted pursuant to the Company’s registration statement and 1,000,000 ordinary shares were issued at the IPO price of $5.00 per share in the offering. All these shares rank pari passu with the existing shares in all aspects. The Ordinary Shares were approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “FEBO.”

F-20

The Company believes it is appropriate to reflect the above transactions as re-denomination and nominal issuance of shares on a retroactive basis similar to stock split or dividend pursuant to ASC 260. According to the above transactions, the Company has retroactively adjusted the shares and per share data for all periods presented.

Statutory reserves

In accordance with the relevant PRC laws and regulations, the Group’s subsidiaries in the PRC are required to provide for certain statutory reserves, which are appropriated from net profit as reported in accordance with PRC accounting standards. The Group’s subsidiaries in the PRC are required to allocate at least 10% of their after-tax profits to the general reserve until such reserve has reached 50% of their respective registered capital. Appropriations to other types of reserves in accordance with relevant PRC laws and regulations are to be made at the discretion of the board of directors of each of the Group’s subsidiaries in the PRC. The statutory reserves are restricted from being distributed as dividends under PRC laws and regulations.

On January 11, 2024, the representative of the underwriters partially exercised the over-allotment option and on January 16, 2024 purchased 62,500 ordinary shares at the IPO price of $5.00 per share. All these shares rank pari passu with the existing shares in all aspects.

Note 14 Net Income (Loss) Per Share

The following table sets forth the computation of basic and diluted income (loss) per share for the years indicated:

	For the year ended December 31,
	2022	2023	2024	2024
	HK$’000	HK$’000	HK$’000	US$’000
Basic and diluted income (loss) per share
Numerator:
Net income (loss) for the year attributable to the Company’s ordinary shareholders	8,653	(1,462)	(15,482)	(1,993)

Denominator:
Weighted average number of basic and diluted ordinary shares outstanding	10,000,000	10,084,932	11,059,932	11,059,932

Weighted average number of basic and diluted ordinary shares used in calculating income (loss) per share	10,000,000	10,084,932	11,059,932	11,059,932

Basic and diluted net income (loss) per share (cents)	86.53	(14.50)	(139.98)	(18.02)

Note 15 Commitments and Contingencies

Lease Commitments

The Company entered into leases for production plant in the PRC and director’s quarters. Please refer to Note 7 for details.

Contingencies

There were no contingencies identified for the years ended December 31, 2024 and 2023.

Note 16 Restricted net assets

PRC laws and regulations permit payments of dividends by the Company’s subsidiaries incorporated in the PRC only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. In addition, the Company’s subsidiaries incorporated in the PRC are required to annually appropriate 10% of their net income to the statutory reserve prior to payment of any dividends, unless the reserve has reached 50% of their respective registered capital. Furthermore, registered share capital and capital reserve accounts are also restricted from distribution. As a result of the restrictions described above and elsewhere under PRC laws and regulations, the Company’s subsidiaries incorporated in the PRC are restricted in their ability to transfer a portion of their net assets to the Company in the form of dividends. Except for the above or disclosed elsewhere, there is no other restriction on the use of proceeds generated by the Company’s subsidiaries to satisfy any obligations of the Company.

Note 17 Subsequent Event

The Company evaluated all events and transactions that occurred after December 31, 2024, up through the date that these consolidated financial statements are available to be issued, there were no other material subsequent events that require disclosure in these consolidated financial statements.

F-21

FENBO HOLDINGS LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Amount in thousands, except for share and per share data or otherwise noted)

	As of
	December 31, 2024	June 30, 2025
	HK$’000	HK$’000	US$’000
Assets
Current Assets
Cash and cash equivalents	27,476	28,260	3,600
Accounts receivable, net	37,342	30,195	3,847
Inventories	11,502	9,602	1,223
Prepaid expenses and other current assets	3,679	3,462	441
Total current assets	79,999	71,519	9,111

Property, plant and equipment, net	1,118	973	124
Right-of-use assets	15,295	14,600	1,860
Total non-current assets	16,413	15,573	1,984
TOTAL ASSETS	96,412	87,092	11,095
Liabilities
Current liabilities
Bank loan - current	11,000	11,000	1,401
Accounts payable	15,223	13,309	1,696
Other payables and accrued liabilities	6,313	5,577	711
Lease liabilities - current	5,822	7,029	895
Amounts due to related parties	3,056	380	48
Total current liabilities	41,414	37,295	4,751
Non-current liabilities
Lease liabilities - non-current	9,482	7,587	967

TOTAL LIABILITIES	50,896	44,882	5,718

Commitments and contingencies	-	-	-
Shareholders’ equity
Preference shares US$0.0001 par value per share; 3,000,000 authorized capital; nil shares issued and outstanding
Ordinary shares US$0.0001 par value per share 300,000,000 authorized capital; 11,062,500 shares issued and outstanding	9	9	1
Additional paid-in capital	30,570	30,570	3,895
Statutory reserve	2,806	2,806	357
Retained earnings	13,239	9,413	1,199
Accumulated other comprehensive income	(1,108)	(588)	(75)
Total shareholders’ equity	45,516	42,210	5,377
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	96,412	87,092	11,095

F-22

FENBO HOLDINGS LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSES

(Amount in thousands, except for share and per share data or otherwise noted)

	For the six months ended June 30,
	2024	2025	2025
	HK$’000	HK$’000	US$’000
Revenues	66,887	42,695	5,439
Cost of sales	(51,948)	(36,203)	(4,612)
Gross profit	14,939	6,492	827
Operating expenses:
Selling and marketing expenses	(1,106)	(685)	(87)
General and administrative expenses	(16,050)	(9,414)	(1,199)
Total operating expenses	(17,156)	(10,099)	(1,286)

Loss from operations	(2,217)	(3,607)	(459)
Other income (expenses)
Exchange gain, net	216	-	-
Interest income	253	25	3
Interest expense	(304)	(479)	(61)
Government grant	140	-	-
Other income, net	87	235	30
Total other income (expenses), net	392	(219)	(28)

Loss before tax expense	(1,825)	(3,826)	(487)
Income tax expense	(76)	-	-
Net loss	(1,901)	(3,826)	(487)
Other comprehensive income
Foreign currency translation loss, net of tax	(600)	(520)	(66)

Total comprehensive loss	(2,501)	(4,346)	(553)

Net loss per share attributable to ordinary shareholders
Basic and diluted (cents)	(17.19)	(34.59)	(4.40)
Weighted average number of ordinary shares used in computing net loss per share
Basic and diluted (cents)	11,057,005	11,062,500	11,062,500

F-23

FENBO HOLDINGS LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amount in thousands, except for share and per share data or otherwise noted)

	Shares	Amount	Additional paid-in capital	Statutory reserve	Accumulated other comprehensive income	Retained earnings	Total equity
		HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
As of January 1, 2024	11,000,000	9	28,494	2,806	(254)	28,721	59,776

Net loss for the period	-	-	-	-	-	(1,901)	(1,901)
Foreign currency translation	-	-	-	-	(600)	-	(600)
Issuance of ordinary shares, net of issuance costs	62,500	-	2,076	-	-	-	2,076

As of June 30, 2024	11,062,500	9	30,570	2,806	(854)	26,820	59,351

As of January 1, 2025	11,062,500	9	30,570	2,806	(1,108)	13,239	45,516

Net loss for the period	-	-	-	-	-	(3,826)	(3,826)
Foreign currency translation	-	-	-	-	520	-	520

As of June 30, 2025	11,062,500	9	30,570	2,806	(588)	9,413	42,210

F-24

FENBO HOLDINGS LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in thousands, except for share and per share data, or otherwise noted)

	For the six months ended June 30,
	2024	2025	2025
	HK$’000	HK$’000	US$’000

Operating activities
Net loss	(1,901)	(3,826)	(487)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	255	269	34
Amortization of right to use assets	2,721	3,664	467
Interest on lease liabilities	60	274	35
Loss on disposal of property, plant and equipment	-	-	-
Change in operating assets and liabilities:
Change in accounts receivable	(14,573)	7,147	910
Change in inventories	(962)	1,977	252
Change in prepaid expenses and other current assets	(4,269)	242	31
Change in accounts payable	2,832	(1,807)	(230)
Change in other payables and accrued liabilities	(4,233)	(723)	(92)
Payments on lease	(3,229)	(3,715)	(473)
Net cash (used in) provided by operating activities	(23,299)	3,502	447

Investing activities
Purchase of property, plant and equipment	(37)	(47)	(6)
Net cash used in investing activities	(37)	(47)	(6)

Financing activities
Proceeds from issuance of ordinary shares	2,076	-	-
Advances from (to) related parties	693	(2,676)	(341)
Net cash provided by (used in) financing activities	2,769	(2,676)	(341)

Net (decrease) increase in cash	(20,567)	779	100
Effect on exchange rate change on cash	125	5	(37)

Cash as of beginning of the period	46,342	27,476	3,537

Cash as of the end of the period	25,900	28,260	3,600

Supplementary Cash Flows Information
Cash paid for interest	304	479	61
Cash paid for taxes	62	5	1

F-25

Notes to the unaudited interim condensed consolidated financial statements
For the six months ended June 30, 2024 and 2025

1. General information

Fenbo Holdings Limited (the “Company”) was incorporated in the Cayman Islands on September 30, 2022 as an exempted company with limited liability. The Company conducts its primary operations of manufacture and production of premium personal care electronic appliance (such as electrical hair styling products such as hair dryers, straighteners, curlers, trimmers, etc.) through its indirectly held wholly owned subsidiaries.

Details of the Company and its subsidiaries (together the “Company” or the “Group”) are set out in the table as follows:

Name	Date of incorporation	Place of incorporation	Principal activities
Fenbo Holdings Limited	September 30, 2022	Cayman Islands	Investment holding
Rich Legend Holdings Limited (“RLHL”)	October 21, 2022	The British Virgin Islands	Intermediate holding company
Fenbo Industries Limited (“Fenbo Industries”)	June 17, 1993	Hong Kong	Intermediate holding company and trading of electronic appliance
Fenbo Plastic Products Factory (Shenzhen) Limited (“Fenbo SZ”)	October 19, 2010	People’s Republic of China (“PRC”)	Manufacture and production of electronic appliance
Able Industries Limited (“Able Industries”)	November 7, 2005	Hong Kong	Marketing

2. Basis of presentation

These unaudited interim condensed consolidated financial statements and footnotes have been prepared in conformity with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2024.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for the future interim periods or the full year ending December 31, 2025.

Segment Reporting and Reporting Units — As of June 30, 2023, the Company operated in Hong Kong through its subsidiaries, which primarily engaged in t the provision of marketing services in Hong Kong.

Management determined that the Company functions as a single operating segment, and thus reports as a single reportable segment. This determination is based on rules prescribed by GAAP applied to the manner in which management operates the Company. The chief operating decision maker is responsible for allocating resources to its operations and assessing performance and obtains financial information, being the consolidated balance sheets, consolidated statements of operations, and consolidated statements of cash flows, about the Company as a whole.

Fair Value Measurements — Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Inputs used to measure fair value are classified using the following hierarchy:

●	Level 1. Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

●	Level 2. Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly through corroboration with observable market data.

F-26

●	Level 3. Inputs are unobservable for the asset or liability and include situations in which there is little, if any, market activity for the asset or liability. The inputs used in the determination of fair value are based on the best information available under the circumstances and may require significant management judgment or estimation.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses reflected as current assets and current liabilities. Due to the short-term nature of these instruments, management considers their carrying value to approximate their fair value.

New accounting standards

We have evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the Financial Accounting Standards Board or other standards-setting bodies through the date of this report and do not believe the future adoption of any such standards will have a material impact on our consolidated financial statements.

Note 3 Accounts receivable, net

Accounts receivable, net consisted of the following:

	December 31, 2024	June 30, 2025	June 30, 2025
	HK$’000	HK$’000	US$’000
Accounts receivable	37,342	30,195	3,847
Allowance for doubtful accounts	-	-	-
Total accounts receivable, net	37,342	30,195	3,847

Note 4 Inventories

Inventories consisted of the following:

	December 31, 2024	June 30, 2025	June 30, 2025
	HK$’000	HK$’000	US$’000
Raw materials	4,934	5,104	650
Work in progress	2,002	1,851	236
Finished goods	4,566	2,647	337
Total inventories	11,502	9,602	1,223

Note 5 Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following:

	December 31, 2024	June 30, 2025	June 30, 2025
	HK$’000	HK$’000	US$’000
Rental deposit	1,852	1,903	242
VAT refundable	860	519	66
Prepayment	125	123	16
Income tax refundable	73	73	9
Other receivables	769	844	108
	3,679	3,462	441

F-27

Note 6 Property, plants and equipment, net

	December 31, 2024	June 30, 2025	June 30, 2025
	HK$’000	HK$’000	US$’000
Machinery & equipment	2,845	2,934	374
Electronic equipment	56	58	7
Office equipment	2,394	2,458	313
Computer software	106	106	14
Motor vehicles	2,459	2,518	321
Total cost	7,860	8,074	1,029
Less: Accumulated depreciation	(6,742)	(7,101)	(905)
Net book value	1,118	973	124

Depreciation expenses recognized for the six months ended June 30, 2024 and 2025 were HK$255,000 and HK$269,000 (US$34,000), respectively.

Note 7 Right-of-use assets and operating lease liabilities

As of June 30, 2025, the Company had the following non-cancellable lease contracts:

Description of lease	Term	Imputed interest rate

Director’s quarters, Kowloon, Hong Kong	24 months from May 1, 2025 to April 30, 2026	5.6%
Office, Kowloon, Hong Kong	24 months from January 1, 2025 to December 31, 2026	5.6%
Production plant and administration facility, Shenzhen, PRC	3 years from July 16, 2024 to July 15, 2027	3.45%

The following amounts were recognized in the consolidated balance sheets:

	December 31, 2024	June 30, 2025	June 30, 2025
	HK$’000	HK$’000	US$’000
Right-of-use assets	15,295	14,600	1,860

Operating lease liabilities
Current	5,822	7,029	895
Non-current	9,482	7,587	967
	15,304	14,616	1,862

A summary of lease costs recognized in the Company’s consolidated statements of income and supplemental cash flow information relating to the operating leases is as follows:

	For the six months ended June 30,
	2024	2025	2025
	HK$’000	HK$’000	US$’000
Amortization charge of right-of use assets	6,824	3,664	467
Right-of-use assets obtained in exchange for operating lease liabilities	-	2,274	289
Interest on lease liabilities	60	274	35
Cash paid for operating leases	6,935	3,715	473

F-28

Future undiscounted lease payments as of June 30, 2025 are as follows:

Year ending December 31,	HK$’000	US$’000
2025	3,715	473
2026	7,630	972
2027	3,802	484

Future minimum operating lease payments	15,147	1,929
Less: Imputed interest	(531)	(67)

Total operating lease liabilities	14,616	1,862

Note 8 Other payables and accrued liabilities

Other payables and accrued liabilities consisted of the following:

	December 31, 2024	June 30, 2025
	HK$’000	HK$’000	US$’000
Accrued salary	6,272	3,858	492
Income tax payable	5	-	-
Other payables	36	1,719	219
	6,313	5,577	711

Note 9 Credit facilities

As of June 30, 2025 and December 2024, bank loan consisted of the following:

Bank Name	Nature of Loan	December 31, 2024	June 30, 2025
		HK$’000	HK$’000
Bank of China (Hong Kong)	Revolving loan(1)	11,000	11,000
Total		11,000	11,000

(1)	This loan is a revolving loan up to HK$11,000,000, carries an interest of 2.25% below Hong Kong prime rate and is collateralized by the Company’s office premises located in Hong Kong; a Hong Kong property jointly owned by Mr. Li and his spouse and a personal guarantee from Mr. Li. This loan was first drawn down on October 22, 2018 and has been rolled over for every six-month period. The Company recognized this loan as short-term bank borrowing in its consolidated financial statements. The security charged over the Company’s office premises located in Hong Kong was released since September 29, 2022.

Interest expenses incurred from bank borrowings were HK$244,000 and HK$206,000 for the six months ended June 30, 2024 and 2025, respectively. The interest expense represented the weighted average interest rate of 3.6% and 3.6%, respectively, for the for the six months ended June 30, 2024 and 2025.

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Note 10 Related party balances and transactions

Related party balances

The related party balances consisted of the following:

Name	Relationship	Nature	Classification	December 31, 2024 (HK$’000)	June 30, 2025 (HK$’000)	June 30, 2025 (US$’000)

Mr. Li	Former sole shareholder and executive director	Advance from a former sole shareholder	Amounts due to related parties	1,714	380	48
Mr. Chiu Yat Chung Gary	Former senior management	Advance from a former senior management	Amounts due to related parties	1,262	-	-
Mr. Li Siu Lun, Allan	Senior management	Advance from a member of senior management	Amounts due to related parties	80	-	-
Total amounts due to related parties				3,056	380	48

The above amounts are unsecured, non-interest bearing and repayable on demand.

Related party transactions (Guarantees)

The related parties made guarantees to the Company in relation to all the bank borrowings of the Group. Please refer to the Note 9 for details of each guarantee made by the related parties in relation to all the bank borrowings of the Group as of June 30, 2025 and December 31, 2024.

Related party transactions (Sale / lease of properties)

The Company entered into the following rental agreement with a related party for a director quarter situated in Hong Kong:

Premises	Relationship with the lessor	Rental payment for the six months ended June 30, 2024 (HK$’000)	Rental payment for the six months ended June 30, 2025 (HK$’000)	Rental payment for the six months ended June 30, 2025 (US$’000)
Director’s quarters	Lessor is a company owned by Mr. Li and his spouse	300	300	38
Hong Kong office	Lessor is Mr. Li and his spouse	300	300	38

FIL entered into a lease agreement with Mr. Li to lease from Mr. Li the office for an initial term of two (2) years, commencing January 1, 2023, for a monthly rental of HK$50,000. Upon the expiry of the above lease term, FIL renewed such lease agreement with Mr. Li to lease this office for another term of two (2) years, commencing January 1, 2025, for a monthly rental of HK$50,000.

FIL entered into a lease agreement with a company owned by Mr. and Mrs. Li for the lease of a director’s quarters for an initial term of two (2) years, commencing May 1, 2023, for a monthly rental of HK$50,000. Upon the expiry of the above lease term, FIL renewed such lease agreement with Mr. Li for another term of two (2) years, commencing May 1, 2025, for a monthly rental of HK$50,000.

F-30

Note 11 Employee benefits government plan

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. PRC labor regulations require the Company to pay to the local labor bureau a monthly contribution calculated at a stated contribution rate based on the basic monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

Note 12 Income taxes

The provision for income taxes consists of the following:

	For the six months ended June 30,
	2024	2025	2025
	HK$’000	HK$’000	US$’000
Current tax
- Hong Kong	-	-	-
- Other countries	76	-	-
	76	-	-

Reconciliations between the provision for income taxes computed by applying the Hong Kong profits tax to income before income tax expense are as follows:

	For the six months ended June 30,
	2024	2025	2025
	HK$’000	HK$’000	US$’000
Loss before income tax	(1,825)	(3,826)	(487)

Provision for income taxes at Hong Kong profits tax rates of 16.5%	(301)	(523)	(67)
Effect of different tax rates available to different jurisdictions	(47)	(128)	(16)
Non-deductible expenses and non-taxable income, net	1,102	-	-
Under provision from prior year	76	-	-
Tax loss not recognized	(678)	651	83
Income tax expense	76	-	-

Cayman Islands

The Company was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

F-31

British Virgin Islands

RLHL is incorporated in the British Virgin Islands and not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Fenbo Industries and Able Industries are incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate in Hong Kong is 16.5% for assessable profits.

PRC

Fenbo SZ is governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

Note 13 Shareholders’ equity

Ordinary shares

The Company was established under the laws of Cayman Islands on September 30, 2022 with authorized share capital of US$30,300, vided into 303,000,000 shares comprising 300,000,000 ordinary shares of par value of US$0.0001 each and 3,000,000 preference shares of par value of US$0.0001 each.

Change in the Company’s Authorized Share Capital

By a special resolution passed on the Company’s extraordinary general meeting on September 29, 2025, the Company’s authorized share capital changed from US$30,300 divided into 303,000,000 shares comprising 300,000,000 ordinary shares of par value of US$0.0001 each and 3,000,000 preference shares of par value of US$0.0001 each, to US$30,000 divided into 303,000,000 shares comprising 285,000,000 class A ordinary shares of par value of US$0.0001 each and 18,000,000 class B ordinary shares of par value of US$0.0001 each.

Re-designation and Re-classification of the Company’s Ordinary Shares

By a special resolution passed on the Company’s extraordinary general meeting on September 29, 2025, the Company’s ordinary shares be re-designated and re-classified as follows:

a)	the 8,000,000 issued ordinary share of par value of US$0.0001 each in the capital of the Company registered in the name of LMIL be redesignated as 8,000,000 issued class B ordinary shares of US$0.0001 each (the “Class B Ordinary Shares”), having 20 votes each Class B ordinary share.
b)	the remaining 3,062,500 issued ordinary shares of par value of US$0.0001 each in the capital of the Company registered in the names of various shareholders be redesignated as 3,062,500 issued class A ordinary shares of US$0.0001 each (the “Class A Ordinary Shares”), having one vote each Class A ordinary share.
c)	the 281,937,500 authorized but unissued ordinary shares of par value of US$0.0001 each in the capital of the Company be redesignated as 281,937,500 authorized but unissued Class A Ordinary Shares.
d)	the 7,000,000 authorized but unissued ordinary shares of par value of US$0.0001 each in the capital of the Company be redesignated as 7,000,000 authorized but unissued Class B Ordinary Shares.
e)	the 3,000,000 authorized but unissued preference shares of par value of US$0.0001 each in the capital of the Company be redesignated as 3,000,000 authorized but unissued Class B Ordinary Shares.

Statutory reserves

In accordance with the relevant PRC laws and regulations, the Group’s subsidiaries in the PRC are required to provide for certain statutory reserves, which are appropriated from net profit as reported in accordance with PRC accounting standards. The Group’s subsidiaries in the PRC are required to allocate at least 10% of their after-tax profits to the general reserve until such reserve has reached 50% of their respective registered capital. Appropriations to other types of reserves in accordance with relevant PRC laws and regulations are to be made at the discretion of the board of directors of each of the Group’s subsidiaries in the PRC. The statutory reserves are restricted from being distributed as dividends under PRC laws and regulations.

Note 14 Net Loss Per Share

The following table sets forth the computation of basic and diluted income (loss) per share for the years indicated:

	For the six months ended
	2024	2025	2025
	HK$’000	HK$’000	US$’000
Basic and diluted loss per share
Numerator:
Net loss for the period attributable to the Company’s ordinary shareholders	(1,901)	(3,826)	(487)

Denominator:
Weighted average number of basic and diluted ordinary shares outstanding	11,057,005	11,062,500	11,062,500

Weighted average number of basic and diluted ordinary shares used in calculating loss per share	11,057,005	11,062,500	11,062,500

Basic and diluted net loss per share (cents)	(17.19)	(34.59	(4.40)

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Note 15 Commitments and Contingencies

Lease Commitments

The Company entered into leases for production plant in the PRC, Hong Kong office and director’s quarters. Please refer to Note 7 for details.

Contingencies

There were no contingencies identified for the as at December 31, 2024 and June 30, 2025.

Note 16 Restricted net assets

PRC laws and regulations permit payments of dividends by the Company’s subsidiaries incorporated in the PRC only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. In addition, the Company’s subsidiaries incorporated in the PRC are required to annually appropriate 10% of their net income to the statutory reserve prior to payment of any dividends, unless the reserve has reached 50% of their respective registered capital. Furthermore, registered share capital and capital reserve accounts are also restricted from distribution. As a result of the restrictions described above and elsewhere under PRC laws and regulations, the Company’s subsidiaries incorporated in the PRC are restricted in their ability to transfer a portion of their net assets to the Company in the form of dividends. Except for the above or disclosed elsewhere, there is no other restriction on the use of proceeds generated by the Company’s subsidiaries to satisfy any obligations of the Company.

Note 17 Subsequent Event

The Company evaluated all events and transactions that occurred after June 30, 2025, up through the date that these consolidated financial statements are available to be issued, other than the share capital reorganization as set out in Note 13, there were no other material subsequent events that require disclosure in these consolidated financial statements.

F-33

Up to US$10,000,000 Units, each consisting of one Class A Ordinary Share and one Warrant to purchase two Class A Ordinary Shares
Up to 17,094,017 Class A Ordinary Shares included in the Units

Up to 17,094,017 Warrants to Purchase Up to 34,188,034 Class A Ordinary Shares
Up to 34,188,034 Class A Ordinary Shares Issuable Upon Exercise of the Warrants

FENBO HOLDINGS LIMITED

Prospectus

Placement Agent

                     , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default, or fraud.

Our Memorandum and Articles of Association permits, to the fullest extent permissible under Cayman Islands law, indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of securities purchase agreement to be filed as Exhibit 10.10 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Private Placement

On September 4, 2023, Luxury Max Investments Limited, a principal shareholder of the Company, entered into an Amended and Restated Stock Purchase Agreement pursuant to which it sold an aggregate of 2,000,000 ordinary shares owned by it at a price of US$2.50 per share to the Selling Shareholders for aggregate gross proceeds of US$5,000,000, of which an aggregate of US$539,888 has been paid in cash and with respect to the balance the Selling Shareholders each entered into promissory notes totaling US$4,460,112, which promissory notes were paid in full on or before September 30, 2023. The shares were offered and sold by Luxury Max Investments Limited in reliance upon an exemption from registration pursuant to Section 4(a)(7) and under Section 4(a)(1) of the Securities Act of 1933, as amended.

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-4 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR § 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

7)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

EXHIBIT INDEX

Exhibit No.	Description of document
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant adopted by a Special Resolution passed on September, 29 2025 (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 6-K filed with the SEC on October 15, 2025)
4.1*	Form of Warrant for the Purchase of Class A Ordinary Shares
5.1*	Opinion of Harney Westwood & Riegels regarding the validity of Class A Ordinary Shares being registered
5.2*	Opinion of SH Wong & Co regarding Hong Kong legal matters
5.3*	Opinion of Sundial Law Firm regarding PRC legal matters
5.4*	Opinion of Loeb & Loeb LLP regarding the validity of the Warrants being registered
8.1*	Opinion of Harney Westwood & Riegels regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of SH Wong & Co regarding certain Hong Kong tax matters (included in Exhibit 5.2)
10.1+	Form of Directors’ Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 11, 2023)
10.2+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 11, 2023)
10.3	Bank facility letter dated September 29, 2022 between Fenbo Industries Limited and Bank of China (Hong Kong) (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 11, 2023)
10.4	Lease Agreement for Factory and Dormitory (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 11, 2023)
10.5	Headquarter Purchase Agreement (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 11, 2023)
10.6*	Form of Securities Purchase Agreement
10.7*	Form of Placement Agency Agreement
10.8*	Form of Lock-up Agreement
21.1*	List of Subsidiaries of the Registrant
23.1*	Consent of SR CPA & Co.
24.1*	Power of Attorney (included on signature pages)
99.1*	Consent of Harney Westwood & Riegels (included in Exhibits 5.1 and 8.1)
99.2*	Consent of SH Wong & Co (included in Exhibits 5.2 and 8.2)
99.3*	Consent of Sundial Law Firm (included in Exhibit 5.3)
99.4*	Consent of Loeb & Loeb LLP (included in Exhibit 5.4)
107*	Filing Fee Table

* Filed herewith.

+ Management contract or compensatory plan or arrangement

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 25, 2026.

Fenbo Holdings Limited

By:	/s/ Huang Hongwu
Name:	Huang Hongwu
Title:	Chief Executive Officer and Chairman of the Board of Directors

Powers of Attorney

Each person whose signature appears below constitutes and appoints each of Huang Hongwu as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Huang Hongwu	Chief Executive Officer (Principal Executive Officer), and Chairman of the Board of Directors	March 25, 2026
Name: Huang Hongwu

/s/ Wang Xuefei	Chief Financial Officer and Executive Director (Principal Financial Officer)	March 25, 2026
Name: Wang Xuefei

/s/ Wang Zhiyong	Independent Director	March 25, 2026
Name: Wang Zhiyong

/s/ Wu Qiuxia	Independent Director	March 25, 2026
Name: Wu Qiuxia

/s/ Zhang Peng	Independent Director	March 25, 2026
Name: Zhang Peng

/s/ Dai Lei	Independent Director	March 25, 2026
Name: Dai Lei

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on March 25, 2026.

AUTHORIZED U.S. REPRESENTATIVE

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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